     As filed with the Securities and Exchange Commission on June 15, 2000
                                                      Registration No. 333-36730

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                               ________________


                               AMENDMENT NO. 1 TO
                                    FORM S-3
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                               ________________

                        FIRST SECURITY AUTO OWNER TRUSTS
                       (Issuer with respect to the Notes)

                         FIRST SECURITY BANK,(R) N.A.
                   (Originator of the Trust described herein)

   United States of America                   6025                         87-0131890
(State or other jurisdiction of   (Primary Standard Industrial   (IRS Employer Identification No.)
 incorporation or organization)      Classification Code No.)

                           First Security Bank, N.A.
                             79 South Main Street
                          Salt Lake City, Utah 84111
                                (801) 246-5706

(Address, including zip code, and telephone number, including area code, of the Registrant's principal executive office)

                               ________________

                               Scott C. Ulbrich
                           Executive Vice President
                        First Security Van Kasper, Inc.
                             61 South Main Street
                          Salt Lake City, Utah 84111
                                (801) 246-5706
(Name, address, including zip code, and telephone number, including area code, of agent for service)

                               ________________

                                  Copies to:

           R. Gary Winger                              Kenneth P. Morrison
       Ray, Quinney & Nebeker                           Kirkland & Ellis
79 South Main Street, 400 Deseret Building           200 East Randolph Drive
    Salt Lake City, Utah 84145-0385                  Chicago, Illinois 60601


     Approximate date of commencement of proposed sale to the public: From time to time on or after the effective date of this Registration Statement, as determined by market conditions.

     If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: [_]

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or reinvestment plans, check the following box: [X]

     If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: [_] _____

     If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: [_]

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box: [_]

-----------------------------------------------------------------------------------------------------------------------------------
 Title of Each Class of Securities    Amount to be   Proposed Maximum Offering         Proposed Maximum              Amount of
         to be Registered             Registered         Price Per Unit (1)      Aggregate Offering Price (1)  Registration Fee (2)
-----------------------------------------------------------------------------------------------------------------------------------
Asset Backed Notes                   $2,000,000,000                        100%                $2,000,000,000            $528,000.00
------------------------------------------------------------------------------------------------------------------------------------

(1) $740,019,678.00 aggregate principal amount of Asset Backed Securities regreted by the Registrant under Registration Statement No. 333-70003 referred to below and not previously sold are consolidated in this Registration Statement pursuant to Rule 429. All registration fees in connection with such unsold amount of Asset Backed Securities have previously been paid under Registration Statement No. 333-70003. The total amount registered under this Registration Statement as so consolidated as of the date of this filing is $2,740,019,678.00

(2) Estimated solely for the purposes of calculating the registration fee.

(3) $264.00 previously paid.

    The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

    Pursuant to Rule 429 under the Securities Act of 1933, the prospectus which is part of this Registration Statement is a combined prospectus and includes all of the information currently required in a prospectus relating to the securities covered by Registration Statement No. 333-70003 previously filed by the Registrant.
================================================================================

            Prospectus Supplement to Prospectus dated June 16, 2000
                               $1,510,930,000.00

LOGO

                     First Security Auto Owner Trust 2000-1
                               Asset Backed Notes

                         First Security Bank(R), N.A.
                              Seller and Servicer

YOU SHOULD CONSIDER CAREFULLY THE RISK FACTOR ON PAGE S-8 IN THIS PROSPECTUS SUPPLEMENT AND THE RISK FACTORS BEGINNING ON PAGE 5 IN THE PROSPECTUS.

The notes represent obligations of the trust only and do not represent obligations of or interests in, and are not guaranteed by, First Security Bank(R), N.A. or any of its affiliates.

This prospectus supplement may be used to offer and sell the notes only if accompanied by the prospectus.

THE NOTES

The seller will sell the following notes pursuant to this prospectus supplement:

                                                                            Class A Notes
                                            --------------------------------------------------------------------------
                                                A-1 Notes      A-2 Notes      A-3 Notes      A-4 Notes    Class B Notes

Initial Principal Amount                      $263,000,000   $493,000,000   $358,000,000   $321,300,000    $75,630,000

Interest Rate                                    ____%          ____%          ____%          ____%          ____%

Final Scheduled Distribution Date                 July 16,       May 15,        July 15,     October 17,    December 17,
                                                   2001           2003            2004           2005          2007

Price to Public, plus accrued interest, if any, from June 29, 2000

Underwriting Discount

Proceeds to Seller

    Price to Public, excluding accrued interest, is $_______________. Total underwriting discount is $_____________. Expenses payable by the seller, estimated to be $650,000 have not been deducted from the Proceeds to the Seller. Total proceeds to the seller will be $___________.

 . Principal and interest on all notes will be payable on each monthly distribution date. The first distribution date will be July 17, 2000.

CREDIT ENHANCEMENT

 . The Class B Notes are subordinated to the Class A Notes as described in this prospectus supplement.

 .  Reserve account, with an initial balance of $56,659,908.91.

 .  Yield supplement account, with an initial balance of $_______________.



    NEITHER THE SEC NOR ANY STATE SECURITIES COMMISSION HAS APPROVED THESE
         SECURITIES OR DETERMINED IF THIS PROSPECTUS SUPPLEMENT OR THE
        PROSPECTUS IS TRUTHFUL OR COMPLETE.  ANY REPRESENTATION TO THE
                        CONTRARY IS A CRIMINAL OFFENSE.

                       Underwriters of the Class A Notes
         J.P. Morgan & Co.

         Banc of America Securities LLC
         Credit Suisse First Boston
         First Security Van Kasper
         Lehman Brothers
         Wells Fargo Brokerage Service LLC
                             ____________________

                       Underwriters of the Class B Notes
         J.P. Morgan & Co.          First Security Van Kasper
                             ____________________

                                 June 16, 2000

              Important Notice About Information Presented In This
                    Prospectus Supplement And The Prospectus

     We tell you about the notes in two separate documents that progressively provide more detail-

          (1) the prospectus, which provides general information, some of which may not apply to the notes, and

          (2) this prospectus supplement, which describes the specific terms of your notes.

     If the terms of the notes vary between this prospectus supplement and the prospectus, you should rely on the information in this prospectus supplement.

     You should rely only on the information provided in this prospectus supplement and the prospectus, including the information incorporated by reference. We have not authorized anyone to provide you with other or different information. We are not offering the notes in any jurisdiction where the offer is not permitted. We do not claim the accuracy of the information in this prospectus supplement or the prospectus as of any date other than the dates stated on their respective covers.

     We include cross-references in this prospectus supplement and in the prospectus to captions in these materials where you can find further related discussions. The following Table of Contents and the Table of Contents included in the prospectus provide the pages on which these captions are located.

     You can find definitions of capitalized terms used in this prospectus supplement under the caption "Glossary" beginning on page S-8 in this prospectus supplement and under the caption "Glossary of Terms" which appears at the end of the prospectus.


                            _______________________

                               TABLE OF CONTENTS


SUMMARY OF TERMS....................................................    i
       THE PARTIES..................................................  S-1
       THE SECURITIES...............................................  S-1
       CREDIT ENHANCEMENT...........................................  S-4
       TRUST PROPERTY...............................................  S-5
       THE RECEIVABLES..............................................  S-6
       COLLECTION ACCOUNT; PRIORITY OF DISTRIBUTIONS................  S-6
       TAX STATUS...................................................  S-6
       ERISA CONSIDERATIONS.........................................  S-7
       LEGAL INVESTMENT.............................................  S-7

RISK FACTORS........................................................  S-8

THE TRUST...........................................................  S-9
       Capitalization of the Trust..................................  S-9
       The Owner Trustee............................................ S-10

DELINQUENCY AND LOSS
       EXPERIENCE OF SELLER......................................... S-10
       Delinquency Experience....................................... S-10
       Credit Loss/Repossession Experience.......................... S-11

THE RECEIVABLES POOL................................................ S-11
       The Receivables.............................................. S-11
       Certain Characteristics...................................... S-12
       Composition of the Receivables............................... S-13
       Distribution by Contract Rate of the Receivables............. S-13
       Distribution by Remaining Term of Receivables................ S-14
       Geographic Distribution of the Receivables................... S-15
       Payments on the Receivables.................................. S-15
       Weighted Average Life of the Notes........................... S-16

THE NOTES........................................................... S-20
       General...................................................... S-20
       Payments of Interest......................................... S-20
       Payments of Principal........................................ S-21
       Monthly Dates................................................ S-22
       Redemption................................................... S-22
       Parity and Priority of Notes................................. S-23
       Voting Rights................................................ S-23
       Delivery of Notes............................................ S-23

THE TRANSFER AND SERVICING AGREEMENTS............................... S-24
       Distributions................................................ S-24
       Servicing Compensation....................................... S-26
       Advances..................................................... S-26
       Yield Supplement Account and Yield Supplement Agreement...... S-26
       Reserve Account.............................................. S-27

MATERIAL FEDERAL INCOME TAX CONSEQUENCES............................ S-27
       Characterization as Debt..................................... S-28
       Characterization of the Trust................................ S-28
       Interest Income to Noteholders............................... S-28
       Original Issue Discount...................................... S-28
       Disposition of Notes......................................... S-29
       Information Reporting and Backup Withholding................. S-29
       Tax Consequences to Foreign Noteholders...................... S-30

STATE AND LOCAL TAX CONSEQUENCES.................................... S-31

ERISA CONSIDERATIONS................................................ S-31

UNDERWRITING........................................................ S-31

LEGAL OPINIONS...................................................... S-33

GLOSSARY............................................................ S-34

                                SUMMARY OF TERMS

 .    This summary highlights selected information from this document and does not contain all of the information that you need to consider in making your investment decision. To understand all of the material terms of our offering of the notes, you should read carefully this entire document and the prospectus, including the information under "Risk Factors" in both as well.

 .    This summary provides an overview of certain calculations, cash flows and other information to aid your understanding and is qualified by the full description of these calculations, cash flows and other information in this prospectus supplement and the prospectus.

THE PARTIES

Issuer

  First Security Auto Owner Trust 2000-1, a Delaware business trust.

Seller and Servicer

  First Security Bank(R), N.A.

Indenture Trustee

  Chase Manhattan Bank will be the Indenture Trustee.

Owner Trustee

  Wilmington Trust Company will be the Owner Trustee.

THE SECURITIES

The Notes

  The trust will issue the following notes:


  . Class A-1 ____% asset backed notes in the aggregate principal amount of $263,000,000.00;

  . Class A-2 ____% asset backed notes in the aggregate principal amount of $493,000,000.00;

  . Class A-3 ____% asset backed notes in the aggregate principal amount of $358,000,000.00; and

  . Class A-4 ____% asset backed notes in the aggregate principal amount of $321,300,000.00.

  . Class B ____% asset backed notes in the aggregate principal amount of $75,630,904.18, of which $75,630,000.00 will be offered by this prospectus supplement.

  The seller will retain a Class B Note in the aggregate principal amount of $904.18, which is not offered by this prospectus supplement.

  The notes will have the benefit of the credit enhancements described below.

Ratings of the Notes

  We will issue the notes only if-

  (1) the Class A-1 Notes are rated in the highest short-term rating category by at least two nationally recognized statistical rating agencies,

  (2) the Class A-2 Notes, the Class A-3 Notes and the Class A-4 Notes are rated in the highest long-term rating category by at least two nationally recognized statistical rating agencies and

  (3) the Class B Notes are rated at least investment grade by at least two nationally recognized statistical rating agencies.

  After the notes are issued, any ratings may be lowered or withdrawn by the applicable rating agencies.

Closing Date

  The purchase of the receivables and the issuance of the notes will take place on June 29, 2000.

Distribution Dates

  The 15/th/ day of each calendar month, or the next business day if the 15/th/ is not a business day, beginning with July 17, 2000.

Interest Payments

  The interest rate for each class of notes is the fixed rate as specified on the cover page of this prospectus supplement. Interest will be payable on all notes on each distribution date.

  Interest on the Class A-1 Notes will be calculated on the basis of the actual number of days elapsed from the last distribution date and a 360-day year. Interest on the Class A-2 Notes, the Class A-3 Notes, the Class A-4 Notes and the Class B Notes will be calculated on the basis of a 360-day year of twelve 30-day months.

  Payments of interest on the Class B Notes are subordinated to interest payments on the Class A Notes as follows:

  . On any distribution date, interest on the Class B Notes will not be paid until all accrued and unpaid interest on the Class A Notes has been paid in full.

  . After an acceleration of the notes following an event of default or if any notes remain outstanding on or after the applicable final scheduled distribution date, no interest or principal will be paid on the Class B Notes until all principal and interest on the Class A Notes has been paid in full.

Principal Payments

  Principal on the notes will be payable on each distribution date in an aggregate amount based on the amount of principal collected on the receivables during the related collection period. Except as provided below, these payments will be made-

  . first, 100% to the Class A Notes sequentially, so that no principal will be paid on any class of Class A Notes until each class of Class A Notes with a lower numerical designation has been paid in full (e.g., no principal will be paid on the Class A-2 Notes until the Class A-1 Notes have been paid in full and no principal will be paid on the Class A-3 Notes until the Class A-1 Notes and the Class A-2 Notes have been paid in full) until all of the Class A Notes have been paid in full;

  .  second, 100% to the Class B Notes until paid in full.

  After an acceleration of the notes following an event of default or if any notes remain outstanding on or after the applicable final scheduled distribution date, then principal payments will be made as follows:

  .    first, to the Class A-1 Notes until paid in full;

  . second, to the Class A-2 Notes, the Class A-3 Notes and the Class A-4 Notes ratably according to the amount due and payable on each class until all of the Class A-2 Notes, the Class A-3 Notes and the Class A-4 Notes have been paid in full; and

  . third, to the Class B Noteholders until the Class B Notes have been paid in full.

  . After an acceleration of the notes following an event of default or if any notes remain outstanding following the applicable final scheduled distribution date, any amounts otherwise payable as interest on the Class B Notes will be available to make payments of principal on the Class A Notes.

Final Scheduled Distribution Dates

  The outstanding principal amount, if any, of each class of notes will be payable in full on the final scheduled distribution date set forth below.

  If any class of notes is not repaid in full on or prior to that class's final scheduled distribution date, an event of default will occur. If an event of default occurs, no interest or principal will be paid on the Class B Notes until all interest and principal has been paid on the Class A Notes.

  Notes                Final scheduled distribution date
  -----                ---------------------------------

  Class A-1            July 2001 distribution date

  Class A-2            May 2003 distribution date

  Class A-3            July 2004 distribution date

  Class A-4            October 17, 2005 distribution date

  Class B              December 2007 distribution date

Redemption

  The Class A-4 Notes and the Class B Notes will be redeemed in whole on any distribution date if the servicer exercises its option to purchase from the trust the receivables and other trust property. The servicer may exercise this option only if-

  . the aggregate receivables balance declines to 10% or less of the aggregate starting receivables balance;

  . the aggregate of the repurchase amount of the receivables, other than Liquidating Receivables, is greater than or equal to the sum of the outstanding principal balance of all notes, plus accrued and unpaid interest on the notes; and

  . the Class A-1 Notes, the Class A-2 Notes and the Class A-3 Notes have been paid in full.

The redemption price will be equal to the unpaid principal amount of such Class A-4 Notes and Class B Notes, plus accrued and unpaid interest on those notes.

Voting Rights

  If the prospectus specifies certain circumstances under which a specified percentage in principal amount of the outstanding notes must consent, approve, direct or request an action, that action shall be valid only if that specified percentage in principal amount of all the outstanding Class A Notes or, in the event no Class A Notes are outstanding, all outstanding Class B Notes, voting together as a single class have voted to give that consent, approval, direction, request or notice, or take that action.

  Any notes held by the seller will not be deemed to be outstanding and shall be disregarded when a vote is taken.

CREDIT ENHANCEMENT

Subordination

The Class B Notes are subordinated to the Class A Notes. This provides additional credit enhancement for the Class A Notes.

  No interest will be paid on the Class B Notes on any distribution date until all accrued and unpaid interest on the Class A Notes has been paid in full.

  No principal will be paid on the Class B Notes on any distribution date until all principal owed on all Class A Notes has been paid in full.

  After an acceleration of the notes following an event of default or if any of the notes remain outstanding on and after the applicable final scheduled distribution date-

  . no principal or interest will be paid on the Class B Notes until all principal and interest owed on the Class A Notes has been paid in full; and

  . amounts otherwise payable as interest and principal on the Class B Notes will be available to make payments of principal on the Class A Notes.

Reserve Account

  Funds on deposit in the reserve account will be available on each distribution date to cover shortfalls in distributions of interest and principal on the notes due to delinquencies and defaults on the receivables. Amounts in the reserve account will also be available to pay servicing fees and to make principal payments on the final scheduled distribution date for each class of notes.

  The reserve account will be funded as follows-

  . On the closing date, the seller will deposit the reserve account initial deposit of $56,659,908.91 into the reserve account.

  . On each distribution date, any collections on the receivables remaining after providing for all required payments to holders of the notes, the payment of the total servicing fee and reimbursement of outstanding advances will be deposited in the reserve account.

  On each distribution date, any amount in the reserve account in excess of the specified reserve account balance will be paid to the certificateholders. The seller will be the initial certificateholder. The noteholders will have no further rights to any amounts paid to the certificateholders from the reserve account.

  The specified reserve account balance for any distribution date will equal 5.25% of the aggregate receivables balance as of the last day of the related collection period. However, the specified reserve account balance will be calculated as 9.0% of the aggregate receivables balance for any distribution date, beginning on the October, 2000 distribution date, on which the average net loss ratio exceeds 1.50% or the average delinquency ratio exceeds 1.25%.

  In no event will the specified reserve account balance be less than the lesser of:

  (1) $30,218,618.08  and

  (2) the aggregate outstanding principal amount of the notes. We may change this definition without your consent so long as the change does not cause the ratings of the notes to be reduced or withdrawn.

Yield Supplement Account

  Funds on deposit in the yield supplement account will be available to supplement the interest collections on some receivables. On each distribution date, funds on deposit in the yield supplement account will be used to cover, for each receivable, the excess, if any, of:

  (1) one month's interest that would accrue on the receivable balance at a rate equal to (a) the weighted average interest rate of the notes plus (b) the servicing fee rate of 1%; over

  (2) one month's interest that accrued on that receivable at the contract rate of that receivable.

  On the closing date, the Seller will deposit $_______ in cash into the yield supplement account. That amount is the total amount estimated to be required to be withdrawn from the yield supplement account on all distribution dates. Neither the seller nor the servicer will make any other deposits to the yield supplement account on or after the closing date.

TRUST PROPERTY

  The primary assets of the trust will be the receivables. The receivables in the trust will be sold by the seller to the trust. The trust property will also include:

  .  All monies due or received under the receivables after the cutoff date;

  . A security or ownership interest in the new and used automobiles and light trucks financed by the receivables;

  . Any proceeds from claims on insurance policies for the financed vehicles or from obligors under the receivables;

  . Amounts on deposit in the trust accounts, including the reserve account and the yield supplement account;

  . Specified rights of the seller relating to receivables from agreements between the seller and the dealers that sold the financed vehicles and related documents; and

  . All rights of the trust under the sale and servicing agreement and any credit enhancement.

  The trust will assign the trust property to the Indenture Trustee for the benefit of the noteholders, to the extent provided in the indenture and the remainder of the trust property to the certificateholders.

THE RECEIVABLES

  On the closing date, the trust will acquire receivables with an Aggregate Starting Receivables Balance of $1,510,930,904.18 as of the cutoff date. As of the cutoff date-

  . the weighted average contract rate of the receivables is approximately 10.216%;

  . the weighted average remaining term-which is the period from but excluding the cutoff date to and including each receivable's maturity date-of the receivables is approximately 58.42 months; and

  .  the weighted average original term of the receivables is approximately
     65.09 months.

  Each receivable has a scheduled maturity prior to the date that is six months prior to the final scheduled distribution date for the Class B Notes.

COLLECTION ACCOUNT; PRIORITY OF DISTRIBUTIONS

  On each distribution date, funds on deposit in the collection account relating to payments received on the receivables for the prior collection period will be applied to the following in the priority indicated but subject to the subordination provisions described above-

  (1) reimbursement of outstanding advances;

  (2) the total servicing fee;

  (3) accrued and unpaid interest on the Class A Notes;

  (4) accrued and unpaid interest on the Class B Notes;

  (5) principal on the notes; and

  (6) the remainder, if any, to be deposited in the reserve account.

  Funds on deposit in the reserve account and the yield supplement account will also be available as described in this prospectus supplement.

TAX STATUS

  As described below under "Material Federal Income Tax Consequences," Kirkland & Ellis, special federal tax counsel to the seller, will give an opinion that for federal income tax purposes-

  .  the notes will be characterized as debt and

  . the trust will not be characterized as an association or publicly traded partnership taxable as a corporation.

  See "Material Federal Income Tax Consequences" in this prospectus supplement for additional information concerning the application of federal tax laws to the trust and the notes. See also "State and Local Tax Consequences."

ERISA CONSIDERATIONS

  Subject to the considerations discussed under "ERISA Considerations," the notes are eligible for purchase by employee benefit plans. See "ERISA Considerations" in this prospectus supplement and "ERISA Considerations" in the prospectus.

LEGAL INVESTMENT

  The Class A-1 Notes will be eligible securities for purchase by money market funds under paragraph (a)(9) of Rule 2a-7 under the Investment Company Act of 1940, as amended.

                                  RISK FACTORS


  In addition to the other information contained in this prospectus supplement, you should consider the following risk factor and the risk factors in the prospectus in deciding whether to purchase the notes.


Lack of Geographic         Economic conditions in states where obligors reside may affect the
Diversification of         delinquency, loan loss and repossession experience of the trust for
Obligors Could Affect      the receivables. As of the cutoff date, the mailing addresses of
the Performance of the     obligors with respect to 24.57%, 15.89%, 15.84%  and 13.83% by
Receivables                aggregate receivables balance of the receivables were located in
                           Washington, Utah, California and Idaho, respectively. Adverse economic conditions in Washington, Utah, California and Idaho, or that area of the country generally, may have a disproportionate impact on the performance of the receivables. Economic factors such as unemployment, interest rates, the rate of inflation and consumer perceptions may affect the rate of prepayment and defaults on the receivables and could reduce or delay payments to you. See "The
                           Receivables Pool--Certain Geographic Distribution of the
                           Receivables."

                                   THE TRUST

     The Issuer, First Security Auto Owner Trust 2000-1, is a business trust formed under the laws of the State of Delaware pursuant to a trust agreement dated as of the closing date between the seller and the Owner Trustee. The Owner Trustee acts under the trust agreement solely as trustee of the trust and not in its individual capacity. After its formation, the trust will not engage in any activities other than-

     (1) acquiring, holding and managing the receivables and the other assets of the trust and proceeds from those assets,

     (2)  issuing the notes,

     (3)  making payments on the notes, and

     (4) engaging in other activities that are necessary, suitable, desirable or convenient to accomplish the above activities or are incidental to or connected with the above activities.

     The trust will deliver the securities to the seller in exchange for the receivables and other assets pursuant to the sale and servicing agreement. The trust's principal offices are in Wilmington, Delaware, in care of Wilmington Trust Company, as Owner Trustee, at the address listed in "--The Owner Trustee" below.

Capitalization of the Trust

     The following table illustrates the capitalization of the trust as of the cutoff date as if the issuance and sale of the notes offered by this prospectus supplement or retained by the seller had taken place on that date:


     Class A-1___% Asset Backed Notes........................  $  263,000,000.00

     Class A-2___%Asset Backed Notes.........................  $  493,000,000.00

     Class A-3___% Asset Backed Notes........................  $  358,000,000.00

     Class A-4___% Asset Backed Notes........................  $  321,300,000.00

     Class B____% Asset Backed Notes.........................  $   75,630,904.18

            Total............................................  $1,510,930,904.18
                                                               =================

     The trust will also issue certificates. The certificates represent the equity of the trust and will be issued pursuant to the trust agreement. A Class B Note in the aggregate principal amount of $904.18 and the certificates will initially be held by the seller and/or one or more of its affiliates and are not offered by this prospectus supplement.

The Owner Trustee

     Wilmington Trust Company is the Owner Trustee under the trust agreement. Wilmington Trust Company is a Delaware banking corporation and its principal offices are located at Rodney Square North, 1100 North Market Street, Wilmington, Delaware 19890.

                   DELINQUENCY AND LOSS EXPERIENCE OF SELLER

     The tables set forth below indicate the delinquency and credit loss/repossession experience for each of the last five calendar years of the Bank's entire portfolio of motor vehicle loans, including motor vehicle loans that it previously sold but continues to service. The tables include both motor vehicle loans originated directly by the Bank and through dealers in a relative proportion substantially similar to the motor vehicle loans to be transferred to the trust.

     Fluctuations in delinquencies, repossessions and charge-offs generally follow trends in the overall economic environment and may be affected by such factors as:

          .   increased competition for obligors,

          .   rising consumer debt burden per household,

          . the supply and demand for automobiles, light trucks and sport utility vehicles, and

          .   increases in personal bankruptcies.

     We cannot assure that the delinquency and loss experience for the motor vehicle loans as a whole or those transferred to the trust will be similar to the historical experience described below.

Delinquency Experience


                                                     As of March 31,
                             --------------------------------------------------------------------------------------------------
                                          2000                          1999                          1999
                             --------------------------------------------------------------------------------------------------
                                    Number                        Number                        Number
                                        of                            of                            of
                                     Loans           Amount        Loans           Amount        Loans           Amount
                             --------------------------------------------------------------------------------------------------
                                                                                                         (Dollars in Thousands)
Portfolio at Period End......      363,431       $4,411,195      326,740       $3,872,070      358,395       $4,370,722
Delinquency(1)
 30-59 Days..................        4,460       $   49,721        4,278       $   46,686        6,252       $   67,455
 60-89 Days..................        1,582       $   17,734        1,485       $   16,840        2,627       $   28,783
 90 Days or More.............          845       $    9,265          776       $    8,481        1,337       $   15,356
Total Delinquencies..........        6,887       $   76,719        6,539       $   72,007       10,216       $  111,595
Total Delinquencies
as Percentage of the
Portfolio....................         1.89%            1.74%        2.00%            1.86%        2.85%            2.55%
----------------------------------------------------------------------------------------------------------------------------


                                                              As of December 31,
                                 -------------------------------------------------------------------------------
                                                     1998                           1997                    1996
                                 -------------------------------------------------------------------------------
                                  Number                         Number                     Number
                                      of                             of                         of
                                   Loans           Amount         Loans           Amount     Loans        Amount
                                 -------------------------------------------------------------------------------

Portfolio at Period End......    303,595       $3,495,181       242,396       $2,557,565   200,922    $1,979,782
Delinquency(1)
 30-59 Days..................      5,002       $   53,150         3,557       $   35,995     3,380    $   31,646
 60-89 Days..................      1,726       $   18,839           765       $    8,035     1,209    $   11,330
 90 Days or More.............        792       $    8,891           444       $    4,694       600    $    5,947
Total Delinquencies..........      7,520       $   80,880         4,766       $   48,724     5,189    $   48,923
Total Delinquencies
as Percentage of the
Portfolio....................       2.48%            2.31%         1.97%            1.91%     2.58%         2.47%
-----------------------------------------------------------------------------------------
(1) The period of delinquency is based on the number of days payments are contractually past due for all motor vehicle loans other than motor vehicle loans previously charged off.

        Credit Loss/Repossession Experience


                                                    Three Months Ended
                                                        March 31,                               Year Ended December 31,
                                              -------------------------------------------------------------------------
                                                       2000          1999          1999          1998          1997
                                              -------------------------------------------------------------------------
                                                                                    (Dollars in Thousands)
Portfolio Balance at Period...................   $4,411,195    $3,872,070    $4,370,722    $3,495,181      $2,557,565
Average Portfolio Balance during the Period...   $4,397,646    $3,713,832    $4,051,580    $3,020,363      $2,270,731
Average Number of Loans Outstanding
    during the Period.........................   $  361,782    $  317,204    $  337,782    $  273,261      $  222,092
Number of Repossessions during the Period.....   $    2,618    $    2,068    $    8,333    $    6,207      $    4,967
Number of Repossession as percentage of
 Average......................................
   Number of Loans Outstanding(4).............         2.89%         2.61%         2.47%         2.27%           2.24%
Gross Charge-offs(1)..........................   $   25,282    $   19,574    $   69,930    $   53,485      $   39,184
Recoveries on Loans Previously Charged Off(2).   $   10,961    $    8,851    $   33,614    $   19,882      $   16,901
Net Charge-offs(3)............................   $   14,321    $   10,723    $   36,316    $   33,604      $   22,283
Net Charge-offs as a Percentage of Portfolio
    Balance at Period End(4)..................         1.30%         1.11%         0.83%         0.96%           0.87%
Net Charge-offs as a Percentage of Average
    Balance During Period (4).................         1.30%         1.15%         0.90%         1.11%           0.98%


                                                    Year Ended December 31,
                                              -----------------------------
                                                         1996          1995
                                              -----------------------------

Portfolio Balance at Period...................     $1,979,782    $1,824,411
Average Portfolio Balance during the Period...     $1,883,171    $1,850,693
Average Number of Loans Outstanding
    during the Period.........................     $  195,749    $  195,834
Number of Repossessions during the Period.....     $    4,198    $    4,153
Number of Repossession as percentage of
 Average......................................
   Number of Loans Outstanding(4).............           2.14%         2.12%
Gross Charge-offs(1)..........................     $   29,488    $   25,644
Recoveries on Loans Previously Charged Off(2).     $   11,849    $   11,321
Net Charge-offs(3)............................     $   17,639    $   14,323
Net Charge-offs as a Percentage of Portfolio
    Balance at Period End(4)..................           0.89%         0.79%
Net Charge-offs as a Percentage of Average
    Balance During Period (4).................           0.94%         0.77%

________________________________________________________________
(1)  Gross Charge-offs are generally stated net of liquidation proceeds.
(2) Recoveries on Loans Previously Charged Off generally include amounts received with respect to loans previously charged off, other than liquidation
proceeds, net of collection  expenses.   A portion of recoveries has resulted
from certain collection and recovery efforts used by the Bank with respect to defaulted receivables acquired by the Bank from other institutions as a result of mergers. These defaulted receivables are not being transferred to the Trust and the reported recoveries may not be indicative of future results.
(3) Net Charge-offs equal Gross Charge-offs minus Recoveries on Loans Previously Charged Off.
(4) Annualized.

          Total delinquency over 30 days increased to 2.85% at year-end 1999. This was an increase of 0.37% over year-end 1998 at which time conversion to a new collection system occurred. The cause of the increase in delinquency at year-end 1999 was a result of staffing shortages that occurred in the collection center, a tightening of extension policies, and experiences in computer downtime. The increased delinquency at year-end resulted in above normal losses in January and February 2000. Corrective action and intensified recovery efforts resulted in normalized loss and delinquency performance by March 2000. Delinquency of 1.89% for March 2000 compares favorably with March 1999 at 2.00%.


                              THE RECEIVABLES POOL

The Receivables

     Approximately 95.89% of the Aggregate Starting Receivables Balance of motor vehicle loans were originated by the seller through dealers in the ordinary course of the seller's business and in accordance with seller's underwriting standards. The remainder of the motor vehicle loans were made directly by the seller to the obligors in accordance with the seller's underwriting standards.

     The seller will warrant in the sale and servicing agreement that all the receivables have the following individual characteristics, among others-

     (1) the obligation of the obligor under each receivable is secured by a security interest in either a new or used automobile or light truck;

     (2) each receivable has a Contract Rate of at least 6.0% and less than or equal to 30.0%

     (3) each receivable had a remaining maturity, as of the cutoff date, of not less than 6 months and not more than 84 months;

     (4) each receivable had a remaining principal balance of not less than $100 and not more than $85,000 as of the cutoff date;

     (5)   no receivable was more than 29 days past due as of the cutoff date;

     (6)   no financed vehicle had been repossessed as of the cutoff date;

     (7) each receivable is a Simple Interest Receivable, as that term is described below;

     (8) any dealer of the financed vehicle does not have a participation in, or other right to receive, any proceeds of the receivable; and

     (9)   each receivable was originated on or after March 18, 1994.

     The seller did not use any procedures adverse to noteholders in selecting the receivables to be transferred to the trust on the closing date. The prospectus describes all terms of the retail motor vehicle installment sale contracts and installment loans constituting the receivables which are material to the noteholders.

Certain Characteristics

     As of the cutoff date, approximately 37.33% of the Aggregate Receivables Balance was attributable to loans for purchases of new financed vehicles and approximately 62.67% of the Aggregate Receivables Balance was attributable to loans for purchases of used financed vehicles.

     The composition, distribution by Contract Rate and distribution by remaining term of the receivables as of the cutoff date are described in the following tables. Due to rounding, the percentages shown in these tables may not add to 100.00%.

Composition of the Receivables

  Weighted
  Average          Aggregate                                                          Weighted
  Contract         Starting         Number of         Average         Weighted        Average
  Rate of         Receivables      Receivables      Receivable         Average        Remaining
 Receivables        Balance          in Pool          Balance       Original Term       Term
-------------     ------------     ------------     -----------     -------------     ----------
   10.216%     $1,510,930,904.18         102,344       $14,763.26    65.09 mos.        58.42 mos.

Distribution by Contract Rate of the Receivables

                                                                               Percentage of
                                      Number of                              Aggregate Starting
       Contract Rate Range           Receivables     Receivables Balance    Receivables Balance
       -------------------           -----------     -------------------    -------------------
          6.000- 6.999%............       5,012           74,678,989.76             4.94%

          7.000- 7.999%............      11,925          193,897,548.91            12.83

          8.000- 8.999 ............      16,802          280,074,497.13            18.54

          9.000- 9.999 ............      19,922          315,383,354.95            20.87

         10.000-10.999 ............      13,988          206,527,814.57            13.67

         11.000-11.999 ............       9,659          138,598,503.96             9.17

         12.000-12.999 ............       9,415          124,908,017.42             8.27

         13.000-13.999 ............       5,322           68,998,404.59             4.57

         14.000-14.999 ............       3,777           43,912,580.65             2.91

         15.000-15.999 ............       2,595           28,469,448.95             1.88

         16.000-16.999 ............       1,537           15,782,204.73             1.04

         17.000-17.999 ............         737            7,495,663.44             0.50

         18.000-18.999 ............         893            6,955,923.52             0.46

         19.000-19.999 ............         261            1,972,156.29             0.13

         20.000-20.999 ............         166            1,288,298.99             0.09

         21.000-21.999 ............         215            1,398,459.90             0.09

         22.000-22.999 ............          29              170,732.47             0.01

         23.000-23.999 ............          17               86,093.08             0.01

         24.000-24.999 ............          39              202,452.36             0.01

         25.000-25.999 ............          20               72,377.63             0.00

         26.000-26.999 ............           4                7,632.22             0.00

         27.000-27.999 ............           3               22,653.13             0.00

         28.000-28.999 ............           2                8,374.48             0.00

         29.000-29.999 ............           3               17,205.26             0.00

         30.000-39.000 ............           1                1,515.79             0.00
                                     -----------     -------------------    -------------------
             Total ................     102,344       $1,510,930,904.18           100.00%
                                     ===========     ===================    ===================

Distribution by Remaining Term of Receivables

                                                                          Percentage of Aggregate
                                     Number of                                   Starting
    Remaining Term (Months)         Receivables    Receivables Balance      Receivables Balance
    -----------------------         -----------    -------------------      -------------------
     1-12  .......................     1,174         $    3,082,171.31              0.20%

    13-24  .......................     3,724             18,286,670.54              1.21

    25-36  .......................     6,734             47,273,753.79              3.13

    37-48  .......................    15,128            160,442,723.09             10.62

    49-60  .......................    37,841            549,437,214.24             36.36

    61-66  .......................    20,561            378,910,849.62             25.08

    67-72  .......................    17,094            350,880,651.52             23.23

    73-78  .......................        59              1,700,480.44              0.12

    79-84  .......................        29                916,389.63              0.06
                                    ---------      -------------------         --------------
       Total .....................   102,344         $1,510,930,904.18            100.00%
                                    =========      ===================         ==============

Geographic Distribution of the Receivables

          The following table sets forth the percentage of the Aggregate Starting Receivables Balance of the receivables in the states with the largest concentration of receivables. No other state accounts for more than 1.0% of the Aggregate Starting Receivables Balance of the receivables.

                                                  Percentage of Aggregate
         State                                  Starting Receivables Balance
         -----                                  ----------------------------
         Washington......................                 24.57%

         Utah............................                 15.89%

         California......................                 15.84%

         Idaho...........................                 13.83%

         Oregon..........................                  6.67%

         Nevada..........................                  6.32%

         Colorado........................                  3.78%

         Oklahoma........................                  2.89%

         Montana.........................                  2.66%

         Wyoming.........................                  2.52%

         South Dakota....................                  1.73%

Payments on the Receivables

          All receivables are Simple Interest Receivables. A Simple Interest Receivable provides for the amortization of the amount financed under the receivable over a series of fixed level months payments, except that the last payment may be different. However, each monthly payment consists of an installment of interest which is calculated on the basis of the Receivable Balance multiplied by the stated Contract Rate and further multiplied by the period elapsed-as a fraction of a calendar year-since the preceding payment of interest was made.

          As payments are received under a Simple Interest Receivable the amount received is applied first to interest accrued and unpaid to the date of payment and the balance is applied to reduce the unpaid Receivable Balance of the receivables. Accordingly, if an obligor pays a fixed monthly installment before its scheduled due date, the portion of the payment allocable to interest for the period since the preceding payment was made will be less than it would have been had the payment been made as scheduled. The portion of the payment applied to reduce the unpaid principal balance will be correspondingly greater, which has the effect of a prepayment.

          Conversely, if an obligor pays a fixed monthly installment after its scheduled due date, the portion of the payment allocable to interest for the period since the preceding payment was made will be greater than it would have been had the payment been made as scheduled. The portion of the payment applied to reduce the unpaid principal balance will be correspondingly less. In either case, the obligor pays a fixed monthly installment until the final scheduled payment date, at which time the amount of the final installment is increased or decreased as necessary to repay the Receivable Balance as of that date.

     The receivables are prepayable at any time. Prepayments may also result from-

         .  liquidations due to default,
         . the receipt of monthly installments earlier than the scheduled due dates for those installments,
         . the receipt of proceedings from credit life, disability, theft or physical damage, insurance,
         . repurchases by the seller as a result of certain uncured breaches of the warranties made by it in the sale and servicing agreement,
         .  purchases by the servicer as a result of certain uncured breaches of the covenants made by it in the sale and servicing agreement, or
         .  the servicer exercising its option to purchase all of the remaining receivables.

     A variety of economic, social, and other factors may influence prepayments on the receivables. These factors include decreases in interest rates and the fact that an obligor may sell or transfer the financed vehicle securing a receivable without the seller's consent.

Weighted Average Life of the Notes

     Prepayments on automotive receivables can be measured relative to a prepayment standard or model. The Model used in this prospectus supplement is based on an ABS each month relative to the original number of receivables in a pool of receivables. The Model further assumes that all the receivables are the same size and amortize at the same rate and that each receivable in each month of its life will either be paid as scheduled or be prepaid in full. For example, in a pool of receivables originally containing 10,000 receivables, a 1% ABS rate means that 100 receivables prepay each month. ABS does not purport to be an historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any pool of receivables, including the receivables.

     The rate of payment of principal of each class of notes will depend on the rate of payment, including prepayments, of the principal balance of the receivables. Therefore, the final payment for any class of notes could occur significantly earlier than the respective final scheduled distribution dates. The noteholders will bear exclusively any reinvestment risk associated with early payment of the notes.

     The table on the following pages captioned "Percent of Initial Principal Balance at Various ABS Percentages" is the ABS Table. The ABS Table has been prepared on the basis of the characteristics of the receivables, as described below. The ABS Table assumes that-

         . the receivables prepay in full at the specified constant percentage of ABS monthly, with no defaults, losses or repurchases,

         . each scheduled monthly payment on the receivables is made on the last day of each month and each month has 30 days,

         . distributions on the notes are made on each distribution date, and each of those dates is assumed to be the fifteenth day of each applicable month, and

         . the servicer does not exercise its option to purchase the receivables.

     The pool has an assumed cutoff date of May 23, 2000. The ABS Table indicates the projected weighted average life of each class of notes and sets forth the percent of the initial principal balance of each class of the notes that is projected to be outstanding after payments are made on each of the distribution dates shown at various constant ABS percentages. The ABS Table also indicates the month in which the servicer can exercise its option to purchase the receivables and the associated projected weighted average life.

     The ABS Table also assumes that the receivables have been aggregated into a hypothetical pool, with all of the receivables within the pool having the following characteristics and that the level scheduled monthly payment - which is based on its Aggregate Receivables Balance, APR, original term to maturity and remaining term to maturity as of the cutoff date - will be such that the pool will be fully amortized by the end of its remaining term to maturity.

         Aggregate                          Original Term to        Remaining Term
    Receivables Balance          APR         Maturity (mos.)      to Maturity (mos.)
      $   316,978.72           12.942%             11                      9
        5,947,186.83           12.161              23                     18
       35,303,343.49           11.072              35                     29
       92,345,567.82           10.990              47                     41
      463,046,746.30           10.026              60                     53
      124,675,626.00           10.532              65                     58
      716,390,340.73           10.124              72                     65
       66,484,947.51           10.260              73                     67
        6,420,166.78            9.747              84                     70

     The actual characteristics and performance of the receivables will differ from the assumptions used in constructing the ABS Table. The assumptions used are hypothetical and have been provided only to give a general sense of how the principal cash flows might behave under varying prepayment scenarios. For example, it is very unlikely that the receivables will prepay at a constant level of ABS until maturity or that all of the receivables will prepay at the same level of ABS. Moreover, the diverse terms of receivables within the hypothetical pool could produce slower or faster principal distributions than indicated in the ABS Table at the various constant percentages of ABS specified, even if the original and remaining terms to maturity of the receivables are as assumed. Any difference between these assumptions and the actual characteristics and performance of the receivables, or actual prepayment experience, will affect the percentages of initial amounts outstanding over time and the weighted average lives of each class of the notes.

                                                 PERCENT OF INITIAL PRINCIPAL BALANCE AT VARIOUS
                                                                  Class A Notes
                    ---------------------------------------------------------------------------------------------------------
                             Class A-1 Notes                     Class A-2 Notes                     Class A-3 Notes
                    ---------------------------------------------------------------------------------------------------------
                     0.5%     1.2%     1.5%     1.8%     0.5%     1.2%     1.5%     1.8%    0.5%      1.2%     1.5%     1.8%
                    ---------------------------------------------------------------------------------------------------------
Closing Date .....  100.00   100.00   100.00   100.00   100.00   100.00   100.00   100.00   100.00   100.00   100.00   100.00
7/15/2000    .....   89.07    84.59    82.52    80.36   100.00   100.00   100.00   100.00   100.00   100.00   100.00   100.00
8/15/2000    .....   78.15    69.32    65.25    60.98   100.00   100.00   100.00   100.00   100.00   100.00   100.00   100.00
9/15/2000    .....   67.25    54.20    48.18    41.87   100.00   100.00   100.00   100.00   100.00   100.00   100.00   100.00
10/15/2000   .....   56.36    39.22    31.31    23.02   100.00   100.00   100.00   100.00   100.00   100.00   100.00   100.00
11/15/2000   .....   45.49    24.40    14.66     4.45   100.00   100.00   100.00   100.00   100.00   100.00   100.00   100.00
12/15/2000   .....   34.64     9.72     0.00     0.00   100.00   100.00    99.05    92.62   100.00   100.00   100.00   100.00
1/15/2001    .....   23.81     0.00     0.00     0.00   100.00    97.44    90.39    83.01   100.00   100.00   100.00   100.00
2/15/2001    .....   12.99     0.00     0.00     0.00   100.00    89.77    81.85    73.55   100.00   100.00   100.00   100.00
3/15/2001    .....    2.19     0.00     0.00     0.00   100.00    82.19    73.43    64.25   100.00   100.00   100.00   100.00
4/15/2001    .....    0.00     0.00     0.00     0.00    95.43    74.70    65.13    55.11   100.00   100.00   100.00   100.00
5/15/2001    .....    0.00     0.00     0.00     0.00    89.69    67.30    56.96    46.13   100.00   100.00   100.00   100.00
6/15/2001    .....    0.00     0.00     0.00     0.00    83.97    59.98    48.91    37.31   100.00   100.00   100.00   100.00
7/15/2001    .....    0.00     0.00     0.00     0.00    78.26    52.76    40.98    28.65   100.00   100.00   100.00   100.00
8/15/2001    .....    0.00     0.00     0.00     0.00    72.56    45.62    33.19    20.16   100.00   100.00   100.00   100.00
9/15/2001    .....    0.00     0.00     0.00     0.00    66.87    38.58    25.52    11.83   100.00   100.00   100.00   100.00
10/15/2001   .....    0.00     0.00     0.00     0.00    61.20    31.63    17.98     3.68   100.00   100.00   100.00   100.00
11/15/2001   .....    0.00     0.00     0.00     0.00    55.53    24.77    10.57     0.00   100.00   100.00   100.00    94.07
12/15/2001   .....    0.00     0.00     0.00     0.00    49.88    18.01     3.30     0.00   100.00   100.00   100.00    83.31
1/15/2002    .....    0.00     0.00     0.00     0.00    44.31    11.40     0.00     0.00   100.00   100.00    94.78    72.86
2/15/2002    .....    0.00     0.00     0.00     0.00    38.75     4.89     0.00     0.00   100.00   100.00    85.21    62.65
3/15/2002    .....    0.00     0.00     0.00     0.00    33.21     0.00     0.00     0.00   100.00    97.91    75.82    52.69
4/15/2002    .....    0.00     0.00     0.00     0.00    27.68     0.00     0.00     0.00   100.00    89.21    66.63    42.98
5/15/2002    .....    0.00     0.00     0.00     0.00    22.16     0.00     0.00     0.00   100.00    80.66    57.64    33.52
6/15/2002    .....    0.00     0.00     0.00     0.00    16.66     0.00     0.00     0.00   100.00    72.25    48.84    24.31
7/15/2002    .....    0.00     0.00     0.00     0.00    11.17     0.00     0.00     0.00   100.00    63.98    40.24    15.37
8/15/2002    .....    0.00     0.00     0.00     0.00     5.70     0.00     0.00     0.00   100.00    55.86    31.85     6.69
9/15/2002    .....    0.00     0.00     0.00     0.00     0.24     0.00     0.00     0.00   100.00    47.88    23.66     0.00
10/15/2002   .....    0.00     0.00     0.00     0.00     0.00     0.00     0.00     0.00    92.84    40.05    15.67     0.00
11/15/2002   .....    0.00     0.00     0.00     0.00     0.00     0.00     0.00     0.00    85.37    32.38     7.90     0.00
12/15/2002   .....    0.00     0.00     0.00     0.00     0.00     0.00     0.00     0.00    78.25    25.10     0.54     0.00
1/15/2003    .....    0.00     0.00     0.00     0.00     0.00     0.00     0.00     0.00    71.15    17.96     0.00     0.00
2/15/2003    .....    0.00     0.00     0.00     0.00     0.00     0.00     0.00     0.00    64.08    10.98     0.00     0.00
3/15/2003    .....    0.00     0.00     0.00     0.00     0.00     0.00     0.00     0.00    57.03     4.14     0.00     0.00
4/15/2003    .....    0.00     0.00     0.00     0.00     0.00     0.00     0.00     0.00    50.01     0.00     0.00     0.00
5/15/2003    .....    0.00     0.00     0.00     0.00     0.00     0.00     0.00     0.00    43.01     0.00     0.00     0.00
6/15/2003    .....    0.00     0.00     0.00     0.00     0.00     0.00     0.00     0.00    36.03     0.00     0.00     0.00
7/15/2003    .....    0.00     0.00     0.00     0.00     0.00     0.00     0.00     0.00    29.08     0.00     0.00     0.00
8/15/2003    .....    0.00     0.00     0.00     0.00     0.00     0.00     0.00     0.00    22.16     0.00     0.00     0.00
9/15/2003    .....    0.00     0.00     0.00     0.00     0.00     0.00     0.00     0.00    15.26     0.00     0.00     0.00
10/15/2003   .....    0.00     0.00     0.00     0.00     0.00     0.00     0.00     0.00     8.39     0.00     0.00     0.00
11/15/2003   .....    0.00     0.00     0.00     0.00     0.00     0.00     0.00     0.00     1.55     0.00     0.00     0.00
12/15/2003   .....    0.00     0.00     0.00     0.00     0.00     0.00     0.00     0.00     0.00     0.00     0.00     0.00
1/15/2004    .....    0.00     0.00     0.00     0.00     0.00     0.00     0.00     0.00     0.00     0.00     0.00     0.00
2/15/2004    .....    0.00     0.00     0.00     0.00     0.00     0.00     0.00     0.00     0.00     0.00     0.00     0.00
3/15/2004    .....    0.00     0.00     0.00     0.00     0.00     0.00     0.00     0.00     0.00     0.00     0.00     0.00
4/15/2004    .....    0.00     0.00     0.00     0.00     0.00     0.00     0.00     0.00     0.00     0.00     0.00     0.00
5/15/2004    .....    0.00     0.00     0.00     0.00     0.00     0.00     0.00     0.00     0.00     0.00     0.00     0.00
6/15/2004    .....    0.00     0.00     0.00     0.00     0.00     0.00     0.00     0.00     0.00     0.00     0.00     0.00
7/15/2004    .....    0.00     0.00     0.00     0.00     0.00     0.00     0.00     0.00     0.00     0.00     0.00     0.00
8/15/2004    .....    0.00     0.00     0.00     0.00     0.00     0.00     0.00     0.00     0.00     0.00     0.00     0.00
9/15/2004    .....    0.00     0.00     0.00     0.00     0.00     0.00     0.00     0.00     0.00     0.00     0.00     0.00
10/15/2004   .....    0.00     0.00     0.00     0.00     0.00     0.00     0.00     0.00     0.00     0.00     0.00     0.00
11/15/2004   .....    0.00     0.00     0.00     0.00     0.00     0.00     0.00     0.00     0.00     0.00     0.00     0.00
12/15/2004   .....    0.00     0.00     0.00     0.00     0.00     0.00     0.00     0.00     0.00     0.00     0.00     0.00


                             Class A-4 Notes                     Class B Notes
                    ---------------------------------------------------------------------
                     0.5%     1.2%     1.5%     1.8%     0.5%     1.2%     1.5%     1.8%
                    ---------------------------------------------------------------------
Closing Date .....  100.00   100.00   100.00   100.00   100.00   100.00   100.00   100.00
7/15/2000    .....  100.00   100.00   100.00   100.00   100.00   100.00   100.00   100.00
8/15/2000    .....  100.00   100.00   100.00   100.00   100.00   100.00   100.00   100.00
9/15/2000    .....  100.00   100.00   100.00   100.00   100.00   100.00   100.00   100.00
10/15/2000   .....  100.00   100.00   100.00   100.00   100.00   100.00   100.00   100.00
11/15/2000   .....  100.00   100.00   100.00   100.00   100.00   100.00   100.00   100.00
12/15/2000   .....  100.00   100.00   100.00   100.00   100.00   100.00   100.00   100.00
1/15/2001    .....  100.00   100.00   100.00   100.00   100.00   100.00   100.00   100.00
2/15/2001    .....  100.00   100.00   100.00   100.00   100.00   100.00   100.00   100.00
3/15/2001    .....  100.00   100.00   100.00   100.00   100.00   100.00   100.00   100.00
4/15/2001    .....  100.00   100.00   100.00   100.00   100.00   100.00   100.00   100.00
5/15/2001    .....  100.00   100.00   100.00   100.00   100.00   100.00   100.00   100.00
6/15/2001    .....  100.00   100.00   100.00   100.00   100.00   100.00   100.00   100.00
7/15/2001    .....  100.00   100.00   100.00   100.00   100.00   100.00   100.00   100.00
8/15/2001    .....  100.00   100.00   100.00   100.00   100.00   100.00   100.00   100.00
9/15/2001    .....  100.00   100.00   100.00   100.00   100.00   100.00   100.00   100.00
10/15/2001   .....  100.00   100.00   100.00   100.00   100.00   100.00   100.00   100.00
11/15/2001   .....  100.00   100.00   100.00   100.00   100.00   100.00   100.00   100.00
12/15/2001   .....  100.00   100.00   100.00   100.00   100.00   100.00   100.00   100.00
1/15/2002    .....  100.00   100.00   100.00   100.00   100.00   100.00   100.00   100.00
2/15/2002    .....  100.00   100.00   100.00   100.00   100.00   100.00   100.00   100.00
3/15/2002    .....  100.00   100.00   100.00   100.00   100.00   100.00   100.00   100.00
4/15/2002    .....  100.00   100.00   100.00   100.00   100.00   100.00   100.00   100.00
5/15/2002    .....  100.00   100.00   100.00   100.00   100.00   100.00   100.00   100.00
6/15/2002    .....  100.00   100.00   100.00   100.00   100.00   100.00   100.00   100.00
7/15/2002    .....  100.00   100.00   100.00   100.00   100.00   100.00   100.00   100.00
8/15/2002    .....  100.00   100.00   100.00   100.00   100.00   100.00   100.00   100.00
9/15/2002    .....  100.00   100.00   100.00    98.08   100.00   100.00   100.00   100.00
10/15/2002   .....  100.00   100.00   100.00    89.00   100.00   100.00   100.00   100.00
11/15/2002   .....  100.00   100.00   100.00    80.23   100.00   100.00   100.00   100.00
12/15/2002   .....  100.00   100.00   100.00    71.94   100.00   100.00   100.00   100.00
1/15/2003    .....  100.00   100.00    92.64    63.95   100.00   100.00   100.00   100.00
2/15/2003    .....  100.00   100.00    84.90    56.26   100.00   100.00   100.00   100.00
3/15/2003    .....  100.00   100.00    77.40    48.87   100.00   100.00   100.00   100.00
4/15/2003    .....  100.00    97.17    70.13    41.79   100.00   100.00   100.00   100.00
5/15/2003    .....  100.00    89.91    63.11    35.03   100.00   100.00   100.00   100.00
6/15/2003    .....  100.00    82.82    56.33    28.58   100.00   100.00   100.00   100.00
7/15/2003    .....  100.00    75.90    49.80    22.45*  100.00   100.00   100.00   100.00*
8/15/2003    .....  100.00    69.17    43.53    16.65   100.00   100.00   100.00   100.00
9/15/2003    .....  100.00    62.63    37.50    11.17   100.00   100.00   100.00   100.00
10/15/2003   .....  100.00    56.27    31.74     6.04   100.00   100.00   100.00   100.00
11/15/2003   .....  100.00    50.10    26.24     1.23   100.00   100.00   100.00   100.00
12/15/2003   .....   94.80    44.50    21.26*    0.00   100.00   100.00   100.00*   86.89
1/15/2004    .....   87.90    39.08    16.51     0.00   100.00   100.00   100.00    69.92
2/15/2004    .....   81.03    33.84    12.04     0.00   100.00   100.00   100.00    54.29
3/15/2004    .....   74.19    28.78     7.80     0.00   100.00   100.00   100.00    40.03
4/15/2004    .....   67.38    23.91     3.82     0.00   100.00   100.00   100.00    27.14
5/15/2005    .....   60.60    19.21*    0.09     0.00   100.00   100.00*  100.00    15.65
6/15/2004    .....   53.86    14.71     0.00     0.00   100.00   100.00    85.63     5.57
7/15/2004    .....   47.15    10.40     0.00     0.00   100.00   100.00    72.01     0.32
8/15/2004    .....   40.48     6.27     0.00     0.00   100.00   100.00    59.51     0.00
9/15/2004    .....   33.84     2.35     0.00     0.00   100.00   100.00    48.16     0.00
10/15/2004   .....   27.23     0.00     0.00     0.00   100.00    94.14    37.97     0.00
11/15/2004   .....   20.66*    0.00     0.00     0.00   100.00*   79.15    28.97     0.00
12/15/2004   .....   16.56     0.00     0.00     0.00   100.00    69.22    22.55     0.00

1/15/2005  .....    0.00     0.00     0.00     0.00     0.00     0.00     0.00     0.00     0.00     0.00     0.00     0.00
2/15/2005  .....    0.00     0.00     0.00     0.00     0.00     0.00     0.00     0.00     0.00     0.00     0.00     0.00
3/15/2005  .....    0.00     0.00     0.00     0.00     0.00     0.00     0.00     0.00     0.00     0.00     0.00     0.00
4/15/2005  .....    0.00     0.00     0.00     0.00     0.00     0.00     0.00     0.00     0.00     0.00     0.00     0.00
5/15/2005  .....    0.00     0.00     0.00     0.00     0.00     0.00     0.00     0.00     0.00     0.00     0.00     0.00
6/15/2005  .....    0.00     0.00     0.00     0.00     0.00     0.00     0.00     0.00     0.00     0.00     0.00     0.00
7/15/2005  .....    0.00     0.00     0.00     0.00     0.00     0.00     0.00     0.00     0.00     0.00     0.00     0.00
8/15/2005  .....    0.00     0.00     0.00     0.00     0.00     0.00     0.00     0.00     0.00     0.00     0.00     0.00
9/15/2005  .....    0.00     0.00     0.00     0.00     0.00     0.00     0.00     0.00     0.00     0.00     0.00     0.00
10/15/2005 .....    0.00     0.00     0.00     0.00     0.00     0.00     0.00     0.00     0.00     0.00     0.00     0.00
11/15/2005 .....    0.00     0.00     0.00     0.00     0.00     0.00     0.00     0.00     0.00     0.00     0.00     0.00
12/15/2005 .....    0.00     0.00     0.00     0.00     0.00     0.00     0.00     0.00     0.00     0.00     0.00     0.00
1/15/2006  .....    0.00     0.00     0.00     0.00     0.00     0.00     0.00     0.00     0.00     0.00     0.00     0.00
2/15/2006  .....    0.00     0.00     0.00     0.00     0.00     0.00     0.00     0.00     0.00     0.00     0.00     0.00
3/15/2006  .....    0.00     0.00     0.00     0.00     0.00     0.00     0.00     0.00     0.00     0.00     0.00     0.00
4/15/2006  .....    0.00     0.00     0.00     0.00     0.00     0.00     0.00     0.00     0.00     0.00     0.00     0.00
5/15/2006  .....    0.00     0.00     0.00     0.00     0.00     0.00     0.00     0.00     0.00     0.00     0.00     0.00
6/15/2006  .....    0.00     0.00     0.00     0.00     0.00     0.00     0.00     0.00     0.00     0.00     0.00     0.00
7/15/2006  .....    0.00     0.00     0.00     0.00     0.00     0.00     0.00     0.00     0.00     0.00     0.00     0.00
Weighted Average
Life (years)
(1).............    0.39     0.28     0.25     0.22     1.51     1.13     1.00     0.89     2.84     2.24     2.00     1.78

*Weighted Average
Life to Optional
 Clean Up Call
(years) (1).....

*Optional Clean Up
Call Date



1/15/2005  .....     12.48     0.00     0.00     0.00   100.00    59.83    16.86     0.00
2/15/2005  .....      8.43     0.00     0.00     0.00   100.00    50.97    11.91     0.00
3/15/2005  .....      4.39     0.00     0.00     0.00   100.00    42.66     7.70     0.00
4/15/2005  .....      0.39     0.00     0.00     0.00   100.00    34.90     4.25     0.00
5/15/2005  .....      0.00     0.00     0.00     0.00    87.24    28.53     1.60     0.00
6/15/2005  .....      0.00     0.00     0.00     0.00    72.93    22.64     0.13     0.00
7/15/2005  .....      0.00     0.00     0.00     0.00    58.71    17.24     0.00     0.00
8/15/2005  .....      0.00     0.00     0.00     0.00    44.58    12.32     0.00     0.00
9/15/2005  .....      0.00     0.00     0.00     0.00    30.55     7.91     0.00     0.00
10/15/2005 .....      0.00     0.00     0.00     0.00    16.61     3.99     0.00     0.00
11/15/2005 .....      0.00     0.00     0.00     0.00     2.78     0.59     0.00     0.00
12/15/2005 .....      0.00     0.00     0.00     0.00     1.53     0.28     0.00     0.00
1/15/2006  .....      0.00     0.00     0.00     0.00     0.30     0.02     0.00     0.00
2/15/2006  .....      0.00     0.00     0.00     0.00     0.20     0.01     0.00     0.00
3/15/2006  .....      0.00     0.00     0.00     0.00     0.10     0.00     0.00     0.00
4/15/2006  .....      0.00     0.00     0.00     0.00     0.00     0.00     0.00     0.00
5/15/2006  .....      0.00     0.00     0.00     0.00     0.00     0.00     0.00     0.00
6/15/2006  .....      0.00     0.00     0.00     0.00     0.00     0.00     0.00     0.00
7/15/2006  .....      0.00     0.00     0.00     0.00     0.00     0.00     0.00     0.00
Weighted Average
Life (years)
(1).............      4.07     3.47     3.12     2.77     5.14     4.73     4.29     3.71

*Weighted Average
Life to Optional
 Clean Up Call
(years) (1).....      4.02     3.42     3.07     2.72     4.38     3.88     3.46     3.04

*Optional Clean Up
Call Date            11/04     5/04    12/03     7/03    11/04     5/04    12/03     7/03

-------------------------------------------------------------------------------
/(1)/ The weighted average life of a note is determined by (a) multiplying the amounts of each principal payment on a note by the number of years from the date of the issuance Distribution Date, (b) adding the results and (c) dividing the sum by the related principal balance of the Note.

The ABS Table has been prepared based on the assumptions described above (including the assumptions regarding the characteristics and performance of the receivables which will differ from the actual characteristics and performance of the receivables) and should be read in conjunction with the assumptions.

                                   THE NOTES
General

     The notes will be issued pursuant to the terms of an indenture to be dated as of the closing date between the trust and the Indenture Trustee, a form of which has been filed as an exhibit to the registration statement of which this prospectus supplement and the prospectus form a part. A copy of the indenture will be available from the Indenture Trustee upon request to holders of notes and will be filed with the Securities and Exchange Commission following the issuance of the notes. The following summary describes the material terms of the notes and the indenture. The summary is not complete and you should read the full text of the notes and the indenture to understand their provisions.

     For each class of notes, the interest rate will be a fixed rate as described below:

                                                                   Interest Rate
                                                                    (per annum)

          Class A-1 Notes.....................................         ____%

          Class A-2 Notes.....................................         ____%

          Class A-3 Notes.....................................         ____%

          Class A-4 Notes.....................................         ____%

          Class B Notes.......................................         ____%

Payments of Interest

     Interest on the unpaid principal balance of each class of notes will accrue at the applicable interest rate and will be payable monthly on each distribution date commencing with the distribution date on July 17, 2000. However, interest on the Class B Notes will not be paid on any distribution date until all accrued interest due and payable on the Class A Notes on that distribution date has been paid in full. In addition, after acceleration of the notes following an Event of Default and if any notes remain outstanding on and after the applicable final scheduled distribution date, no principal or interest will be payable on the Class B Notes until all principal of and interest on the Class A Notes has been paid in full.

     Interest on the Class A-1 Notes will be calculated on the basis of the actual number of days elapsed since the last distribution date and a 360-day year. Interest on the Class A-2 Notes, the Class A-3 Notes, the Class A-4 Notes and the Class B Notes will be calculated on the basis of a 360-day year consisting of twelve 30-day months. All references in the prospectus to "Payment Date" or "Payment Dates" shall be deemed references to "distribution date" or "distribution dates," for purposes of this prospectus supplement.

     On each distribution date, interest payments to all classes of Class A Notes will have the same priority while interest on the Class B Notes will not be paid until all accrued interest on the Class A Notes has been paid in full. Under certain circumstances, the amount available for these payments could be less than the amount of interest payable on the Class A Notes on any distribution date. In this case, noteholders of each class of Class A Notes will receive their ratable share-based upon the aggregate amount of interest due to that class of noteholders-of the aggregate amount available to be distributed in respect of interest on the Class A Notes. See "The Transfer and Servicing Agreements--Distributions" and "--Reserve Account."

          The failure to pay the Class A Noteholders' Interest Distributable Amount or the Class B Noteholders' Interest Distributable Amount, as applicable, to the noteholders on the related distribution date shall constitute an Event of Default under the indenture after the applicable grace period.

Payments of Principal

          On each distribution date, principal of the notes will be payable in an aggregate amount equal to the Principal Payment Amount. Except as provided below, the Principal Payment Amount will be applied on each distribution date-

          (1) first, 100% to the Class A Notes, all of which shall be paid to the Class A-1 Notes until paid in full, then to the Class A-2 Notes until paid in full, then to the Class A-3 Notes until paid in full and then to the Class A-4 Notes until paid in full; and

          (2) second, 100% to the Class B Notes, until the Class B Notes are paid in full.

          Notwithstanding the above, if

          (1) an Event of Default occurs as a result of which the notes are declared immediately due and payable, or

          (2) if any notes remain outstanding on or after the applicable final scheduled distribution date, then

          100% of the Principal Payment Amount on each distribution date will be paid first to the Class A-1 Notes until paid in full, then pro rata to the Class A-2 Notes, the Class A-3 Notes and the Class A-4 Notes on the basis of their respective unpaid principal balances. Upon repayment of the Class A Notes in full, the Class B Notes will be allocated 100% of the Principal Payment Amount on each distribution date until the Class B Notes are paid in full.

Monthly Dates

          The following chart defines a Collection Period and other pertinent dates and demonstrates the application of these terms to a hypothetical monthly distribution for the notes:

June 24--July 23          A Collection Period is the period from and including
                          the 24th day of a calendar month to and including the 23rd day of the succeeding calendar month. The Initial
                          Collection Period will be the period from but not including the cutoff date to and including June 23, 2000.

August 10                 The Determination Date is the tenth calendar day of
                          each month. On or before this date, the servicer will deliver to the Indenture Trustee and the Owner Trustee a certificate specifying the amounts required to be distributed and the amounts available for distribution on the next distribution date.

August 14                 The Record Date is the day before each distribution
                          date (or, if Definitive Securities are issued, the Record Date will be the last day of the Collection
                          Period, June 23 for a July 15 distribution date).
                          Distributions on the next distribution date are made to noteholders of record at the close of business of the Indenture Trustee on this date.

August 14                 The Deposit Date is the business day immediately
                          preceding each distribution date. All collections and Advances relating to the related Collection Period are required to be deposited into the collection account on or before this date. Funds will also be transferred between the reserve account and the collection account to the extent required as described below.

August 15                 The distribution date is the 15th day of each calendar
                          month (or the next business day). The Indenture
                          Trustee pays to noteholders amounts payable on the notes, pays the Total Servicing Fee and reimburses outstanding Advances to the servicer, deposits any excess funds to the reserve account and, if the reserve account is equal to the Specified Reserve
                          Account Balance, pays any remaining funds to the certificateholders.

Redemption

          The Class A-4 Notes and the Class B Notes will be redeemed in whole, but not in part, on any distribution date after all of the other classes of notes have been paid in full if the servicer exercises its option to purchase the receivables when-

          (1) the Aggregate Receivables Balance of the receivables on the last day of the prior Collection Period shall have declined to 10% or less of the Aggregate Starting Receivables Balance and

          (2) the sum of the Repurchase Amount of the receivables-other than the Liquidating Receivables-is greater than or equal to the sum of the outstanding principal balance of all of the Class A-4 Notes and the Class B Notes, plus accrued and unpaid interest on those notes. See "Description of the Transfer and Servicing Agreements--Termination" in the prospectus.

          The redemption price will be equal to the unpaid principal amount of the Class A-4 Notes and the Class B Notes, plus accrued and unpaid interest on those notes.

Parity and Priority of Notes

          Distribution of principal and interest payments on the notes will be made in accordance with the priorities described in "--Payments of Interest" and "--Payments of Principal" above. Also see "The Transfer and Servicing Agreements--Distributions" below.

Voting Rights

          The prospectus may specify certain circumstances under which the consent, approval, direction, or request of a specified percentage in principal amount of the outstanding notes must be obtained, given or made, or under which such a specified percentage are permitted to take an action or give a notice.
In that case, that consent, approval, direction, request, action or notice shall be valid only if the holders of the specified percentage in principal amount of all the outstanding Class A Notes - or, if no Class A Notes remain outstanding, all of the outstanding Class B Notes - voting together as a single class have voted to give that consent, approval, direction, request or notice, or take that action.

          Any notes held by the seller will not be deemed to be outstanding and shall be disregarded when a vote is taken.

Delivery of Notes

          The notes, other than those retained by the seller, will be issued on or about the closing date in book entry form through the facilities of DTC, Clearstream and Euroclear against payment in immediately available funds.

                     THE TRANSFER AND SERVICING AGREEMENTS

          The following summary describes material terms of the Transfer and Servicing Agreements. Forms of the Transfer and Servicing Agreements have been filed as exhibits to the Registration Statement of which this prospectus supplement and the prospectus form a part. A copy of the Transfer and Servicing Agreements will be available from the servicer upon request to noteholders. The summary is not complete and you should read the full text of the Transfer and Servicing Agreements to understand their provisions.

Distributions

          Unless the servicer satisfies the conditions for monthly remittances described in "Description of the Transfer and Servicing Agreements--Collections" in the prospectus, it will transfer all collections on the receivables, including all prepayments, to the collection account within two business days after receipt of those collections. The Indenture Trustee will make distributions to the note distribution account out of the amounts on deposit in the collection account. The amount to be distributed to the note distribution account will be determined in the manner described below.

          Monthly Withdrawals and Deposits.   On or before the Determination
Date, the servicer will calculate, for the preceding Collection Period and the related distribution date-

               .  the Available Amount,
               .  the Total Available Amount,
               .  Collected Interest,
               .  Collected Principal,
               .  the Total Servicing Fee,
               .  the Yield Supplement Amount, if any,
               .  the Aggregate Class A Noteholders' Interest Distributable
                  Amount,
               .  the Class B Noteholders' Interest Distributable Amount,
               .  the Noteholders' Principal Distributable Amount,
               .  the Principal Payment Amount, and
               .  certain other items.

     Based on these calculations, the servicer will deliver to the Indenture Trustee a certificate specifying these amounts and instructing the Indenture Trustee to make withdrawals, deposits and payments of the following amounts on the Deposit Date:

     (1) any amount to be withdrawn from the reserve account and deposited in the collection account;

     (2) the amounts to be withdrawn from the collection account and paid to the servicer for reimbursement of outstanding Advances;

     (3) the amount to be withdrawn from the collection account and paid to the servicer for the Total Servicing Fee for that distribution date;

     (4) the Yield Supplement Amount, if any, to be withdrawn from the yield supplement account and deposited into the collection account;

     (5) the amounts to be withdrawn from the collection account in respect of the Aggregate Class A Noteholders' Interest Distributable Amount, the Class B Noteholders' Interest Distributable Amount and the Noteholders' Principal Distributable Amount and deposited in the note distribution account for payment to Noteholders on that distribution date;

     (6) any amount to be withdrawn from the collection account and deposited in the reserve account; and

     (7) any amount to be withdrawn from the reserve account and paid to the certificateholders.

     Any amount to be withdrawn from the reserve account and deposited in the collection account on the Deposit Date as specified in clause (1) above will be the lesser of-

     (A) the amount of cash or other immediately available funds on deposit in the reserve account on the Deposit Date; and

     (B)  any amount by which

          (x) the sum of the Total Servicing Fee, the Aggregate Class A Noteholders' Interest Distributable Amount, the Class B Noteholders' Interest Distributable Amount and the Noteholders' Principal Distributable Amount exceeds
          (y) the Available Amount for that distribution date.

     Any amount to be withdrawn from the collection account and deposited in the reserve account on the Deposit Date as specified in clause (6) above will equal any amount by which the Available Amount for that distribution date exceeds the amount described in subclause (x) of clause (B) of the preceding sentence.

     The amount, if any, to be withdrawn from the reserve account and paid to the certificateholders as specified in clause (7) above will equal any amount by which the amount on deposit in the reserve account after all other deposits, including the deposit pursuant to clause (6) above, and withdrawals on the Deposit Date exceeds the Specified Reserve Account Balance for that distribution date.

     On each distribution date, all amounts on deposit in the note distribution account will be distributed to the noteholders, as described in this prospectus supplement.

     Priorities for Withdrawals from Collection Account. Withdrawals of funds from the collection account on each Deposit Date will be made first for reimbursements of outstanding Advances. Then, withdrawals of funds from the collection account will be made for application as described in clauses (3) and
(5) under "Distributions--Monthly Withdrawals and Deposits" above. These withdrawals will be made only to the extent of the Total Available Amount allocated to that application for that distribution date. In calculating the amounts which can be withdrawn from the collection account and applied as specified in clauses (3), (4) and (5) above, the Indenture Trustee, at the direction of the servicer, will allocate the Total Available Amount in the following order of priority:

     (1)  the Total Servicing Fee;

     (2)  the Aggregate Class A Noteholders' Interest Distributable Amount;

     (3)  the Class B Noteholders' Interest Distributable Amount; and

     (4)  the Noteholders' Principal Distributable Amount.

     All amounts allocated pursuant to clauses (2) through (4) above shall be deposited in the note distribution account and will be applied as described above under "The Notes-Payments of Interest" and "-Payments of Principal," including the subordination provisions contained therein.

Servicing Compensation

     On each distribution date, the servicer will be entitled to receive the Total Servicing Fee. The Servicing Fee Rate will be 1.0% per annum.

Advances

     On each Deposit Date, the servicer may, subject to the following, make an Advance with respect to each receivable serviced by it, other than a Liquidating Receivable. The Advance will be equal to any excess of-

     (1) the product of the Receivables Balance of that receivable as of the first day of the related Collection Period and one-twelfth of its Contract Rate - calculated on the basis of a 360-day year comprised of twelve 30-day months - over

     (2) the interest actually received by the servicer with respect to that receivable from the obligor during or for that Collection Period.

     The servicer may elect not to make an Advance of interest due and unpaid to the extent that the servicer, in its sole discretion, determines that the Advance is not recoverable from subsequent payments on that receivable or from funds in the reserve account. On each distribution date, the servicer will be reimbursed for all outstanding Advances as described above.

Yield Supplement Account and Yield Supplement Agreement

     The seller will establish in the name of the Indenture Trustee the yield supplement account with the Indenture Trustee. The yield supplement account will be part of the trust property and will be funded by a deposit by the seller of the yield supplement account initial deposit. Neither the seller nor the servicer will make any other deposits into the yield supplement account on or after the closing date.

     On each distribution date, the servicer will instruct the Indenture Trustee to withdraw the Yield Supplement Amount, if any, from the yield supplement account and deposit such amount in the collection account. If the Yield Supplement Amount exceeds the amount available for withdrawal from the yield supplement account on that distribution date, the seller will not have any further obligation under the yield supplement agreement to deposit any further amounts into the yield supplement account. The amount on deposit in the yield supplement account may decline as a result of prepayments or repayments in full of the receivables. Amounts on deposit in the yield supplement account will be released to the seller on each distribution date to the extent the amount on deposit in the yield supplement account exceeds the Specified Yield Supplement Balance. On each distribution date, investment earnings attributable to the yield supplement account shall be distributed to the seller. Upon any distribution to the seller of amounts from the yield supplement account, the noteholders will not have any rights in, or claims to, such amounts.

Reserve Account

     The seller will establish in the name of the Indenture Trustee the reserve account with the Indenture Trustee. The reserve account will be funded by a deposit by the seller of the reserve account initial deposit on the closing date. On each Deposit Date, an amount equal to the Available Amount remaining with respect to that distribution date shall be deposited in the reserve account. The Available Amount will be calculated after the payment of the Total Servicing Fee and the deposit of the Aggregate Class A Noteholders' Interest Distributable Amount, the Class B Noteholders' Interest Distributable Amount and the Noteholders' Principal Distributable Amount in the note distribution account. See "Distributions--Monthly Withdrawals and Deposits."

     If the amount on deposit in the reserve account on any distribution date is greater than the Specified Reserve Account Balance for that distribution date, the servicer will instruct the Indenture Trustee to distribute the amount of the excess to the certificateholders. The amount on deposit in the reserve account shall be calculated after giving effect to all deposits or withdrawals from the reserve account on the related Deposit Date, including the deposit pursuant to the second sentence of the preceding paragraph. Upon any distribution to the certificateholders of amounts from the reserve account, the noteholders will not have any rights in, or claims to, those amounts.

     The initial certificateholders may at any time, without consent of the noteholders, sell, transfer, convey or assign in any manner its rights to and interests in distributions from the reserve account, including interest earnings on funds in the reserve account. However, this right is subject to certain conditions being satisfied. These conditions include-

     (1) the action will not result in a reduction or withdrawal of the rating of any class of the notes,

     (2) the certificateholders provide to the Owner Trustee and the Indenture Trustee an opinion of independent counsel that the action will not cause the trust to be treated as an association, or publicly traded partnership, taxable as a corporation for federal income tax purposes, and

     (3) any transferee or assignee agrees to take positions for tax purposes consistent with the tax positions agreed to be taken by the certificateholders.

                    MATERIAL FEDERAL INCOME TAX CONSEQUENCES

     The following is a discussion of material U.S. federal income tax consequences of the acquisition, ownership and disposition of the notes. This discussion does not purport to deal with all aspects of federal income taxation that may be relevant to the noteholders in light of their personal investment circumstances. This discussion does not, except for certain limited discussions of particular topics, purport to deal with certain types of holders subject to special treatment under the federal income tax laws - e.g., financial institutions, broker-dealers, life insurance companies and tax-exempt organizations. This information is directed to prospective purchasers who purchase notes in the initial distribution of the notes, who are citizens or residents of the United States, except as set forth under "Tax Consequences to Foreign Noteholders", including domestic corporations and partnerships, and who hold the notes as "capital assets" within the meaning of Section 1221 of the Code. Prospective investors should consult their own tax advisors and tax return preparers regarding the preparation of any item on a tax return, even where the anticipated tax treatment has been discussed in this prospectus supplement. This discussion is for general information purposes only and does not consider all aspects of U.S. federal income taxation that may be relevant to the purchase, ownership and disposition of the notes by a prospective investor, especially in light of that investor's personal circumstances. Prospective investors should consult with their own tax advisors as to the purchase, ownership and disposition of the notes.

     This discussion is based upon the Code, existing and proposed regulations under the Code, and current administrative rulings and court decisions. There are no cases or IRS rulings on similar transactions involving debt issued by a trust with terms similar to those of the notes. As a result, we cannot assure that the IRS will not challenge the conclusions reached in this discussion. We have not sought, nor will we seek, a ruling from the IRS on any of the issues discussed below. Furthermore, the Code and rules and decisions applying the Code are subject to change, possibly on a retroactive basis. Any change in the Code, or rules or decisions applying the Code, could affect the continuing validity of this discussion.

Characterization as Debt

     As stated above, no specific authority exists with respect to the characterization for federal income tax purposes of securities having the same terms as the notes. However, Kirkland & Ellis, special tax counsel to the seller, will deliver its opinion to the effect that, based on the terms of the notes and the transactions relating to the receivables as set forth in the prospectus and this prospectus supplement, the notes will be treated as debt for federal income tax purposes. The seller, the servicer and each noteholder, by acquiring an interest in a note, will agree to treat the notes as indebtedness for federal, state and local income and franchise tax purposes.

Characterization of the Trust

     With respect to the trust, tax counsel will deliver its opinion to the effect that the trust will not be characterized as an association, or publicly traded partnership, taxable as a corporation.

Interest Income to Noteholders

     If the notes do not have OID, interest payments on the notes will be taxable as ordinary income for U.S. federal income tax purposes when received by noteholders utilizing the cash method of accounting and when accrued by noteholders utilizing the accrual method of accounting. Interest received on the notes may constitute "investment income" for purposes of certain limitations of the Code concerning the deductibility of investment interest expense.

Original Issue Discount

     Although we do not currently anticipate that the notes will be issued at a greater than de minimis discount and therefore should not have OID, the notes may nevertheless be deemed to have been issued with OID. For example, the IRS could take the position that the notes have OID pursuant to section 1272(a)(6) of the Code because prepayments of the receivables could accelerate the notes. In addition, the IRS could take the position that the notes have OID because interest payments on the notes are not "unconditionally payable" and thus do not constitute "qualified stated interest," as that term is defined below.

     The total amount of OID, if any, with respect to a note will be equal to the excess of the "stated redemption price at maturity" of that note over its "issue price." The "stated redemption price at maturity" of a note will be the sum of all payments, whether denominated as interest or principal, required to be made on that note other than payments of "qualified stated interest." "Qualified stated interest" is stated interest that is unconditionally payable at least annually at a single fixed rate that appropriately takes into account the length of the interval between payments. The "issue price" will be the first price at which a substantial amount of the notes are sold, excluding sales to bondholders, brokers or similar persons acting as underwriters, placement agents or wholesalers. We anticipate that the "issue price" will be the face amount of the notes.

     The holder of a note that is treated as having OID, including a cash method holder, would be required to include OID on that note in his or her income for U.S. federal income tax purposes on a constant yield basis. This treatment would result in the inclusion of income in Advance of the receipt of cash attributable to that income. This treatment may not significantly affect an accrual method holder of notes, although this treatment would accelerate taxable income to a cash method holder by in effect requiring that holder to report interest income on the accrual method. Finally, even if a note has OID falling within the de minimis exception, the holder must include the de minimis OID in income proportionately as principal payments are made on that note.

Disposition of Notes

     Upon the sale, exchange, redemption, retirement or other disposition of a note, the holder will recognize gain or loss in an amount equal to the difference between the amount realized on the disposition and the holder's adjusted tax basis in the note. The adjusted tax basis of the note to a particular noteholder will equal the holder's cost for the note, increased by any OID and market discount previously included by that noteholder in income with respect to the note and decreased by any principal payments previously received by that noteholder with respect to that note. Subject to the market discount rules of the Code, any such gain or loss will be capital gain or loss if the note was held as a capital asset. Capital gain or loss will be long-term if the note was held by the holder for more than one year and otherwise will be short-term. Any capital losses realized generally may be used by a corporate taxpayer only to offset capital gains, and by an individual taxpayer only to the extent of capital gains plus $3,000 of other income.

Information Reporting and Backup Withholding

     The seller will be required to report annually to the IRS, and to each noteholder of record, the amount of interest paid on the notes and the amount of any interest withheld for federal income taxes for each calendar year. This requirement does not apply to exempt holders, which are generally corporations, tax-exempt organizations, qualified pension and profit-sharing trusts, individual retirement accounts, or nonresident aliens who provide certification as to their status. Each holder, other than holders who are not subject to the reporting requirements, will be required to provide to the seller, under penalties of perjury, a certificate containing the holder's name, address, correct federal taxpayer identification number and a statement that the holder is not subject to backup withholding. Should a nonexempt noteholder fail to provide the required certification, the seller will be required to withhold, from interest otherwise payable to the holder, 31% of that interest and remit the withheld amount to the IRS as a credit against the holder's federal income tax liability. Noteholders should consult their tax advisors as to their qualification for exemption from backup withholding and the procedure for obtaining that exemption.

Tax Consequences to Foreign Noteholders

     The following discussion does not deal with all aspects of U.S. federal income taxation that may be relevant to the purchase, ownership or disposition of the notes by any particular non-U.S. noteholder in light of such holder's personal circumstances, including holding the notes through a partnership. For example, persons who are partners in foreign partnerships or beneficiaries of foreign trusts or estates and who are subject to U.S. federal income tax because of their own status, such as United States residents or foreign persons engaged in a trade or business in the United States, may be subject to U.S. federal income tax even though the entity is not subject to income tax on disposition of its note.

     If interest paid, or accrued, to a foreign person is not effectively connected with the conduct of a trade or business within the United States by the foreign person, the interest generally will be considered "portfolio interest," and generally will not be subject to United States federal income tax and withholding tax, as long as the foreign person

     (1) is not actually or constructively a "10 percent shareholder" of the seller, including a holder of 10% of the outstanding certificates, or a "controlled foreign corporation" with respect to which the seller is a "related person" within the meaning of the Code, and

     (2) provides an appropriate statement, signed under penalties of perjury, certifying that the beneficial owner of the note is a foreign person and providing that foreign person's name and address.

     If the information provided in this statement changes, the foreign person must so inform the trust within 30 days of such change. The statement generally must be provided in the year a payment occurs or in either of the two preceding years. If such interest were not portfolio interest, then it would be subject to United States federal income and withholding tax at a rate of 30% unless reduced or eliminated pursuant to an applicable tax treaty.

     Any capital gain realized on the sale, redemption, retirement or other taxable disposition of a note by a foreign person will be exempt from United States federal income and withholding tax, provided that

     (1) the gain is not effectively connected with the conduct of a trade or business in the United States by the foreign person, and

     (2) in the case of an individual foreign person, the foreign person is not present in the United States for 183 days or more in the taxable year.

     If the interest, gain or income on a note held by a foreign person is effectively connected with the conduct of a trade or business in the United States by the foreign person, the holder, although exempt from the withholding tax previously discussed if an appropriate statement is furnished, generally will be subject to U. S. federal income tax on the interest, gain or income at regular federal income tax rates. In addition, if the foreign person is a foreign corporation, it may be subject to a branch profits tax equal to 30% of its "effectively connected earnings and profits" within the meaning of the Code for the taxable year, as adjusted for certain items, unless it qualifies for a lower rate under an applicable tax treaty.

                        STATE AND LOCAL TAX CONSEQUENCES

     The above discussion does not address the tax treatment of the trust or the notes under any state or local tax laws. Prospective investors should consult with their own tax advisors regarding the state and local tax treatment of the trust, as well as any state and local tax consequences to them of purchasing, holding and disposing of the notes.

                              ERISA CONSIDERATIONS

     Although there is little guidance on the subject, the seller believes the notes should be treated as indebtedness without substantial equity features for purposes of the Plan Assets Regulation. Therefore, the notes are available for investment by a Benefit Plan, subject to a determination by that Benefit Plan's fiduciary that the notes are suitable investments for that Benefit Plan under ERISA and the Code. For additional information regarding treatment of the notes under ERISA, see "ERISA Considerations" in the prospectus.

                                  UNDERWRITING

     Subject to the terms and conditions set forth in the underwriting agreement, the seller has agreed to sell to each of the underwriters named below, and each of the underwriters has severally agreed to purchase from the seller, the principal amount of notes set forth opposite its name below:

                                                      Aggregate Principal Amount to be Purchased

                                 Class A-1           Class A-2          Class A-3           Class A-4        Class B
                                   Notes               Notes              Notes               Notes           Notes
                                   -----               -----              -----               -----           -----
J.P. Morgan Securities
 Inc.

Banc of America Securities
 LLC

Credit Suisse First
 Boston Corporation

First Security
 Van Kasper, Inc.

Lehman Brothers, Inc.

Wells Fargo Brokerage
 Service LLC

                                  ------------       -------------     --------------        -----------      ------------
     Total:                       $263,000,000         493,000,000        358,000,000        321,300,000        75,630,000
                                  ============       =============     ==============        ===========      ============

          In the underwriting agreement, the underwriters have agreed, subject to the terms and conditions set forth in that agreement, to take and pay for all of the notes offered by this prospectus supplement if any of the notes are taken.

          The underwriters have advised the seller that they propose initially to offer the notes to the public at the prices set forth on the cover page of this prospectus supplement, and to certain dealers at those prices less a selling concession not in excess of the percentage stated below for each class of notes. The underwriters may allow, and those dealers may reallow to other dealers, a subsequent concession not in excess of the percentage stated below for each class of securities. After the initial public offering, the public offering price and these concessions may be changed.

                                                       Selling
                                                     Concession     Reallowance
                                                     ----------     -----------

       Class A-1 Notes.............................

       Class A-2 Notes.............................

       Class A-3 Notes.............................

       Class A-4 Notes.............................

       Class B Notes...............................

     The seller has agreed not to offer for sale, sell, contract to sell or otherwise dispose of, directly or indirectly, or file a registration statement for, or announce any offering of, any securities collateralized by, or evidencing an ownership interest in, a pool of motor vehicle loans, other than the securities, for a period of 30 days from the date of this prospectus supplement, without the prior written consent of the underwriters.

     J.P. Morgan Securities Inc., on behalf of the underwriters, may engage in over-allotment transactions, stabilizing transactions, syndicate covering transactions and penalty bids with respect to the notes in accordance with Regulation M under the Exchange Act. Over-allotment transactions involve syndicate sales in excess of the offering size which creates a syndicate short position. Stabilizing transactions permit bids to purchase the notes so long as the stabilizing bids do not exceed a specified maximum. Syndicate covering transactions involve purchases of the notes in the open market after the distribution has been completed in order to cover syndicate short positions. Penalty bids permit J.P. Morgan Securities Inc. to reclaim a selling concession from a syndicate member when the notes originally sold by that syndicate member are purchased in a syndicate covering transaction. These over-allotment transactions, stabilizing transactions, syndicate covering transactions and penalty bids may cause prices of the notes to be higher than they would otherwise be in the absence of these transactions. If J.P. Morgan Securities Inc. begins these transactions, they may discontinue them at any time.

     The seller has agreed to indemnify the underwriters against certain civil liabilities, including liabilities under the Securities Act, or to contribute to payments which the underwriters may be required to make in respect of those liabilities. The seller has also agreed to reimburse the underwriters for certain of their expenses.

     In the ordinary course of their respective businesses, the underwriters and their respective affiliates have engaged and may in the future engage in commercial banking and investment banking transactions with affiliates of the seller.

     First Security Capital Markets, Inc. is an affiliate of the seller. Any obligations of FSCM are the sole obligations of FSCM and do not create any obligations on the part of any affiliate of FSCM.

                                 LEGAL OPINIONS

     In addition to the legal opinions described in the prospectus, certain legal matters relating to the notes will be passed upon for the underwriters by Kirkland & Ellis. Kirkland & Ellis has from time to time represented, and is currently representing, First Security Bank, N.A.

                                   GLOSSARY

     "ABS" means the assumed rate of prepayment on the receivables.

     "Aggregate Class A Noteholders' Interest Distributable Amount" means, for any distribution date, the sum of the Class A Noteholders' Interest Distributable Amounts for all classes of Class A Notes and the Class A Noteholders' Interest Carryover Shortfall as of the preceding distribution date.

     "Aggregate Net Losses" means, for any Collection Period, the aggregate amount allocable to principal of all receivables newly designated during that Collection Period as Liquidating Receivables minus all Liquidation Proceeds to the extent allocable to principal collected during that Collection Period with respect to all Liquidating Receivables, whether or not newly designated as Liquidating Receivables.

     "Available Amount" means, for each distribution date, the sum of the Available Interest and the Available Principal.

     "Available Interest" means, for any distribution date, the excess of-

          (a)  the sum of

               (1)  Interest Collections for that distribution date,

               (2) all Advances made by the servicer for that distribution date, and

               (3)  any Yield Supplement Amount, over

          (b) the amount of outstanding Advances to be reimbursed on or with respect to that distribution date.

     "Available Principal" means, for any distribution date, the sum of the following amounts with respect to the related Collection Period -

          (1) that portion of all Collections allocable to principal in accordance with the terms of the receivables and the servicer's customary servicing procedures;

          (2) to the extent attributable to principal, the Repurchase Amount received with respect to each receivable repurchased by the seller or purchased by the servicer as of any day in the related Collection Period;

          (3)  all related Recoveries, to the extent allocable to principal; and

          (4) all related Liquidation Proceeds, to the extent allocable to principal.

Available Principal on any distribution date shall exclude all payments and proceeds of any receivables the Repurchase Amount of which has been distributed on a prior distribution date.

     "Average Delinquency Ratio" means, as of any distribution date, the average of the Delinquency Ratios for the preceding three Collection Periods.

     "Average Net Loss Ratio" means, as of any distribution date, the average of the Net Loss Ratios for the preceding three Collection Periods.

     "Business Day" means a day on which the Indenture Trustee and commercial banks located in the State of Utah, the State of Idaho, the State of Delaware and the City of New York are open for the purpose of conducting commercial banking business. However, for purposes of determining any distribution date, the term "business day" shall mean a day on which the Indenture Trustee and commercial banks located in the State of New York generally and the City of New York are open for the purpose of conducting a commercial banking business.

     "Class A Noteholders' Interest Carryover Shortfall" means, as of the close of any distribution date, any excess of the Aggregate Class A Noteholders' Interest Distributable Amount for that distribution date over the amount that was actually deposited in the note distribution account on the related Deposit Date in respect of interest on the Class A Notes.

     "Class A Noteholders' Interest Distributable Amount" means-

          (A) with respect to the Class A-1 Notes and any distribution date the product of

               (1) the outstanding principal balance of the Class A-1 Notes on the preceding distribution date after giving effect to all payments of principal in respect of the Class A-1 Notes on that preceding distribution date - or, in the case of the first distribution date, the outstanding principal balance on the closing date - and

               (2) the product of the interest rate for the Class A-1 Notes and a fraction, the numerator of which is the actual number of days elapsed from the most recent distribution date - or the closing date, in the case of the initial period - and the denominator of which is 360 and

          (B) with respect to the Class A-2 Notes, the Class A-3 Notes and the Class A-4 Notes, the product of

               (1) the outstanding principal balance of that class of Class A Notes on the preceding distribution date after giving effect to all payments of principal in respect of that class of Class A Notes on that a preceding distribution date - or, in the case of the first distribution date, the outstanding principal balance on the closing date - and

               (2) the product of the interest rate for that class of Class A Notes and /1//12 - multiplied by, in the case of the first distribution date, a fraction, the numerator of which is the number of days elapsed from the closing date and the denominator of which is 30.

     "Class B Noteholders' Interest Carryover Shortfall" means, as of the close of any distribution date, any excess of the Class B Noteholders' Interest Distributable Amount for that distribution date over the amount that was actually deposited in the note distribution account on the related Deposit Date in respect of payments of interest on the Class B Notes.

     "Class B Noteholders' Interest Distributable Amount" means, with respect to any distribution date, the sum of-

          (1) the Class B Noteholders' Monthly Interest Distributable Amount for that distribution date and

          (2) the Class B Noteholders' Interest Carryover Shortfall as of the preceding distribution date.

     "Class B Noteholders' Monthly Interest Distributable Amount" means, with respect to any distribution date, the product of-

          (1) the outstanding principal balance of the Class B Notes on the preceding distribution date after giving effect to all payments of principal in respect

     "Code" means the Internal Revenue Code of 1986, as amended.

     "Collection Period" means the period from and including the 24th day of a calendar month to and including the 23rd day of the succeeding calendar month.

     "Collections" means all collections on the receivables.

     "Contract Rate" means the contractual interest rate on the receivables.

     "Delinquency Ratio" means, for any Collection Period, the ratio, expressed as a percentage, of-

          (1) the principal amount of all outstanding receivables, other than Purchased Receivables and Liquidating Receivables, which are 60 or more days delinquent as of the last day of that Collection Period, determined in accordance with the servicer's customary practices, divided by

          (2) the Aggregate Receivables Balance as of the last day of such Collection Period.

     "Deposit Date" means the business day immediately preceding each distribution date.

     "Determination Date" means the tenth calendar day of each month.

     "Foreign Person" means a noteholder who is a nonresident alien, foreign corporation or other non-United States person.

     "FSCM" means First Security Capital Markets, Inc., a division of First Security Van Kasper, Inc.

     "Interest Collections" means, for any distribution date, the sum of the following amounts for the related Collection Period:

          (1) that portion of the Collections on the receivables received during the related Collection Period that is allocable to interest in accordance with the terms of the receivables and the servicer's customary procedures,

          (2) all related Liquidation Proceeds, to the extent allocable to interest,

          (3)  to the extent allocable to interest, all related Recoveries, and

          (4) to the extent attributable to interest, the Repurchase Amount of all receivables that are repurchased by the seller or purchased by the servicer as of any day in the related Collection Period.

Interest Collections for any distribution date shall exclude all payments and proceeds of any receivables the Repurchase Amount of which has been distributed on a prior distribution date.

     "Liquidation Proceeds" means, with respect to any distribution date, and a receivable that became a Liquidating Receivable during the related Collection Period,

          (1) insurance proceeds received during such Collection Period by the servicer with respect to Insurance Policies relating to the financed vehicles or the obligors,

          (2) amounts received by the servicer during that Collection Period from a dealer in connection with that a Liquidating Receivable pursuant to the exercise of rights under a dealer agreement, and

          (3) the monies collected by the servicer, from whatever source, including proceeds of a sale of a financed vehicle or a deficiency balance recovered after the charge-off of the related receivable, during that Collection Period on that Liquidating Receivable, net of any expenses incurred by the servicer in connection with the collection of the receivable and the disposition of the financed vehicle and any payments required by law to be remitted to the obligor, but, in any event, not less than zero. Liquidation Proceeds shall be applied first to accrued and unpaid interest on the receivable and then to the Receivable Balance of that receivable.

     "Model" means the Absolute Prepayment Model.

     "Net Loss Ratio" means, for any Collection Period, an amount, expressed as percentage, equal to-

          (1) the product of (a) the Aggregate Net Losses minus Recoveries for that Collection Period and (b) twelve, divided by

          (2) the average of the Aggregate Receivables Balance on each of the first day of that Collection Period and the last day of that Collection Period.

     "Noteholders Principal Carryover Shortfall" means, on a distribution date, the excess, if any, of the Noteholders' Principal Distributable Amount over the Principal Payment Amount on such distribution date.

     "Noteholders' Principal Distributable Amount" means, for any distribution date, the sum of-

          (1)  the Principal Distributable Amount,

          (2) the Noteholders' Principal Carryover Shortfall for the prior distribution date, and

          (3) without duplication, on the final scheduled distribution date for a class of notes, the amount necessary to reduce the outstanding principal balance of such class of notes to zero.

     "OID" means original issue discount.

     "Principal Distributable Amount" means, with respect to any distribution date and the related Collection Period, the excess of-

          (1) Available Principal for that distribution date plus Realized Losses over

          (2)  all related Recoveries, to the extent allocable to principal.

     "Principal Payment Amount" means the lesser of-

          (1)  the Noteholders' Principal Distributable Amount and

          (2) the Total Available Amount remaining after payment of the Total Servicing Fee, the Aggregate Class A Noteholders' Interest Distributable Amount and the Class B Noteholders' Interest Distributable Amount.

     "Purchased Receivable" means, at any time, a receivable as to which payment of the Repurchase Amount has previously been made by the seller or the servicer pursuant to the applicable sale and servicing agreement.

     "Realized Losses" means, for any distribution date and a receivable that became a Liquidating Receivable during the related Collection Period, the excess of-

          (1) the Receivable Balance of that receivable as of the first day of the related Collection Period over

          (2) Liquidation Proceeds received with respect to that receivable during that Collection Period, to the extent allocable to principal.

     "Record Date" means the day before each distribution date, or, if Definitive Securities are issued, the Record Date will be the last day of the Collection Period.

     "Recoveries" means, with respect to any distribution date, all monies received by the servicer with respect to any Liquidating Receivable during the related Collection Period if that Collection Period follows the Collection Period in which that receivable became a Liquidating Receivable net of the sum of -

          (1) any expenses incurred by the servicer in connection with the collection of that receivable and the disposition of the financed vehicle (to the extent not previously reimbursed) and

          (2) any payments required by law to be remitted to the obligor but, in any event, not less than zero.

     "Required Rate" means, with respect to any distribution date, the sum of
(1) the Weighted Average ABS Rate and (2) 1%.

     "Simple Interest Receivable" means a receivable which provide for the allocation of payments according to the "Simple Interest" method.

     "Specified Reserve Account Balance" with respect to any distribution date will equal 5.25% of the Aggregate Receivables Balance, except that the Specified Reserve Account Balance will never be less than the lesser of-

          (1)  $30,218,618.08 and

          (2)  the aggregate outstanding principal amount of the notes.

The Specified Reserve Account Balance will be calculated as 9.0% of the Aggregate Receivables Balance for any distribution date (beginning on the October 2000 distribution date) on which the Average Net Loss Ratio exceeds 1.50% or the Average Delinquency Ratio exceeds 1.25%. The Specified Reserve Account Balance may be reduced or the definition may be otherwise modified without the consent of the noteholders if the Rating Agencies confirm in writing or fail to object in writing after having received notice of the modification, that the reduction or modification will not result in a reduction or withdrawal of the rating of the notes.

     "Specified Yield Supplement Balance" means, an amount equal to the lesser of:

     (a) the maximum aggregate Yield Supplement Amounts that will be withdrawn from the yield supplement account on future distribution dates assuming-

          (1) payments on the receivables are made on their scheduled payment dates,
          (2)  that no receivable is prepaid, and
          (3)  a Weighted Average ABS Rate of [___%]; and

     (b)  $______________.

     "Total Available Amount" means, for a distribution date, the sum of the Available Amount and all cash or other immediately available funds on deposit in the reserve account immediately prior to that distribution date.

     "Yield Supplement Amount" means, for a distribution date, an amount equal to the excess of:

     (a) one month's interest on the Receivable Balance as of the first day of the related Collection Period of each Yield Supplemented Receivable (other than a Liquidating Receivable) at a rate equal to the Required Rate, over

     (b) one month's interest on that Receivable Balance at that Yield Supplemented Receivable's Contract Rate.

     "Yield Supplemented Receivable" means a receivable that has a Contract Rate less than the Required Rate.

     "Weighted Average ABS Rate" means, for any distribution date, the quotient of:

     (a)  the sum of:

          (1) the interest rate on the Class A-1 Notes multiplied by the outstanding principal amount of the Class A-1 Notes on such distribution date;
          (2) the interest rate on the Class A-2 Notes multiplied by the outstanding principal amount of the Class A-2 Notes on such distribution date;
          (3) the interest rate on the Class A-3 Notes multiplied by the outstanding principal amount of the Class A-3 Notes on such distribution date;
          (4) the interest rate on the Class A-4 Notes multiplied by the outstanding principal amount of the Class A-4 Notes on such distribution date; and
          (5) the interest rate on the Class B Notes multiplied by the outstanding principal amount of the Class B Notes on such distribution date; and

     (b) the aggregate outstanding principal amount of the notes on such distribution date.

                                    FORM OF
           Prospectus Supplement to Prospectus dated _________, 20__
                                 $_____________

LOGO

                    First Security Auto Owner Trust 20__-__
                               Asset Backed Notes

                         First Security Bank/(R)/, N.A.
                              Seller and Servicer

--------------------------------------------------------------------------------
YOU SHOULD CONSIDER CAREFULLY THE RISK FACTORS ON PAGE S-__ IN THIS PROSPECTUS SUPPLEMENT AND THE RISK FACTORS BEGINNING ON PAGE __ IN THE PROSPECTUS.

The notes represent obligations of the trust only and do not represent obligations of or interests in, and are not guaranteed by, First Security Bank(R), N.A. or any of its affiliates.

This prospectus supplement may be used to offer and sell the notes only if accompanied by the prospectus.
--------------------------------------------------------------------------------

THE NOTES

The seller will sell the following notes pursuant to this prospectus supplement:

                                                                                      Class A Notes
                                                       --------------------------------------------------------------------------
                                                         A-1 Notes      A-2 Notes      A-3 Notes      A-4 Notes    Class B Notes
Initial Principal Amount                                $___,000,000   $___,000,000   $___,000,000   $___,000,000   $__,000,000

Interest Rate                                              ____%          ____%          ____%          ____%           ____%

Final Scheduled Distribution Date                        ____ 20__      ____ 20__      ____ 20__      ____ 20__       ____ 20__

Price to Public, plus accrued interest, if any, from ______, 20__.

Underwriting Discount

Proceeds to Seller

Price to Public, excluding accrued interest, is $_______________. Total underwriting discount is $_____________. Expenses payable by the seller, estimated to be $___,000 have not been deducted from the Proceeds to the Seller. Total proceeds to the seller will be $_____________ .

 . Principal and interest on all notes will be payable on each monthly distribution date. The first distribution date will be _______________.

CREDIT ENHANCEMENT

 . The Class B Notes are subordinated to the Class A Notes as described in this prospectus supplement.

 .  Reserve account, with an initial balance of $________________.



     NEITHER THE SEC NOR ANY STATE SECURITIES COMMISSION HAS APPROVED THESE
         SECURITIES OR DETERMINED IF THIS PROSPECTUS SUPPLEMENT OR THE PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE
                        CONTRARY IS A CRIMINAL OFFENSE.


                       Underwriters of the Class A Notes

                       Underwriters of the Class B Notes

                                 _______, 20__

              Important Notice About Information Presented In This
                    Prospectus Supplement And The Prospectus

     We tell you about the notes in two separate documents that progressively provide more detail--

          (1) the prospectus, which provides general information, some of which may not apply to the notes, and

          (2) this prospectus supplement, which describes the specific terms of your notes.

     If the terms of the notes vary between this prospectus supplement and the prospectus, you should rely on the information in this prospectus supplement.

     You should rely only on the information provided in this prospectus supplement and the prospectus, including the information incorporated by reference. We have not authorized anyone to provide you with other or different information. We are not offering the notes in any jurisdiction where the offer is not permitted. We do not claim the accuracy of the information in this prospectus supplement or the prospectus as of any date other than the dates stated on their respective covers.

     We include cross-references in this prospectus supplement and in the prospectus to captions in these materials where you can find further related discussions. The following Table of Contents and the Table of Contents included in the prospectus provide the pages on which these captions are located.

     You can find definitions of capitalized terms used in this prospectus supplement under the caption "Glossary" beginning on page S-___ in this prospectus supplement and under the caption "Glossary of Terms" which appears at the end of the prospectus.


                      ------------------------------------

                               TABLE OF CONTENTS


SUMMARY OF TERMS ............................ S-1
     The Parties ............................ S-1
     The Securities ......................... S-1
     Credit Enhancement ..................... S-4
     Trust Property ......................... S-5
     The Receivables ........................ S-6
     Collection Account; Priority
            of Distributions ................ S-6
     Tax Status ............................. S-6
     ERISA Considerations ................... S-6
     Legal Investment ....................... S-7

RISK FACTORS ................................ S-8

THE TRUST ................................... S-9
     Capitalization of the Trust ............ S-9
     The Owner Trustee ..................... S-10

DELINQUENCY AND LOSS
     EXPERIENCE OF SELLER .................. S-10
     Delinquency Experience ................ S-10
     Credit Loss/Repossession
            Experience ..................... S-11

THE RECEIVABLES POOL ....................... S-11
     The Receivables ....................... S-11
     Certain Characteristics ............... S-12
     Composition of the
          Receivables ...................... S-13
     Distribution by Contract Rate
          of the Receivables ............... S-13
     Distribution by Remaining
          Term of Receivables .............. S-14
     Geographic Distribution of
          the Receivables .................. S-15
     Payments on the Receivables ........... S-15
     Weighted Average Life of the
          Notes ............................ S-16

THE NOTES .................................. S-19
     General ............................... S-19
     Payments of Interest ...................S-19
     Payments of Principal ..................S-20
     Monthly Dates ..........................S-21
     Redemption .............................S-21
     Parity and Priority of Notes ...........S-22
     Voting Rights ..........................S-22
     Delivery of Notes ......................S-22

THE TRANSFER AND
     SERVICING
     AGREEMENTS............................. S-23
     Distributions ......................... S-23
     Servicing Compensation ................ S-25
     Advances .............................. S-25
     Reserve Account ....................... S-25

MATERIAL FEDERAL INCOME
     TAX CONSEQUENCES ...................... S-26
     Characterization as Debt .............. S-26
     Characterization of the Trust ......... S-27
     Interest Income to
              Noteholders .................. S-27
     Original Issue Discount ............... S-27
     Disposition of Notes .................. S-28
     Information Reporting and
              Backup Withholding............ S-28
     Tax Consequences to Foreign
              Noteholders .................. S-28

STATE AND LOCAL TAX
     CONSEQUENCES .......................... S-29

ERISA CONSIDERATIONS ....................... S-29

UNDERWRITING ............................... S-30

LEGAL OPINIONS ............................. S-31

GLOSSARY ................................... S-32

                                SUMMARY OF TERMS

 .    This summary highlights selected information from this document and does not contain all of the information that you need to consider in making your investment decision. To understand all of the material terms of our offering of the notes, you should read carefully this entire document and the prospectus, including the information under "Risk Factors" in both as well.

 .    This summary provides an overview of certain calculations, cash flows and other information to aid your understanding and is qualified by the full description of these calculations, cash flows and other information in this prospectus supplement and the prospectus.

THE PARTIES

Issuer

   First Security Auto Owner Trust 20__-__, a Delaware business trust.

Seller and Servicer

   First Security Bank(R), N.A.

Indenture Trustee

   __________________________

Owner Trustee

   __________________________

THE SECURITIES

The Notes

   The trust will issue the following notes:


   . Class A-1 ____% asset backed notes in the aggregate principal amount of $____,000,000.00;

   . Class A-2 ____% asset backed notes in the aggregate principal amount of $____,000,000.00;

   . Class A-3 ____% asset backed notes in the aggregate principal amount of $____,000,000.00; and

   . Class A-4 ____% asset backed notes in the aggregate principal amount of $____,000,000.00.

   . Class B ____% asset backed notes in the aggregate principal amount of $____,000,000.00, of which $____,000,000.00 will be offered by this prospectus supplement.

   The seller will retain a Class B Note in the aggregate principal amount of $_______, which is not offered by this prospectus supplement.

   The notes will have the benefit of the credit enhancements described below.

Ratings of the Notes

   We will issue the notes only if-

   (1) the Class A-1 Notes are rated in the highest short-term rating category by at least two nationally recognized statistical rating agencies,

   (2) the Class A-2 Notes, the Class A-3 Notes and the Class A-4 Notes are rated in the highest long-term rating category by at least two nationally recognized statistical rating agencies and

   (3) the Class B Notes are rated at least investment grade by at least two nationally recognized statistical rating agencies.

   After the notes are issued, any ratings may be lowered or withdrawn by the applicable rating agencies.

Closing Date

   The purchase of the receivables and the issuance of the notes will take place on _______, 2000.

Distribution Dates

   The 15/th/ day of each calendar month, or the next business day if the 15/th/ is not a business day, beginning with _____ 15, 2000.

Interest Payments

   The interest rate for each class of notes is the fixed rate as specified on the cover page of this prospectus supplement. Interest will be payable on all notes on each distribution date.

   Interest on the Class A-1 Notes will be calculated on the basis of the actual number of days elapsed from the last distribution date and a 360-day year. Interest on the Class A-2 Notes, the Class A-3 Notes, the Class A-4 Notes and the Class B Notes will be calculated on the basis of a 360-day year of twelve 30-day months.

   Payments of interest on the Class B Notes are subordinated to interest payments on the Class A Notes as follows:

   . On any distribution date, interest on the Class B Notes will not be paid until all accrued and unpaid interest on the Class A Notes has been paid in full.

   . After an acceleration of the notes following an event of default or if any notes remain outstanding on or after the applicable final scheduled distribution date, no interest or principal will be paid on the Class B Notes until all principal and interest on the Class A Notes has been paid in full.

Principal Payments

   Principal on the notes will be payable on each distribution date in an aggregate amount based on the amount of principal collected on the receivables during the related collection period. Except as provided below, these payments will be made-

   . first, 100% to the Class A-1 Notes until the Class A-1 Notes are paid in full;

   .  second,

      (1) the Class A Principal Percentage to the Class A Notes until paid in full. The entire Class A Principal Percentage shall be paid to the Class A-2 Notes until paid in full, then to the Class A-3 Notes until paid in full and then to the Class A-4 Notes until paid in full, and

      (2) the Class B Principal Percentage to the Class B Notes until paid in full.

   Principal on the Class B Notes will be paid on any distribution date only after the Class A Noteholders' Principal Distributable Amount for that distribution date has been paid in full. Also, so long as any Class A Notes are outstanding, if the amount in the reserve account is less than the Specified Reserve Account Balance for that distribution date, all amounts otherwise payable as principal on the Class B Notes will be paid as principal on the Class A Notes. The Specified Reserve Account Balance will be calculated after giving effect to all deposits or withdrawals into or from the reserve account for that distribution date.

   From and after the occurrence of a gross loss trigger event, except as provided below, principal payments will be made-

   . first, 100% to the Class A Notes until paid in full. All principal payments shall be paid to the Class A-1 Notes until paid in full, then to the Class A-2 Notes until paid in full, then to the Class A-3 Notes until paid in full and then to the Class A-4 Notes until paid in full; and

   . second, 100% to the Class B Notes until paid in full.

   In addition to the above, payments of principal on the Class B Notes are subordinated to payments of interest and principal on the Class A Notes. This subordination means that-

   (1)  after an acceleration of the notes following an event of default or

   (2) if any notes remain outstanding on or after the applicable final scheduled distribution date, then principal payments will not be made as described above.

   Instead, principal payments will be made-

   . first, to the Class A Noteholders ratably according to the amount due and payable on each class until all the Class A Notes have been paid in full; and

   . second, to the Class B Noteholders until the Class B Notes have been paid in full.

   Any amounts otherwise payable as interest and principal on the Class B Notes will be available to make payments of principal on the Class A Notes.

Final Scheduled Distribution Dates

   The outstanding principal amount, if any, of each class of notes will be payable in full on final scheduled distribution date set forth below.

   If any class of notes is not repaid in full on or prior to that class's final scheduled distribution date, an event of default will occur. If an event of default occurs, no interest or principal will be paid on the Class B Notes until all interest and principal has been paid on the Class A Notes.

   Notes             Final scheduled distribution date
   -----             ---------------------------------

   Class A-1         ______ 20__ distribution date

   Class A-2         ______ 20__ distribution date

   Class A-3         ______ 20__ distribution date

   Class A-4         ______ 20__ distribution date

   Class B           _______ 20__ distribution date

Redemption

   The Class A-4 Notes and the Class B Notes will be redeemed in whole on any distribution date if the servicer exercises its option to purchase from the trust the receivables and other trust property. The servicer may exercise this option only if--

   . the aggregate receivables balance declines to 10% or less of the aggregate starting receivables balance;

   . the aggregate of the repurchase amount of the receivables, other than Liquidating Receivables, is greater than or equal to the sum of the outstanding principal balance of all notes, plus accrued and unpaid interest on the notes; and

   . the Class A-1 Notes, the Class A-2 Notes and the Class A-3 Notes have been paid in full.

The redemption price will be equal to the unpaid principal amount of such Class A-4 Notes and Class B Notes, plus accrued and unpaid interest on those notes.

Voting Rights

   If the prospectus specifies certain circumstances under which a specified percentage in principal amount of the outstanding notes must consent, approve, direct or request an action, that action shall be valid only if that specified percentage in principal amount of all the outstanding Class A Notes or, in the event no Class A Notes are outstanding, all outstanding Class B Notes, voting together as a single class have voted to give that consent, approval, direction, request or notice, or take that action.

   Any notes held by the seller will not be deemed to be outstanding and shall be disregarded when a vote is taken.

CREDIT ENHANCEMENT

Subordination

The Class B Notes are subordinated to the Class A Notes. This provides additional credit enhancement for the Class A Notes.

   No interest will be paid on the Class B Notes on any distribution date until all accrued and unpaid interest on the Class A Notes has been paid in full.

   No principal will be paid on the Class B Notes on any distribution date until all principal payable on the Class A Notes on that distribution date has been paid in full.

   On any distribution date, if the amount in the reserve account, after giving effect to all withdrawals or deposits from the reserve account for that distribution date, is less than the specified reserve account balance, all amounts otherwise payable as principal on the Class B Notes will be paid as principal on the Class A Notes.

   From and after the occurrence of a gross loss trigger event--

   . no principal will be paid on the Class B Notes until all principal owed on the Class A Notes has been paid in full; and

   . amounts otherwise payable as principal on the Class B Notes will be available to make payments of principal on the Class A Notes.

   After an acceleration of the notes following an event of default or if any of the notes remain outstanding on and after the applicable final scheduled distribution date--

   . no principal or interest will be paid on the Class B Notes until all principal and interest owed on the Class A Notes has been paid in full; and

   . amounts otherwise payable as interest and principal on the Class B Notes will be available to make payments of principal on the Class A Notes.

Reserve Account

   Funds on deposit in the reserve account will be available on each distribution date to cover shortfalls in distributions of interest and principal on the notes due to delinquencies and defaults on the receivables. Amounts in the reserve account will also be available to pay servicing fees and to make principal payments on the final scheduled distribution date for each class of notes.

   The reserve account will be funded as follows-

   . On the closing date, the seller will deposit the reserve account initial deposit of $_____________ into the reserve account.

   . On each distribution date, any collections on the receivables remaining after providing for all required payments to holders of the notes, the payment of the total servicing fee and reimbursement of outstanding advances will be deposited in the reserve account.

   On each distribution date, any amount in the reserve account in excess of the specified reserve account balance will be paid to the certificateholders. The seller will be the initial certificateholder. The noteholders will have no further rights to any amounts paid to the certificateholders from the reserve account.

   The specified reserve account balance for any distribution date will equal ___% of the aggregate receivables balance as of the last day of the related collection period. However, the specified reserve account balance will be calculated as ____% of the aggregate receivables balance for any distribution date, beginning on the _______, 20__ distribution date, on which the average net loss ratio exceeds ___% or the average delinquency ratio exceeds ___%.

   In no event will the specified reserve account balance be less than the lesser of:

   (1)  $_________ and

   (2) the aggregate outstanding principal amount of the notes. We may change this definition without your consent so long as the change does not cause the ratings of the notes to be reduced or withdrawn.

TRUST PROPERTY

   The primary assets of the trust will be the receivables. The receivables in the trust will be sold by the seller to the trust. The trust property will also include:

   .  All monies due or received under the receivables after the cutoff date;

   . A security or ownership interest in the new and used automobiles and lights trucks financed by the receivables;

   . Any proceeds from claims on insurance policies for the financed vehicles or from obligors under the receivables;

   .  Amounts on deposit in the trust accounts, including the reserve account;

   . Specified rights of the seller relating to receivables from agreements between the seller and the dealers that sold the financed vehicles and related documents; and

   . All rights of the trust under the sale and servicing agreement and any credit enhancement.

   The trust will assign the trust property to the Indenture Trustee for the benefit of the noteholders, to the extent provided in the indenture and the remainder of the trust property to the certificateholders.

THE RECEIVABLES

  On the closing date, the trust will acquire receivables with an Aggregate Starting Receivables Balance of $__________ as of the cutoff date. As of the cutoff date--

  .  the weighted average contract rate of the receivables is approximately
     _____%;

  . the weighted average remaining term--which is the period from but excluding the cutoff date to and including each receivable's maturity date--of the receivables is approximately ____ months; and

  . the weighted average original term of the receivables is approximately ____ months.

  Each receivable has a scheduled maturity prior to the date that is six months prior to the final scheduled distribution date for the Class B Notes.

COLLECTION ACCOUNT; PRIORITY OF DISTRIBUTIONS

  On each distribution date, funds on deposit in the collection account relating to payments received on the receivables for the prior collection period will be applied to the following in the priority indicated but subject to the subordination provisions described above--

  (1) reimbursement of outstanding advances;

  (2) the total servicing fee;

  (3) accrued and unpaid interest on the Class A Notes;

  (4) accrued and unpaid interest on the Class B Notes;

  (5) principal on the Class A Notes, up to the Class A Noteholders' Principal Distributable Amount;

  (6) principal on the Class B Notes, up to the Class B Noteholders' Principal Distributable Amount; and

  (7) the remainder, if any, to be deposited in the reserve account.

  Funds on deposit in the reserve account will also be available as described in this prospectus supplement.

TAX STATUS

  As described below under "Material Federal Income Tax Consequences," Kirkland & Ellis, special federal tax counsel to the seller, will give an opinion that for federal income tax purposes--

  .  the notes will be characterized as debt and

  . the trust will not be characterized as an association or publicly traded partnership taxable as a corporation.

  See "Material Federal Income Tax Consequences" in this prospectus supplement for additional information concerning the application of federal tax laws to the trust and the notes. See also "State and Local Tax Consequences."

ERISA CONSIDERATIONS

  Subject to the considerations discussed under "ERISA Considerations," the notes are eligible for purchase by employee benefit plans. See "ERISA Considerations" in this prospectus supplement and "ERISA Considerations" in the prospectus.

LEGAL INVESTMENT

  The Class A-1 Notes will be eligible securities for purchase by money marketfunds under paragraph (a)(9) of Rule 2a-7 under the Investment Company Act of 1940, as amended.

                                  RISK FACTORS


  In addition to the other information contained in this prospectus supplement, you should consider the following risk factor and the risk factors in the prospectus in deciding whether to purchase the notes.

Lack of Geographic        Economic conditions in states where obligors reside may affect the
Diversification of        delinquency, loan loss and repossession experience of the trust for
Obligors Could Affect     the receivables. As of the cutoff date, the mailing addresses of
the Performance of        obligors with respect to ____%, ____% and ____% by aggregate
the Receivables           receivables balance of the receivables were located in Washington,
                          Idaho and Utah, respectively. Adverse economic conditions in
                          Washington, Idaho and Utah, or that area of the country generally, may have a disproportionate impact on the performance of the receivables. Economic factors such as unemployment, interest rates, the rate of inflation and consumer perceptions may affect the rate of prepayment and defaults on the receivables and could reduce or delay payments to you. See "The Receivables Pool--Certain
                          Geographic Distribution of the Receivables."

                                   THE TRUST

     The Issuer, First Security Auto Owner Trust 20__-__, is a business trust formed under the laws of the State of Delaware pursuant to a trust agreement dated as of the closing date between the seller and the Owner Trustee. The Owner Trustee acts under the trust agreement solely as trustee of the trust and not in its individual capacity. After its formation, the trust will not engage in any activities other than--

     (1) acquiring, holding and managing the receivables and the other assets of the trust and proceeds from those assets,

     (2)  issuing the notes,

     (3)  making payments on the notes, and

     (4) engaging in other activities that are necessary, suitable, desirable or convenient to accomplish the above activities or are incidental to or connected with the above activities.

     The trust will deliver the securities to the seller in exchange for the receivables and other assets pursuant to the sale and servicing agreement. The trust's principal offices are in Wilmington, Delaware, in care of Wilmington Trust Company, as Owner Trustee, at the address listed in "--The Owner Trustee" below.

Capitalization of the Trust

     The following table illustrates the capitalization of the trust as of the cutoff date as if the issuance and sale of the notes offered by this prospectus supplement or retained by the seller had taken place on that date:

     Class A-1 _____% Asset Backed Notes....................  $
                                                               ------------

     Class A-2 _____% Asset Backed Notes....................  $
                                                               ------------

     Class A-3 _____% Asset Backed Notes....................  $
                                                               ------------

     Class A-4 _____% Asset Backed Notes....................  $
                                                               ------------

     Class B _____% Asset Backed Notes......................  $
                                                               ------------

          Total.............................................  $
                                                               ============

     The trust will also issue certificates. The certificates represent the equity of the trust and will be issued pursuant to the trust agreement. A Class B Note in the aggregate principal amount of $_____ and the certificates will initially be held by the seller and/or one or more of its affiliates and are not offered by this prospectus supplement.

The Owner Trustee

     _______________ is the Owner Trustee under the trust agreement.
_________________ is a _____________ corporation and its principal offices are located at _____________________________.

                   DELINQUENCY AND LOSS EXPERIENCE OF SELLER

     The tables set forth below indicate the delinquency and credit loss/repossession experience for each of the last five calendar years of the Bank's entire portfolio of motor vehicle loans, including motor vehicle loans that it previously sold but continues to service. The tables include both motor vehicle loans originated directly by the Bank and through dealers in a relative proportion substantially similar to the motor vehicle loans to be transferred to the trust.

     Fluctuations in delinquencies, repossessions and charge-offs generally follow trends in the overall economic environment and may be affected by such factors as:

          .  increased competition for obligors,

          .  rising consumer debt burden per household,

          . the supply and demand for automobiles, light trucks and sport utility vehicles, and

          .  increases in personal bankruptcies.

     We cannot assure that the delinquency and loss experience for the motor vehicle loans as a whole or those transferred to the trust will be similar to the historical experience described below.

Delinquency Experience

                                                      As of March 31,                            As of December 31,
                                 -------------------------------------------------------------------------------------------------
                                          2000                     1999                      1999                     1998
                                 -------------------------------------------------------------------------------------------------
                                  Number                   Number                   Number                   Number
                                      of                       of                       of                       of
                                   Loans         Amount     Loans         Amount     Loans         Amount     Loans         Amount
                                 -------------------------------------------------------------------------------------------------
                                                                      (Dollars in Thousands)
Portfolio at Period End....      363,431     $4,411,195   326,740     $3,872,070   358,395     $4,370,722   303,595     $3,495,181
Delinquency(1)
   30-59 Days..............        4,460     $   49,721     4,278     $   46,686     6,252     $   67,455     5,002     $   53,150
   60-89 Days..............        1,582     $   17,734     1,485     $   16,840     2,627     $   28,783     1,726     $   18,839
   90 Days or More.........          845     $    9,265       776     $    8,481     1,337     $   15,356       792     $    8,891
Total Delinquencies........        6,887     $   76,719     6,539     $   72,007    10,216     $  111,595     7,520     $   80,880
Total Delinquencies
as Percentage of the
Portfolio..................        1.89%          1.74%     2.00%          1.86%     2.85%          2.55%     2.48%          2.31%

                                               As of December 31,
                                 -----------------------------------------------
                                          1997                     1996
                                 -----------------------------------------------
                                  Number                   Number
                                      of                       of
                                   Loans         Amount     Loans         Amount
                                 -----------------------------------------------
                                             (Dollars in Thousands)
Portfolio at Period End......    242,396     $2,557,565   200,922     $1,979,782
Delinquency(1)
   30-59 Days................      3,557     $   35,995     3,380     $   31,646
   60-89 Days................        765     $    8,035     1,209     $   11,330
   90 Days or More...........        444     $    4,694       600     $    5,947
Total Delinquencies..........      4,766     $   48,724     5,189     $   48,923
Total Delinquencies
as Percentage of the
Portfolio....................      1.97%          1.91%     2.58%          2.47%

--------------------------------------------------------------------------
(1) The period of delinquency is based on the number of days payments are contractually past due for all motor vehicle loans other than motor vehicle loans previously charged off.

     Credit Loss/Repossession Experience

                                   Three Months Ended
                                        March 31,                          Year Ended December 31,
                                 ----------------------------------------------------------------------------------
                                     2000       1999        1999        1998        1997        1996        1995
                                 ----------------------------------------------------------------------------------
                                                              (Dollars in Thousands)
Portfolio Balance at Period..... $4,411,195  $3,872,070  $4,370,722  $3,495,181  $2,557,565  $1,979,782  $1,824,411
Average Portfolio Balance
 during the Period.............. $4,397,646  $3,713,832  $4,051,580  $3,020,363  $2,270,731  $1,883,171  $1,850,693
Average Number of Loans
 Outstanding during the Period.. $  361,782  $  317,204  $  337,782  $  273,261  $  222,092  $  195,749  $  195,834
Number of Repossessions
 during the Period.............. $    2,618  $    2,068  $    8,333  $    6,207  $    4,967  $    4,198  $    4,153
Number of Repossession as
 percentage of Number of Loans
 Outstanding(4).................      2.89%       2.61%       2.47%       2.27%       2.24%       2.14%       2.12%
Gross Charge-offs(1)............ $   25,282  $   19,574  $   69,930  $   53,485  $   39,184  $   29,488  $   25,644
Recoveries on Loans
 Previously Charged Off(2)...... $   10,961  $    8,851  $   33,614  $   19,882  $   16,901  $   11,849  $   11,321
Net Charge-offs(3).............. $   14,321  $   10,723  $   36,316  $   33,604  $   22,283  $   17,639  $   14,323
Net Charge-offs as a Percentage
 of Portfolio Balance at Period
 End(4).........................      1.30%       1.11%       0.83%       0.96%       0.87%       0.89%       0.79%
Net Charge-offs as a Percentage
 of Average Balance During
 Period(4)......................      1.30%       1.15%       0.90%       1.11%       0.98%       0.94%       0.77%

________________________________________________________________
(1) Gross Charge-offs are generally stated net of liquidation proceeds.
(2) Recoveries on Loans Previously Charged Off generally include amounts received with respect to loans previously charged off, other than liquidation proceeds, net of collection expenses. A portion of recoveries has resulted from certain collection and recovery efforts used by the Bank with respect to defaulted receivables acquired by the Bank from other institutions as a result of mergers. These defaulted receivables are not being transferred to the Trust and the reported recoveries may not be indicative of future results.
(3) Net Charge-offs equal Gross Charge-offs minus Recoveries on Loans Previously Charged Off.
(4) Annualized.

     Total delinquency over 30 days increased to 2.85% at year-end 1999. This was an increase of .37% over year-end 1998 at which time conversion to a new collection system occurred. The cause of the increase in delinquency at year-end 1999 was a result of staffing shortages that occurred in the collection center, a tightening of extension policies, and experiences in computer downtime. The increased delinquency at year-end resulted in above normal losses in January and February 2000. Corrective action and intensified recovery efforts resulted in normalized loss and delinquency performance by March 2000. Delinquency of 1.89% for March 2000 compares favorably with March 1999 at 2.00%.


                              THE RECEIVABLES POOL

The Receivables

     Approximately ____% of the Aggregate Starting Receivables Balance of motor vehicle loans were originated by the seller through dealers in the ordinary course of the seller's business and in accordance with seller's underwriting standards. The remainder of the motor vehicle loans were made directly by the seller to the obligors in accordance with the seller's underwriting standards.

     The seller will warrant in the sale and servicing agreement that all the receivables have the following individual characteristics, among others--

     (1) the obligation of the obligor under each receivable is secured by a security interest in either a new or used automobile or light truck;

     (2) each receivable has a Contract Rate of at least ___% and less than ___%;

     (3) each receivable had a remaining maturity, as of the cutoff date, of not less than __ months and not more than __ months;

     (4) each receivable had a remaining principal balance of not less than $___ and not more than $____ as of the cutoff date;

     (5)  no receivable was more than 29 days past due as of the cutoff date;

     (6)  no financed vehicle had been repossessed as of the cutoff date;

     (7) each receivable is a Simple Interest Receivable, as that term is described below;

     (8) any dealer of the financed vehicle does not have a participation in, or other right to receive, any proceeds of the receivable; and

     (9)  each receivable was originated on or after ________, 19__.

     The seller did not use any procedures adverse to noteholders in selecting the receivables to be transferred to the trust on the closing date. The prospectus describes all terms of the retail motor vehicle installment sale contracts and installment loans constituting the receivables which are material to the noteholders.

 Certain Characteristics

     As of the cutoff date, approximately ____% of the Aggregate Receivables Balance was attributable to loans for purchases of new financed vehicles and approximately ____% of the Aggregate Receivables Balance was attributable to loans for purchases of used financed vehicles.

     The composition, distribution by Contract Rate and distribution by remaining term of the receivables as of the cutoff date are described in the following tables. Due to rounding, the percentages shown in these tables may not add to 100.00%.

Composition of the Receivables

 Weighted Average   Aggregate Starting                        Average
 Contract Rate of      Receivables           Number of       Receivable  Weighted Average  Weighted Average
   Receivables           Balance        Receivables in Pool   Balance     Original Term     Remaining Term
-----------------   ------------------  -------------------  ----------  ----------------  ----------------
      _____%            $_________            ______         $________      _____ mos.       ______ mos.

Distribution by Contract Rate of the Receivables

                                                          Percentage of
                             Number of    Receivables   Aggregate Starting
Contract Rate Range         Receivables     Balance     Receivables Balance
-------------------         -----------     -------     -------------------
 7.500- 7.999%............
 8.000- 8.999.............
 9.000- 9.999.............
10.000-10.999.............
11.000-11.999.............
12.000-12.999.............
13.000-13.999.............
14.000-14.999.............
15.000-15.999.............
16.000-16.999.............
17.000-17.999.............
18.000-18.999.............
19.000-19.999.............
20.000-20.999.............
21.000-21.999.............
22.000-22.999.............
23.000-23.999.............
24.000-24.999.............
25.000-25.999.............
26.000-26.999.............
27.000-27.999.............
28.000-28.999.............
                            -----------   -----------   -------------------
     Total................                                    100.00%
                                                        ===================

Distribution by Remaining Term of Receivables

                                                          Percentage of
                             Number of    Receivables   Aggregate Starting
Remaining Term (Months)     Receivables     Balance     Receivables Balance
-----------------------     -----------     -------     -------------------
1-12.....................
13-24....................
25-36....................
37-48....................
49-60....................
61-66....................
67-72....................
73-78....................
79-84....................
                            -----------   -----------   -------------------
     Total................                                    100.00%
                                                        ===================

Geographic Distribution of the Receivables

     The following table sets forth the percentage of the Aggregate Starting Receivables Balance of the receivables in the states with the largest concentration of receivables. No other state accounts for more than 1.0% of the Aggregate Starting Receivables Balance of the receivables.

                                           Percentage of Aggregate
State                                    Starting Receivables Balance
-----                                    ----------------------------

Washington ...........................                %
Idaho ................................                %
Utah  ................................                %
Oregon ...............................                %
Nevada ...............................                %
California ...........................                %
Wyoming ..............................                %
Montana ..............................                %
South Dakota .........................                %
Colorado .............................                %
Oklahoma .............................                %

Payments on the Receivables

     All receivables are Simple Interest Receivables. A Simple Interest Receivable provides for the amortization of the amount financed under the receivable over a series of fixed level months payments, except that the last payment may be different. However, each monthly payment consists of an installment of interest which is calculated on the basis of the Receivable Balance multiplied by the stated Contract Rate and further multiplied by the period elapsed--as a fraction of a calendar year--since the preceding payment of interest was made.

     As payments are received under a Simple Interest Receivable the amount received is applied first to interest accrued and unpaid to the date of payment and the balance is applied to reduce the unpaid Receivable Balance of the receivables. Accordingly, if an obligor pays a fixed monthly installment before its scheduled due date, the portion of the payment allocable to interest for the period since the preceding payment was made will be less than it would have been had the payment been made as scheduled. The portion of the payment applied to reduce the unpaid principal balance will be correspondingly greater, which has the effect of a prepayment.

     Conversely, if an obligor pays a fixed monthly installment after its scheduled due date, the portion of the payment allocable to interest for the period since the preceding payment was made will be greater than it would have been had the payment been made as scheduled. The portion of the payment applied to reduce the unpaid principal balance will be correspondingly less. In either case, the obligor pays a fixed monthly installment until the final scheduled payment date, at which time the amount of the final installment is increased or decreased as necessary to repay the Receivable Balance as of that date.

     The receivables are prepayable at any time. Prepayments may also result from--

           .    liquidations due to default,
           .    the receipt of monthly installments earlier than the scheduled due dates for those installments,
           .    the receipt of proceedings from credit life, disability, theft or physical damage, insurance,
           .    repurchases by the seller as a result of certain uncured
                breaches of the warranties made by it in the sale and servicing agreement,
           .    purchases by the servicer as a result of certain uncured
                breaches of the covenants made by it in the sale and servicing agreement, or
           .    the servicer exercising its option to purchase all of the
                remaining receivables.

     A variety of economic, social, and other factors may influence prepayments on the receivables. These factors include decreases in interest rates and the fact that an obligor may sell or transfer the financed vehicle securing a receivable without the seller's consent.

Weighted Average Life of the Notes

     Prepayments on automotive receivables can be measured relative to a prepayment standard or model. The Model used in this prospectus supplement is based on an ABS each month relative to the original number of receivables in a pool of receivables. The Model further assumes that all the receivables are the same size and amortize at the same rate and that each receivable in each month of its life will either be paid as scheduled or be prepaid in full. For example, in a pool of receivables originally containing 10,000 receivables, a 1% ABS rate means that 100 receivables prepay each month. ABS does not purport to be an historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any pool of receivables, including the receivables.

     The rate of payment of principal of each class of notes will depend on the rate of payment, including prepayments, of the principal balance of the receivables. Therefore, the final payment for any class of notes could occur significantly earlier than the respective final scheduled distribution dates. The noteholders will bear exclusively any reinvestment risk associated with early payment of the notes.

     The table on the following pages captioned "Percent of Initial Principal Balance at Various ABS Percentages" is the ABS Table. The ABS Table has been prepared on the basis of the characteristics of the receivables, as described below. The ABS Table assumes that--

           . the receivables prepay in full at the specified constant percentage of ABS monthly, with no defaults, losses or repurchases,

           . each scheduled monthly payment on the receivables is made on the last day of each month and each month has 30 days,

           . distributions on the notes are made on each distribution date, and each of those dates is assumed to be the fifteenth day of each applicable month, and

           . the servicer does not exercise its option to purchase the receivables.

     The pool has an assumed cutoff date of ______, 20__. The ABS Table indicates the projected weighted average life of each class of notes and sets forth the percent of the initial principal balance of each class of the notes that is projected to be outstanding after payments are made on each of the distribution dates shown at various constant ABS percentages. The ABS Table also indicates the month in which the servicer can exercise its option to purchase the receivables and the associated projected weighted average life.

     The ABS Table also assumes that the receivables have been aggregated into a hypothetical pool, with all of the receivables within the pool having the following characteristics and that the level scheduled monthly payment--which is based on its Aggregate Receivables Balance, APR, original term to maturity and remaining term to maturity as of the cutoff date--will be such that the pool will be fully amortized by the end of its remaining term to maturity.

                                                        Remaining
           Aggregate                                      Term
          Receivables             Original Term to     to Maturity
            Balance        APR    Maturity (mos.)        (mos.)



        $_____________     ____%         ___              ___

     The actual characteristics and performance of the receivables will differ from the assumptions used in constructing the ABS Table. The assumptions used are hypothetical and have been provided only to give a general sense of how the principal cash flows might behave under varying prepayment scenarios. For example, it is very unlikely that the receivables will prepay at a constant level of ABS until maturity or that all of the receivables will prepay at the same level of ABS. Moreover, the diverse terms of receivables within the hypothetical pool could produce slower or faster principal distributions than indicated in the ABS Table at the various constant percentages of ABS specified, even if the original and remaining terms to maturity of the receivables are as assumed. Any difference between these assumptions and the actual characteristics and performance of the receivables, or actual prepayment experience, will affect the percentages of initial amounts outstanding over time and the weighted average lives of each class of the notes.

                              PERCENT OF INITIAL PRINCIPAL BALANCE AT VARIOUS [needs to be completed]

                                                           Class A Notes
                           ----------------------------------------------------------------------------------------------------
                                Class A-1 Notes                    Class A-2 Notes                    Class A-3 Notes
                           ----------------------------------------------------------------------------------------------------
Distribution Date            0.5%  1.2%  1.5%  1.8%            0.5%  1.2%  1.5%  1.8%              0.5%  1.2%  1.5%  1.8%
-----------------          ----------------------------------------------------------------------------------------------------
9/15/2001...............
10/15/2001..............
11/15/2001..............
12/15/2001..............
1/15/2002...............
2/15/2002...............
3/15/2002...............
4/15/2002...............
5/15/2002...............
6/15/2002...............
7/15/2002...............
8/15/2002...............
9/15/2002...............
10/15/2002..............
11/15/2002..............
12/15/2002..............
1/15/2003...............
2/15/2003...............
3/15/2003...............
4/15/2003...............
5/15/2003...............
6/15/2003...............
7/15/2003...............
8/15/2003...............
9/15/2003...............
10/15/2003..............
11/15/2003..............
12/15/2003..............
1/15/2004...............
2/15/2004...............
3/15/2004...............
4/15/2004...............
5/15/2005...............
6/15/2004...............
7/15/2004...............
8/15/2004...............
9/15/2004...............
*Weighted Average Life
(years) (1).............
*Weighted Average Life
to Optional Clean Up
Call (years) (1)........
*Optional Clean Up
Call Date


                                                           Class A Notes
                           ----------------------------------------------------------------
                                Class A-4 Notes                    Class B Notes
                           ----------------------------------------------------------------
Distribution Date            0.5%  1.2%  1.5%  1.8%            0.5%  1.2%  1.5%  1.8%
-----------------          ----------------------------------------------------------------
9/15/2001...............
10/15/2001..............
11/15/2001..............
12/15/2001..............
1/15/2002...............
2/15/2002...............
3/15/2002...............
4/15/2002...............
5/15/2002...............
6/15/2002...............
7/15/2002...............
8/15/2002...............
9/15/2002...............
10/15/2002..............
11/15/2002..............
12/15/2002..............
1/15/2003...............
2/15/2003...............
3/15/2003...............
4/15/2003...............
5/15/2003...............
6/15/2003...............
7/15/2003...............
8/15/2003...............
9/15/2003...............
10/15/2003..............
11/15/2003..............
12/15/2003..............
1/15/2004...............
2/15/2004...............
3/15/2004...............
4/15/2004...............
5/15/2005...............
6/15/2004...............
7/15/2004...............
8/15/2004...............
9/15/2004...............
*Weighted Average Life
(years) (1).............
*Weighted Average Life
to Optional Clean Up
Call (years) (1)........
*Optional Clean Up
Call Date
----------------------------------------------------------------------------------------------------------------------------------
(1)   The weighted average life of a note is determined by (a) multiplying the amounts of each principal payment on a note by the number of years from the date of the issuance Distribution Date, (b) adding the results and (c) dividing the sum by the related principal balance of the Note.

The ABS Table has been prepared based on the assumptions described above (including the assumptions regarding the characteristics and performance of the receivables which will differ from the actual characteristics and performance of the receivables) and should be read in conjunction with the assumptions.

                                   THE NOTES
General

     The notes will be issued pursuant to the terms of an indenture to be dated as of the closing date between the trust and the Indenture Trustee, a form of which has been filed as an exhibit to the registration statement of which this prospectus supplement and the prospectus form a part. A copy of the indenture will be available from the Indenture Trustee upon request to holders of notes and will be filed with the Securities and Exchange Commission following the issuance of the notes. The following summary describes the material terms of the notes and the indenture. The summary is not complete and you should read the full text of the notes and the indenture to understand their provisions.

     For each class of notes, the interest rate will be a fixed rate as described below:

                                                        Interest Rate
                                                        (per annum)
        Class A-1 Notes .............................         ____%
        Class A-2 Notes .............................         ____%
        Class A-3 Notes .............................         ____%
        Class A-4 Notes .............................         ____%
        Class B Notes   .............................         ____%

Payments of Interest

     Interest on the unpaid principal balance of each class of notes will accrue at the applicable interest rate and will be payable monthly on each distribution date commencing with the distribution date on _______, 20__. However, interest on the Class B Notes will not be paid on any distribution date until all accrued interest due and payable on the Class A Notes on that distribution date has been paid in full. In addition, after acceleration of the notes following an Event of Default and if any notes remain outstanding on and after the applicable final scheduled distribution date, no principal or interest will be payable on the Class B Notes until all principal of and interest on the Class A Notes has been paid in full.

     Interest on the Class A-1 Notes will be calculated on the basis of the actual number of days elapsed since the last distribution date and a 360-day year. Interest on the Class A-2 Notes, the Class A-3 Notes, the Class A-4 Notes and the Class B Notes will be calculated on the basis of a 360-day year consisting of twelve 30-day months. All references in the prospectus to "Payment Date" or "Payment Dates" shall be deemed references to "distribution date" or "distribution dates," for purposes of this prospectus supplement.

     On each distribution date, interest payments to all classes of Class A Notes will have the same priority while interest on the Class B Notes will not be paid until all accrued interest on the

Class A Notes has been paid in full. Under certain circumstances, the amount available for these payments could be less than the amount of interest payable on the Class A Notes on any distribution date. In this case, noteholders of each class of Class A Notes will receive their ratable share--based upon the aggregate amount of interest due to that class of noteholders--of the aggregate amount available to be distributed in respect of interest on the Class A Notes. See "The Transfer and Servicing Agreements--Distributions" and "--Reserve Account."

     The failure to pay the Class A Noteholders' Interest Distributable Amount or the Class B Noteholders' Interest Distributable Amount, as applicable, to the noteholders on the related distribution date shall constitute an Event of Default under the indenture after the applicable grace period.

Payments of Principal
     On each distribution date, principal of the notes will be payable in an aggregate amount equal to the Principal Payment Amount. Except as provided below, the Principal Payment Amount will be applied on each distribution date--

     (1) first, 100% to the Class A-1 Notes until the Class A-1 Notes are paid in full; and

     (2) second, (a) the Class A Principal Percentage to the Class A Notes until paid in full (all of which shall be paid to the Class A-2 Notes until paid in full, then to the Class A-3 Notes until paid in full and then to the Class A-4 Notes until paid in full) and (b) the Class B Principal Percentage to the Class B Notes until paid in full. However, principal on the Class B Notes will not be paid on any distribution date until the Class A Noteholders' Principal Distributable Amount for that distribution date has been paid in full. In addition, so long as any Class A Notes are outstanding, if the amount on deposit in the reserve account (after giving effect to all deposits or withdrawals therefrom on the related Deposit Date) is less than the Specified Reserve Account Balance for that distribution date, all amounts otherwise payable as principal on the Class B Notes will be paid as principal on the Class A Notes.

From and after the occurrence of a Gross Loss Trigger Event, except as provided below, the Principal Payment Amount will be applied on each distribution date--

     (1) first, 100% to the Class A Notes, all of which shall be paid to the Class A-1 Notes until paid in full, then to the Class A-2 Notes until paid in full, then to the Class A-3 Notes until paid in full and then to the Class A-4 Notes until paid in full; and

     (2) second, 100% to the Class B Notes, until the Class B Notes are paid in full.

     Notwithstanding the above, if

     (1) an Event of Default occurs as a result of which the notes are declared immediately due and payable, or

     (2) if any notes remain outstanding on or after the applicable final scheduled distribution date, then

     100% of the Principal Payment Amount on each distribution date will be allocated pro rata to each outstanding class of the Class A Notes on the basis of their respective unpaid principal balances. Upon repayment of the Class A Notes in full, the Class B Notes will be allocated 100% of the Principal Payment Amount on each distribution date until the Class B Notes are paid in full.

Monthly Dates

     The following chart defines a Collection Period and other pertinent dates and demonstrates the application of these terms to a hypothetical monthly distribution for the notes:

May 26--June 25                         A Collection Period is the period
                                        from and including the 26th day of a
                                        calendar month to and including the
                                        25th day of the succeeding calendar
                                        month. The Initial Collection Period
                                        will be the period from but not
                                        including the cutoff date to and
                                        including _____, 2000.

July 10                                 The Determination Date is the tenth
                                        calendar day of each month. On or
                                        before this date, the servicer will
                                        deliver to the Indenture Trustee and
                                        the Owner Trustee a certificate
                                        specifying the amounts required to be
                                        distributed and the amounts available
                                        for distribution on the next
                                        distribution date.

July 14                                 The Record Date is the day before
                                        each distribution date (or, if
                                        Definitive Securities are issued, the
                                        Record Date will be the last day of
                                        the Collection Period, June 23 for a
                                        July 15 distribution date).
                                        Distributions on the next
                                        distribution date are made to
                                        noteholders of record at the close of
                                        business of the Indenture Trustee on
                                        this date.

July 14                                 The Deposit Date is the business day
                                        immediately preceding each
                                        distribution date. All collections
                                        and Advances relating to the related
                                        Collection Period are required to be
                                        deposited into the collection account
                                        on or before this date. Funds will
                                        also be transferred between the
                                        reserve account and the collection
                                        account to the extent required as
                                        described below.

July 15                                 The distribution date is the 15th day
                                        of each calendar month (or the next
                                        business day). The Indenture Trustee
                                        pays to noteholders amounts payable
                                        on the notes, pays the Total
                                        Servicing Fee and reimburses
                                        outstanding Advances to the servicer,
                                        deposits any excess funds to the
                                        reserve account and, if the reserve
                                        account is equal to the Specified
                                        Reserve Account Balance, pays any
                                        remaining funds to the
                                        certificateholders.

Redemption

     The Class A-4 Notes and the Class B Notes will be redeemed in whole, but not in part, on any distribution date after all of the other classes of notes have been paid in full if the servicer exercises its option to purchase the receivables when--

     (1) the Aggregate Receivables Balance of the receivables on the last day of the prior Collection Period shall have declined to 10% or less of the Aggregate Starting Receivables Balance and

     (2) the sum of the Repurchase Amount of the receivables--other than the Liquidating Receivables--is greater than or equal to the sum of the outstanding principal balance of all of the Class A-4 Notes and the Class B Notes, plus accrued and unpaid interest on those notes. See "Description of the Transfer and Servicing Agreements--Termination" in the prospectus.

     The redemption price will be equal to the unpaid principal amount of the Class A-4 Notes and the Class B Notes, plus accrued and unpaid interest on those notes.

Parity and Priority of Notes

     Distribution of principal and interest payments on the notes will be made in accordance with the priorities described in "--Payments of Interest" and "--Payments of Principal" above. Also see "The Transfer and Servicing Agreements--Distributions" below.

Voting Rights

     The prospectus may specify certain circumstances under which the consent, approval, direction, or request of a specified percentage in principal amount of the outstanding notes must be obtained, given or made, or under which such a specified percentage are permitted to take an action or give a notice. In that case, that consent, approval, direction, request, action or notice shall be valid only if the holders of the specified percentage in principal amount of all the outstanding Class A Notes--or, if no Class A Notes remain outstanding, all of the outstanding Class B Notes--voting together as a single class have voted to give that consent, approval, direction, request or notice, or take that action.

     Any notes held by the seller will not be deemed to be outstanding and shall be disregarded when a vote is taken.

Delivery of Notes

     The notes, other than those retained by the seller, will be issued on or about the closing date in book entry form through the facilities of DTC, Clearstream and Euroclear against payment in immediately available funds.

                     THE TRANSFER AND SERVICING AGREEMENTS

     The following summary describes material terms of the Transfer and Servicing Agreements. Forms of the Transfer and Servicing Agreements have been filed as exhibits to the Registration Statement of which this prospectus supplement and the prospectus form a part. A copy of the Transfer and Servicing Agreements will be available from the servicer upon request to noteholders. The summary is not complete and you should read the full text of the Transfer and Servicing Agreements to understand their provisions.

Distributions

     Unless the servicer satisfies the conditions for monthly remittances described in "Description of the Transfer and Servicing Agreements-- Collections" in the prospectus, it will transfer all collections on the receivables, including all prepayments, to the collection account within two business days after receipt of those collections. The Indenture Trustee will make distributions to the note distribution account out of the amounts on deposit in the collection account. The amount to be distributed to the note distribution account will be determined in the manner described below.

     Monthly Withdrawals and Deposits.   On or before the Determination Date,
the servicer will calculate, for the preceding Collection Period and the related distribution date--

          .    the Available Amount,
          .    the Total Available Amount,
          .    Collected Interest,
          .    Collected Principal,
          .    the Total Servicing Fee,
          .    the Aggregate Class A Noteholders' Interest Distributable Amount,
          .    the Class B Noteholders' Interest Distributable Amount,
          .    the Class A Noteholders' Principal Distributable Amount,
          .    the Class B Noteholders' Principal Distributable Amount,
          .    the Noteholders' Principal Distributable Amount,
          .    the Principal Payment Amount, and
          .    certain other items.

     Based on these calculations, the servicer will deliver to the Indenture Trustee a certificate specifying these amounts and instructing the Indenture Trustee to make withdrawals, deposits and payments of the following amounts on the Deposit Date:

     (1) any amount to be withdrawn from the reserve account and deposited in the collection account;

     (2) the amounts to be withdrawn from the collection account and paid to the servicer for reimbursement of outstanding Advances;

     (3) the amount to be withdrawn from the collection account and paid to the servicer for the Total Servicing Fee for that distribution date;

     (4) the amounts to be withdrawn from the collection account in respect of the Aggregate Class A Noteholders' Interest Distributable Amount, the Class B Noteholders' Interest Distributable Amount and the Noteholders' Principal

          Distributable Amount and deposited in the note distribution account for payment to Noteholders on that distribution date;

     (5) any amount to be withdrawn from the collection account and deposited in the reserve account; and

     (6) any amount to be withdrawn from the reserve account and paid to the certificateholders.

     Any amount to be withdrawn from the reserve account and deposited in the collection account on the Deposit Date as specified in clause (1) above will be the lesser of--

     (A) the amount of cash or other immediately available funds on deposit in the reserve account on the Deposit Date; and

     (B)  any amount by which

          (x) the sum of the Total Servicing Fee, the Aggregate Class A Noteholders' Interest Distributable Amount, the Class B Noteholders' Interest Distributable Amount and the Noteholders' Principal Distributable Amount exceeds

          (y) the Available Amount for that distribution date.

     Any amount to be withdrawn from the collection account and deposited in the reserve account on the Deposit Date as specified in clause (5) above will equal any amount by which the Available Amount for that distribution date exceeds the amount described in subclause (x) of clause (B) of the preceding sentence.

     The amount, if any, to be withdrawn from the reserve account and paid to the certificateholders as specified in clause (6) above will equal any amount by which the amount on deposit in the reserve account after all other deposits, including the deposit pursuant to clause (5) above, and withdrawals on the Deposit Date exceeds the Specified Reserve Account Balance for that distribution date.

     On each distribution date, all amounts on deposit in the note distribution account will be distributed to the noteholders, as described in this prospectus supplement.

     Priorities for Withdrawals from Collection Account.   Withdrawals of funds
from the collection account on each Deposit Date will be made first for reimbursements of outstanding Advances. Then, withdrawals of funds from the collection account will be made for application as described in clauses (3) and
(4) under "Distributions--Monthly Withdrawals and Deposits" above. These withdrawals will be made only to the extent of the Total Available Amount allocated to that application for that distribution date. In calculating the amounts which can be withdrawn from the collection account and applied as specified in clauses (3) and (4) above, the Indenture Trustee, at the direction of the servicer, will allocate the Total Available Amount in the following order of priority:

     (1)  the Total Servicing Fee;

     (2)  the Aggregate Class A Noteholders' Interest Distributable Amount;

     (3)  the Class B Noteholders' Interest Distributable Amount; and

     (4)  the Noteholders' Principal Distributable Amount.

     All amounts allocated pursuant to clauses (2) through (4) above shall be deposited in the note distribution account and will be applied as described above under "The Notes--Payments of Interest" and "--Payments of Principal," including the subordination provisions contained therein.

Servicing Compensation

     On each distribution date, the servicer will be entitled to receive the Total Servicing Fee. The Servicing Fee Rate will be 1.0% per annum.

Advances

     On each Deposit Date, the servicer may, subject to the following, make an Advance with respect to each receivable serviced by it, other than a Liquidating Receivable. The Advance will be equal to any excess of--

     (1) the product of the Receivables Balance of that receivable as of the first day of the related Collection Period and one-twelfth of its Contract Rate--calculated on the basis of a 360-day year comprised of twelve 30-day months--over

     (2) the interest actually received by the servicer with respect to that receivable from the obligor during or for that Collection Period.

     The servicer may elect not to make an Advance of interest due and unpaid to the extent that the servicer, in its sole discretion, determines that the Advance is not recoverable from subsequent payments on that receivable or from funds in the reserve account. On each distribution date, the servicer will be reimbursed for all outstanding Advances as described above.

Reserve Account

     The seller will establish in the name of the Indenture Trustee the reserve account with the Indenture Trustee. The reserve account will be funded by a deposit by the seller of the reserve account initial deposit on the closing date. On each Deposit Date, an amount equal to the Available Amount remaining with respect to that distribution date shall be deposited in the reserve account. The Available Amount will be calculated after the payment of the Total Servicing Fee and the deposit of the Aggregate Class A Noteholders' Interest Distributable Amount, the Class B Noteholders' Interest Distributable Amount and the Noteholders' Principal Distributable Amount in the note distribution
account.   See "Distributions--Monthly Withdrawals and Deposits."

     If the amount on deposit in the reserve account on any distribution date is greater than the Specified Reserve Account Balance for that distribution date, the servicer will instruct the Indenture Trustee to distribute the amount of the excess to the certificateholders. The amount on deposit in the reserve account shall be calculated after giving effect to all deposits or withdrawals from the reserve account on the related Deposit Date, including the deposit pursuant to the second sentence of the preceding paragraph. Upon any distribution to the certificateholders of amounts from the reserve account, the noteholders will not have any rights in, or claims to, those amounts.

     The initial certificateholders may at any time, without consent of the noteholders, sell, transfer, convey or assign in any manner its rights to and interests in distributions from the reserve account, including interest earnings on funds in the reserve account. However, this right is subject to certain conditions being satisfied. These conditions include--

     (1) the action will not result in a reduction or withdrawal of the rating of any class of the notes,

     (2) the certificateholders provide to the Owner Trustee and the Indenture Trustee an opinion of independent counsel that the action will not cause the trust to be treated as an association, or publicly traded partnership, taxable as a corporation for federal income tax purposes, and

     (3) any transferee or assignee agrees to take positions for tax purposes consistent with the tax positions agreed to be taken by the certificateholders.

                    MATERIAL FEDERAL INCOME TAX CONSEQUENCES

     The following is a discussion of material U.S. federal income tax consequences of the acquisition, ownership and disposition of the notes. This discussion does not purport to deal with all aspects of federal income taxation that may be relevant to the noteholders in light of their personal investment circumstances. This discussion does not, except for certain limited discussions of particular topics, purport to deal with certain types of holders subject to special treatment under the federal income tax laws -- e.g., financial institutions, broker-dealers, life insurance companies and tax-exempt organizations. This information is directed to prospective purchasers who purchase notes in the initial distribution of the notes, who are citizens or residents of the United States, except as set forth under "Tax Consequences to Foreign Noteholders", including domestic corporations and partnerships, and who hold the notes as "capital assets" within the meaning of Section 1221 of the Code. Prospective investors should consult their own tax advisors and tax return preparers regarding the preparation of any item on a tax return, even where the anticipated tax treatment has been discussed in this prospectus supplement. This discussion is for general information purposes only and does not consider all aspects of U.S. federal income taxation that may be relevant to the purchase, ownership and disposition of the notes by a prospective investor, especially in light of that investor's personal circumstances. Prospective investors should consult with their own tax advisors as to the purchase, ownership and disposition of the notes.

     This discussion is based upon the Code, existing and proposed regulations under the Code, and current administrative rulings and court decisions. There are no cases or IRS rulings on similar transactions involving debt issued by a trust with terms similar to those of the notes. As a result, we cannot assure that the IRS will not challenge the conclusions reached in this discussion. We have not sought, nor will we seek, a ruling from the IRS on any of the issues discussed below. Furthermore, the Code and rules and decisions applying the Code are subject to change, possibly on a retroactive basis. Any change in the Code, or rules or decisions applying the Code, could affect the continuing validity of this discussion.

Characterization as Debt

     As stated above, no specific authority exists with respect to the characterization for federal income tax purposes of securities having the same terms as the notes. However, Kirkland

& Ellis, special tax counsel to the seller, will deliver its opinion to the effect that, based on the terms of the notes and the transactions relating to the receivables as set forth in the prospectus and this prospectus supplement, the notes will be treated as debt for federal income tax purposes. The seller, the servicer and each noteholder, by acquiring an interest in a note, will agree to treat the notes as indebtedness for federal, state and local income and franchise tax purposes.

Characterization of the Trust

     With respect to the trust, tax counsel will deliver its opinion to the effect that the trust will not be characterized as an association, or publicly traded partnership, taxable as a corporation.

Interest Income to Noteholders

     If the notes do not have OID, interest payments on the notes will be taxable as ordinary income for U.S. federal income tax purposes when received by noteholders utilizing the cash method of accounting and when accrued by noteholders utilizing the accrual method of accounting. Interest received on the notes may constitute "investment income" for purposes of certain limitations of the Code concerning the deductibility of investment interest expense.

Original Issue Discount

     Although we do not currently anticipate that the notes will be issued at a greater than de minimis discount and therefore should not have OID, the notes may nevertheless be deemed to have been issued with OID. For example, the IRS could take the position that the notes have OID pursuant to section 1272(a)(6) of the Code because prepayments of the receivables could accelerate the notes. In addition, the IRS could take the position that the notes have OID because interest payments on the notes are not "unconditionally payable" and thus do not constitute "qualified stated interest," as that term is defined below.

     The total amount of OID, if any, with respect to a note will be equal to the excess of the "stated redemption price at maturity" of that note over its "issue price." The "stated redemption price at maturity" of a note will be the sum of all payments, whether denominated as interest or principal, required to be made on that note other than payments of "qualified stated interest." "Qualified stated interest" is stated interest that is unconditionally payable at least annually at a single fixed rate that appropriately takes into account the length of the interval between payments. The "issue price" will be the first price at which a substantial amount of the notes are sold, excluding sales to bondholders, brokers or similar persons acting as underwriters, placement agents or wholesalers. We anticipate that the "issue price" will be the face amount of the notes.

     The holder of a note that is treated as having OID, including a cash method holder, would be required to include OID on that note in his or her income for U.S. federal income tax purposes on a constant yield basis. This treatment would result in the inclusion of income in Advance of the receipt of cash attributable to that income. This treatment may not significantly affect an accrual method holder of notes, although this treatment would accelerate taxable income to a cash method holder by in effect requiring that holder to report interest income on the accrual method. Finally, even if a note has OID falling within the de minimis exception, the holder must include the de minimis OID in income proportionately as principal payments are made on that note.

Disposition of Notes

     Upon the sale, exchange, redemption, retirement or other disposition of a note, the holder will recognize gain or loss in an amount equal to the difference between the amount realized on the disposition and the holder's adjusted tax basis in the note. The adjusted tax basis of the note to a particular noteholder will equal the holder's cost for the note, increased by any OID and market discount previously included by that noteholder in income with respect to the note and decreased by any principal payments previously received by that noteholder with respect to that note. Subject to the market discount rules of the Code, any such gain or loss will be capital gain or loss if the note was held as a capital asset. Capital gain or loss will be long-term if the note was held by the holder for more than one year and otherwise will be short-term. Any capital losses realized generally may be used by a corporate taxpayer only to offset capital gains, and by an individual taxpayer only to the extent of capital gains plus $3,000 of other income.

Information Reporting and Backup Withholding

     The seller will be required to report annually to the IRS, and to each noteholder of record, the amount of interest paid on the notes and the amount of any interest withheld for federal income taxes for each calendar year. This requirement does not apply to exempt holders, which are generally corporations, tax-exempt organizations, qualified pension and profit-sharing trusts, individual retirement accounts, or nonresident aliens who provide certification as to their status. Each holder, other than holders who are not subject to the reporting requirements, will be required to provide to the seller, under penalties of perjury, a certificate containing the holder's name, address, correct federal taxpayer identification number and a statement that the holder is not subject to backup withholding. Should a nonexempt noteholder fail to provide the required certification, the seller will be required to withhold, from interest otherwise payable to the holder, 31% of that interest and remit the withheld amount to the IRS as a credit against the holder's federal income tax liability. Noteholders should consult their tax advisors as to their qualification for exemption from backup withholding and the procedure for obtaining that exemption.

Tax Consequences to Foreign Noteholders

     The following discussion does not deal with all aspects of U.S. federal income taxation that may be relevant to the purchase, ownership or disposition of the notes by any particular non-U.S. noteholder in light of such holder's personal circumstances, including holding the notes through a partnership. For example, persons who are partners in foreign partnerships or beneficiaries of foreign trusts or estates and who are subject to U.S. federal income tax because of their own status, such as United States residents or foreign persons engaged in a trade or business in the United States, may be subject to U.S. federal income tax even though the entity is not subject to income tax on disposition of its note.

     If interest paid, or accrued, to a foreign person is not effectively connected with the conduct of a trade or business within the United States by the foreign person, the interest generally will be considered "portfolio interest," and generally will not be subject to United States federal income tax and withholding tax, as long as the foreign person

     (1) is not actually or constructively a "10 percent shareholder" of the seller, including a holder of 10% of the outstanding certificates, or a "controlled foreign corporation" with respect to which the seller is a "related person" within the meaning of the Code, and

     (2) provides an appropriate statement, signed under penalties of perjury, certifying that the beneficial owner of the note is a foreign person and providing that foreign person's name and address.

     If the information provided in this statement changes, the foreign person must so inform the trust within 30 days of such change. The statement generally must be provided in the year a payment occurs or in either of the two preceding years. If such interest were not portfolio interest, then it would be subject to United States federal income and withholding tax at a rate of 30% unless reduced or eliminated pursuant to an applicable tax treaty.

     Any capital gain realized on the sale, redemption, retirement or other taxable disposition of a note by a foreign person will be exempt from United States federal income and withholding tax, provided that

     (1) the gain is not effectively connected with the conduct of a trade or business in the United States by the foreign person, and

     (2) in the case of an individual foreign person, the foreign person is not present in the United States for 183 days or more in the taxable year.

     If the interest, gain or income on a note held by a foreign person is effectively connected with the conduct of a trade or business in the United States by the foreign person, the holder, although exempt from the withholding tax previously discussed if an appropriate statement is furnished, generally will be subject to U. S. federal income tax on the interest, gain or income at regular federal income tax rates. In addition, if the foreign person is a foreign corporation, it may be subject to a branch profits tax equal to 30% of its "effectively connected earnings and profits" within the meaning of the Code for the taxable year, as adjusted for certain items, unless it qualifies for a lower rate under an applicable tax treaty.

                        STATE AND LOCAL TAX CONSEQUENCES

     The above discussion does not address the tax treatment of the trust or the notes under any state or local tax laws. Prospective investors should consult with their own tax advisors regarding the state and local tax treatment of the trust, as well as any state and local tax consequences to them of purchasing, holding and disposing of the notes.

                              ERISA CONSIDERATIONS

     Although there is little guidance on the subject, the seller believes the notes should be treated as indebtedness without substantial equity features for purposes of the Plan Assets Regulation. Therefore, the notes are available for investment by a Benefit Plan, subject to a determination by that Benefit Plan's fiduciary that the notes are suitable investments for that Benefit Plan under ERISA and the Code. For additional information regarding treatment of the notes under ERISA, see "ERISA Considerations" in the prospectus.

                                  UNDERWRITING

     Subject to the terms and conditions set forth in the underwriting agreement, the seller has agreed to sell to each of the underwriters named below, and each of the underwriters has severally agreed to purchase from the seller, the principal amount of notes set forth opposite its name below:

            Aggregate Principal Amount to be Purchased
               Class A-1  Class A-2  Class A-3  Class A-4   Class B
                 Notes      Notes      Notes      Notes      Notes
               ---------  ---------  ---------  ---------   -------






               ---------  ---------  ---------  ---------   -------
     Total:
               =========  =========  =========  =========   =======

     In the underwriting agreement, the underwriters have agreed, subject to the terms and conditions set forth in that agreement, to take and pay for all of the notes offered by this prospectus supplement if any of the notes are taken.

     The underwriters have advised the seller that they propose initially to offer the notes to the public at the prices set forth on the cover page of this prospectus supplement, and to certain dealers at those prices less a selling concession not in excess of the percentage stated below for each class of notes. The underwriters may allow, and those dealers may reallow to other dealers, a subsequent concession not in excess of the percentage stated below for each class of securities. After the initial public offering, the public offering price and these concessions may be changed.

                                              Selling
                                            Concession   Reallowance
                                            ----------   -----------
Class A-1 Notes...........................
Class A-2 Notes...........................
Class A-3 Notes...........................
Class A-4 Notes...........................
Class B Notes.............................

     [The seller has agreed not to offer for sale, sell, contract to sell or otherwise dispose of, directly or indirectly, or file a registration statement for, or announce any offering of, any securities collateralized by, or evidencing an ownership interest in, a pool of motor vehicle loans, other than the securities, for a period of 30 days from the date of this prospectus supplement, without the prior written consent of the underwriters.]

     ____________________, on behalf of the underwriters, may engage in over-allotment transactions, stabilizing transactions, syndicate covering transactions and penalty bids with respect to the notes in accordance with Regulation M under the Exchange Act. Over-allotment transactions involve syndicate sales in excess of the offering size which creates a syndicate short position. Stabilizing transactions permit bids to purchase the notes so long as the stabilizing bids do not exceed a specified maximum. Syndicate covering transactions involve purchases of the notes in the open market after the distribution has been completed in order to cover syndicate short positions. Penalty bids permit ____________________ to reclaim a selling concession from a syndicate member when the notes originally sold by that syndicate member are purchased in a syndicate covering transaction. These over-allotment transactions, stabilizing transactions, syndicate covering transactions and penalty bids may cause prices of the notes to be higher than they would otherwise be in the absence of these transactions. If ____________________ begins these transactions, they may discontinue them at any time.

     Neither we nor the underwriters makes any representation or prediction as to the direction or magnitude of any effect that these transactions may have on the prices of the notes. In addition, neither we nor any underwriter makes any
representation that                     will engage in these transactions or if
they begin these transactions, they will not discontinue them without notice.

     The seller has agreed to indemnify the underwriters against certain civil liabilities, including liabilities under the Securities Act, or to contribute to payments which the underwriters may be required to make in respect of those liabilities. The seller has also agreed to reimburse the underwriters for certain of their expenses.

     In the ordinary course of their respective businesses, the underwriters and their respective affiliates have engaged and may in the future engage in commercial banking and investment banking transactions with affiliates of the seller.

     First Security Capital Markets, Inc. is an affiliate of the seller. Any obligations of FSCM are the sole obligations of FSCM and do not create any obligations on the part of any affiliate of FSCM.

                                 LEGAL OPINIONS

     In addition to the legal opinions described in the prospectus, certain legal matters relating to the notes will be passed upon for the underwriters by Kirkland & Ellis.

                                    GLOSSARY

     "ABS" means the assumed rate of prepayment on the receivables.

     "Aggregate Class A Noteholders' Interest Distributable Amount" means, for any distribution date, the sum of the Class A Noteholders' Interest Distributable Amounts for all classes of Class A Notes and the Class A Noteholders' Interest Carryover Shortfall as of the preceding distribution date.

     "Aggregate Net Losses" means, for any Collection Period, the aggregate amount allocable to principal of all receivables newly designated during that Collection Period as Liquidating Receivables minus all Liquidation Proceeds to the extent allocable to principal collected during that Collection Period with respect to all Liquidating Receivables, whether or not newly designated as Liquidating Receivables.

     "Available Amount" means, for each distribution date, the sum of the Available Interest and the Available Principal.

     "Available Interest" means, for any distribution date, the excess of--

          (a)   the sum of

               (1)  Interest Collections for that distribution date, and

               (2) all Advances made by the servicer for that distribution date, over

          (b) the amount of outstanding Advances to be reimbursed on or with respect to that distribution date.

     "Available Principal" means, for any distribution date, the sum of the following amounts with respect to the related Collection Period --

          (1) that portion of all Collections allocable to principal in accordance with the terms of the receivables and the servicer's customary servicing procedures;

          (2) to the extent attributable to principal, the Repurchase Amount received with respect to each receivable repurchased by the seller or purchased by the servicer as of any day in the related Collection Period;

          (3)  all related Recoveries, to the extent allocable to principal; and

          (4) all related Liquidation Proceeds, to the extent allocable to principal.

Available Principal on any distribution date shall exclude all payments and proceeds of any receivables the Repurchase Amount of which has been distributed on a prior distribution date.

     "Average Delinquency Ratio" means, as of any distribution date, the average of the Delinquency Ratios for the preceding three Collection Periods.

     "Average Net Loss Ratio" means, as of any distribution date, the average of the Net Loss Ratios for the preceding three Collection Periods.

     "Business Day" means a day on which the Indenture Trustee and commercial banks located in the State of Utah, the State of Idaho, the State of Delaware and the City of New York are open for the purpose of conducting commercial banking business. However, for purposes of determining any distribution date, the term "business day" shall mean a day on which the Indenture Trustee and commercial banks located in the State of New York generally and the City of New York are open for the purpose of conducting a commercial banking business.

     "Class A Noteholders' Interest Carryover Shortfall" means, as of the close of any distribution date, any excess of the Aggregate Class A Noteholders' Interest Distributable Amount for that distribution date over the amount that was actually deposited in the note distribution account on the related Deposit Date in respect of interest on the Class A Notes.

     "Class A Noteholders' Interest Distributable Amount" means--

          (A) with respect to the Class A-1 Notes and any distribution date the product of

               (1) the outstanding principal balance of the Class A-1 Notes on the preceding distribution date after giving effect to all payments of principal in respect of the Class A-1 Notes on that preceding distribution date - or, in the case of the first distribution date, the outstanding principal balance on the closing date - and

               (2) the product of the interest rate for the Class A-1 Notes and a fraction, the numerator of which is the actual number of days elapsed from the most recent distribution date - or the closing date, in the case of the initial period - and the denominator of which is 360 and

          (B) with respect to the Class A-2 Notes, the Class A-3 Notes and the Class A-4 Notes, the product of

               (1) the outstanding principal balance of that class of Class A Notes on the preceding distribution date after giving effect to all payments of principal in respect of that class of Class A Notes on that a preceding distribution date - or, in the case of the first distribution date, the outstanding principal balance on the closing date - and

               (2) the product of the interest rate for that class of Class A Notes and 1/12 - multiplied by, in the case of the first distribution date, a fraction, the numerator of which is the number of days elapsed from the closing date and the denominator of which is 30.

     "Class A Noteholders' Principal Carryover Shortfall" means, on a distribution date, any excess of the Class A Noteholders' Principal Distributable Amount over the amount paid to the Class A Noteholders in respect of principal on that distribution date.

     "Class A Noteholders' Principal Distributable Amount" means, for any distribution date, the sum of--

          (1)  the Class A Principal Distributable Amount,

          (2) the Class A Noteholders' Principal Carryover Shortfall for the prior distribution date, and

          (3) without duplication, on the final scheduled distribution date for a class of Class A Notes, the amount necessary to reduce the outstanding balance of those Class A Notes to zero.

     "Class A Principal Distributable Amount" means, with respect to any distribution date and the related Collection Period, the product of

          (1)  the Class A Principal Percentage and

          (2)  the Principal Distributable Amount.

     "Class A Principal Percentage" means, with respect to any distribution date, the quotient of--

          (1) the sum of the initial principal amount of the Class A-2 Notes, the Class A-3 Notes and the Class A-4 Notes divided by

          (2) the sum of the initial principal amount of the Class A-2 Notes, the Class A-3 Notes, the Class A-4 Notes and the Class B Notes.

     "Class B Noteholders' Interest Carryover Shortfall" means, as of the close of any distribution date, any excess of the Class B Noteholders' Interest Distributable Amount for that distribution date over the amount that was actually deposited in the note distribution account on the related Deposit Date in respect of payments of interest on the Class B Notes.

     "Class B Noteholders' Interest Distributable Amount" means, with respect to any distribution date, the sum of--

          (1) the Class B Noteholders' Monthly Interest Distributable Amount for that distribution date and

          (2) the Class B Noteholders' Interest Carryover Shortfall as of the preceding distribution date.

     "Class B Noteholders' Monthly Interest Distributable Amount" means, with respect to any distribution date, the product of--

          (1) the outstanding principal balance of the Class B Notes on the preceding distribution date after giving effect to all payments of principal in respect of the Class B Notes on that preceding distribution date - or, in the case of the first distribution date, the outstanding principal balance on the closing date - and

          (2)  the product of the interest rate for the Class B Notes and  1/12
               - multiplied by, in the case of the first distribution date, a fraction, the numerator of which is the number of days elapsed from the closing date and the denominator of which is 30.

     "Class B Noteholders' Principal Carryover Shortfall" means, on a distribution date, any excess of the Class B Noteholders' Principal Distributable Amount over the amount paid to the Class B Noteholders in respect of principal on that distribution date.

     "Class B Noteholders' Principal Distributable Amount" means, for any distribution date, the sum of--

          (1)  the Class B Principal Distributable Amount,

          (2) the Class B Noteholders' Principal Carryover Shortfall for the prior distribution date, and

          (3) without duplication, on the final scheduled distribution date for the Class B Notes, the amount necessary to reduce the outstanding balance of the Class B Notes to zero.

     "Class B Principal Distributable Amount" means, with respect to any distribution date and the related Collection Period, the product of--

          (1)  the Class B Principal Percentage and

          (2)  the Principal Distributable Amount.

     "Class B Principal Percentage" means, with respect to any distribution date, the quotient of

          (1)  the initial principal amount of the Class B Notes divided by

          (2) the sum of the initial principal amount of the Class A-2 Notes, the Class A-3 Notes, the Class A-4 Notes and the Class B Notes.

     "Code" means the Internal Revenue Code of 1986, as amended.

     "Collection Period" means the period from and including the ___ day of a calendar month to and including the ___ day of the succeeding calendar month.

     "Collections" means all collections on the receivables.

     "Contract Rate" means the contractual interest rate on the receivables.

     "Cumulative Gross Losses" shall equal, on any distribution date, the aggregate amount allocable to principal of all receivables which have been designated as Liquidating Receivables for any Collection Period ending prior to that distribution date.

     "Delinquency Ratio" means, for any Collection Period, the ratio, expressed as a percentage, of--

          (1) the principal amount of all outstanding receivables, other than Purchased Receivables and Liquidating Receivables, which are 60 or more days delinquent as of the last day of that Collection Period, determined in accordance with the servicer's customary practices, divided by

          (2) the Aggregate Receivables Balance as of the last day of such Collection Period.

     "Deposit Date" means the business day immediately preceding each distribution date.

     "Determination Date" means the tenth calendar day of each month.

     "Foreign Person" means a noteholder who is a nonresident alien, foreign corporation or other non-United States person.

     "FSCM" means First Security Capital Markets, Inc., a division of First Security Van Kasper, Inc.

     "Gross Loss Ratio" means, on any distribution date, an amount expressed as a percentage, equal to the quotient of

          (1) the Cumulative Gross Losses as of that distribution date divided by

          (2)   $_______________.

     "Gross Loss Trigger Event" means an event which shall occur if, on any distribution date, the Gross Loss Ratio exceeds ___%.

     "Interest Collections" means, for any distribution date, the sum of the following amounts for the related Collection Period:

          (1) that portion of the Collections on the receivables received during the related Collection Period that is allocable to interest in accordance with the terms of the receivables and the servicer's customary procedures,

          (2) all related Liquidation Proceeds, to the extent allocable to interest,

          (3)  to the extent allocable to interest, all related Recoveries, and

          (4) to the extent attributable to interest, the Repurchase Amount of all receivables that are repurchased by the seller or purchased by the servicer as of any day in the related Collection Period.

Interest Collections for any distribution date shall exclude all payments and proceeds of any receivables the Repurchase Amount of which has been distributed on a prior distribution date.

     "Liquidation Proceeds" means, with respect to any distribution date, and a receivable that became a Liquidating Receivable during the related Collection Period,

          (1) insurance proceeds received during such Collection Period by the servicer with respect to Insurance Policies relating to the financed vehicles or the obligors,

          (2) amounts received by the servicer during that Collection Period from a dealer in connection with that a Liquidating Receivable pursuant to the exercise of rights under a dealer agreement, and

          (3) the monies collected by the servicer, from whatever source, including proceeds of a sale of a financed vehicle or a deficiency balance recovered after the charge-off of the related receivable, during that Collection Period on that Liquidating Receivable, net of any expenses incurred by the servicer in connection with the collection of the receivable and the disposition of the financed vehicle and any payments required by law to be remitted to the obligor, but, in any event, not less than zero. Liquidation Proceeds shall be applied first to accrued and unpaid interest on the receivable and then to the Receivable Balance of that receivable.

     "Model" means the Absolute Prepayment Model.

     "Net Loss Ratio" means, for any Collection Period, an amount, expressed as percentage, equal to--

          (1) the product of (a) the Aggregate Net Losses minus Recoveries for that Collection Period and (b) twelve, divided by

          (2) the average of the Aggregate Receivables Balance on each of the first day of that Collection Period and the last day of that Collection Period.

     "Noteholders' Principal Distributable Amount" means, for any distribution date, the sum of--

          (1)  the Class A Noteholders' Principal Distributable Amount and

          (2)  the Class B Noteholders' Principal Distributable Amount.

     "OID" means original issue discount.

     "Principal Distributable Amount" means, with respect to any distribution date and the related Collection Period, the excess of--

          (1) Available Principal for that distribution date plus Realized Losses over

          (2)  all related Recoveries, to the extent allocable to principal.

     "Principal Payment Amount" means the lesser of--

          (1)  the Noteholders' Principal Distributable Amount and

          (2) the Total Available Amount remaining after payment of the Total Servicing Fee, the Aggregate Class A Noteholders' Interest Distributable Amount and the Class B Noteholders' Interest Distributable Amount.

     "Purchased Receivable" means, at any time, a receivable as to which payment of the Repurchase Amount has previously been made by the seller or the servicer pursuant to the applicable sale and servicing agreement.

     "Realized Losses" means, for any distribution date and a receivable that became a Liquidating Receivable during the related Collection Period, the excess of--

          (1) the Receivable Balance of that receivable as of the first day of the related Collection Period over

          (2) Liquidation Proceeds received with respect to that receivable during that Collection Period, to the extent allocable to principal.

     "Record Date" means the day before each distribution date, or, if Definitive Securities are issued, the Record Date will be the last day of the Collection Period.

     "Recoveries" means, with respect to any distribution date, all monies received by the servicer with respect to any Liquidating Receivable during the related Collection Period if that Collection Period follows the Collection Period in which that receivable became a Liquidating Receivable net of the sum of--

          (1) any expenses incurred by the servicer in connection with the collection of that receivable and the disposition of the financed vehicle (to the extent not previously reimbursed) and

          (2) any payments required by law to be remitted to the obligor but, in any event, not less than zero.

     "Simple Interest Receivable" means a receivable which provide for the allocation of payments according to the "Simple Interest" method.

     "Specified Reserve Account Balance" with respect to any distribution date will equal ___% of the Aggregate Receivables Balance, except that the Specified Reserve Account Balance will never be less than the lesser of--

          (1)   $____________ and

          (2)  the aggregate outstanding principal amount of the notes.

The Specified Reserve Account Balance will be calculated as __% of the Aggregate Receivables Balance for any distribution date (beginning on the ________ 20__ distribution date) on which the Average Net Loss Ratio exceeds ___% or the Average Delinquency Ratio exceeds ___%. The Specified Reserve Account Balance may be reduced or the definition may be otherwise modified without the consent of the noteholders if the Rating Agencies confirm in writing or fail to object in writing after having received notice of the modification, that the reduction or modification will not result in a reduction or withdrawal of the rating of the notes.

     "Total Available Amount" means, for a distribution date, the sum of the Available Amount and all cash or other immediately available funds on deposit in the reserve account immediately prior to that distribution date.

Base Prospectus

LOGO

                      First Security(R) Auto Owner Trusts
                              Asset Backed Notes


                         First Security Bank(R), N.A.
                              Seller and Servicer

YOU SHOULD                   THE TRUSTS--
CONSIDER
CAREFULLY THE                .  A new trust will be formed to issue each series
RISK FACTORS                    of notes.
BEGINNING ON
PAGE 5 IN THIS               .  The primary assets of each trust will be:
PROSPECTUS.
                                .  a pool of fixed rate retail motor vehicle
                                   installment sales contracts and installment
                                   loans;

The notes of a series
represent the obligations       .  monies received on those contracts and loans;
of the trust that issued
those notes only.  The          .  a security or ownership interest in the automobiles and
notes issued by any trust          light trucks financed under those contracts and loans;
do not represent                   and
obligations of, and are
not guaranteed by, First        .  other related assets.
Security Bank(R), N.A.
or any of its affiliates.    THE NOTES--

This prospectus may be       .  will represent indebtedness of the trust that issued the notes;
used to offer and sell
notes only if                .  will be paid only from the assets of the trust that issued the notes;
accompanied by a
prospectus supplement.       .  will represent the right to payments in the amounts and at the times described in the accompanying prospectus supplement;

                             .  may benefit from one or more forms of credit enhancement; and

                             .  will be issued as part of a designated series, which will include one or more classes of notes.

    NEITHER THE SEC NOR ANY STATE SECURITIES COMMISSION HAS APPROVED THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY
             REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                 The date of this Prospectus is June 16, 2000

             Important Notice About Information Presented In This
             Prospectus And The Accompanying Prospectus Supplement

  We tell you about the notes in two separate documents that progressively provide more detail:

     (1) this prospectus, which provides general information, some of which may not apply to particular notes, including your notes, and

     (2) the accompanying supplement to this prospectus, which will describe the specific terms of your notes, including:

          .    the timing of any interest and principal payments;

          .    the priority of any interest and principal payments;

          . financial and other information about the property owned by the trust;

          .    information about credit enhancement for each class;

          .    the ratings of each class; and

          .    the method for selling the notes.

  You should rely only on the information provided in this prospectus and the prospectus supplement, including the information incorporated by reference. We have not authorized anyone to provide you with other or different information. We are not offering the notes in any jurisdiction where the offer is not permitted. We do not claim the accuracy of the information in this prospectus or the prospectus supplement as of any date other than the dates stated on their respective covers.

  We include cross-references in this prospectus and in the prospectus supplement to captions in these materials where you can find further related discussions. The following Table of Contents and the Table of Contents included in the prospectus supplement provide the pages on which these captions are located.

  Capitalized terms used in this prospectus are defined under the caption "Glossary of Terms" which appears at the end of this prospectus.

                               TABLE OF CONTENTS

                                                                                                    Page
                                                                                                    ----
PROSPECTUS SUMMARY.................................................................................    1
   THE PARTIES.....................................................................................    1
   THE OFFERED NOTES...............................................................................    1
   THE TRUST PROPERTY..............................................................................    2
   CREDIT ENHANCEMENT..............................................................................    2
   SERVICING AND ADMINISTRATIVE ARRANGEMENTS.......................................................    3
   OPTIONAL REPURCHASE.............................................................................    3
   THE AGREEMENTS..................................................................................    3
   TAX STATUS......................................................................................    4
   ERISA CONSIDERATIONS............................................................................    4

RISK FACTORS.......................................................................................    5

FORMATION OF THE TRUSTS............................................................................   11

TRUST PROPERTY.....................................................................................   11

THE MOTOR VEHICLE LOAN PORTFOLIO...................................................................   12
   Origination of Receivables......................................................................   13
   Underwriting....................................................................................   13
   Servicing and Collections.......................................................................   16
   Physical Damage Insurance.......................................................................   17
   Delinquency and Loss Experience.................................................................   18

MATURITY AND PREPAYMENT ASSUMPTIONS................................................................   18

POOL FACTORS AND TRADING INFORMATION...............................................................   19

USE OF PROCEEDS....................................................................................   20

THE BANK...........................................................................................   20

DESCRIPTION OF THE NOTES...........................................................................   20
   Principal and Interest on the Notes.............................................................   21
   The Indenture...................................................................................   22
   Certain Covenants...............................................................................   27
   The Indenture Trustee...........................................................................   28
   The Owner Trustee...............................................................................   29

CERTAIN INFORMATION REGARDING THE NOTES............................................................   29
   Fixed Rate Notes................................................................................   29
   Floating Rate Notes.............................................................................   30
   Indexed Notes...................................................................................   31
   Book-Entry Registration.........................................................................   32
   Definitive Notes................................................................................   36
   Reports to Noteholders..........................................................................   37

DESCRIPTION OF THE TRANSFER AND SERVICING AGREEMENTS...............................................   38
   Sale and Assignment of Receivables..............................................................   39
   Accounts........................................................................................   43
   Servicing Procedures............................................................................   44
   Collections.....................................................................................   45
   Servicing Compensation and Payment of Expenses..................................................   45
   Net Deposits....................................................................................   46
   Advances........................................................................................   47
   Other Servicing Matters.........................................................................   47
   Distributions...................................................................................   47
   Credit Enhancement..............................................................................   48
   Statements to Trustees and Trust................................................................   50
   Evidence as to Compliance.......................................................................   50
   Events of Servicing Termination.................................................................   50
   Rights Upon Event of Servicing Termination......................................................   51
   Waiver of Past Defaults.........................................................................   52
   Amendment.......................................................................................   52
   Payment of Notes................................................................................   53
   Termination.....................................................................................   53
   Administration Agreement........................................................................   55

LEGAL ASPECTS OF THE RECEIVABLES...................................................................   55
   Rights in the Receivables.......................................................................   55
   Security Interests in the Financed Vehicles.....................................................   56
   Repossession....................................................................................   59
   Notice of Sale; Redemption Rights...............................................................   59
   Deficiency Judgments and Excess Proceeds........................................................   60
   Consumer Protection Laws........................................................................   60
   Other Limitations...............................................................................   62

ERISA CONSIDERATIONS...............................................................................   63

PLAN OF DISTRIBUTION...............................................................................   64

LEGAL MATTERS......................................................................................   65

WHERE YOU CAN FIND MORE INFORMATION................................................................   65

GLOSSARY...........................................................................................   67

                              PROSPECTUS SUMMARY

  This summary highlights selected information from this document and does not contain all of the information that you need to consider in making your investment decision. To understand all of the material terms of an offering of the notes, read carefully this entire prospectus and the prospectus supplement.

THE PARTIES

Issuer

Each series of notes will be issued by a separate trust created by a trust agreement.

Seller and Servicer

First Security Bank(R), N.A. will be the seller and the servicer for each trust.

Owner Trustee

Each trust will have an Owner Trustee which will be specified in the prospectus supplement.

Indenture Trustee

Each trust will have an Indenture Trustee which will be specified in the prospectus supplement.

THE OFFERED NOTES

We will describe in each prospectus supplement the notes we are offering at that time. The offered notes will include one or more classes of asset-backed notes. We may not offer all classes of a series under this prospectus. Instead, we may retain one or more classes and we may sell one or more classes in private placements.

Each note will represent the right to receive payments of principal and interest, which will be described in the prospectus supplement.

In general, each class of notes will have a stated principal amount and will bear interest at a specified rate or rates. The interest rate for each class of notes, or the method for determining the interest rate, will be specified in the prospectus supplement.

Each class of notes may have a different interest rate, which may be fixed, variable or adjustable, or any combination of these. Each class of notes may also provide for principal payments to be made at different times and in different amounts.

If a series includes two or more classes of notes, each class may differ as to the timing and priority of payments of principal and interest, seniority and allocations of losses. Some classes of notes may be subordinated to other classes of notes of the same series. The prospectus supplement will describe the extent of any subordination.

Registration and Clearance

In most cases, notes offered by this prospectus will be registered in the name of Cede & Co., as the nominee of DTC in the United States or Clearstream or Euroclear in Europe. Generally, a holder of notes will not receive a definitive certificate representing its interest. However, in some circumstances we may issue the notes in fully registered, certificated form.

Denominations

The prospectus supplement will specify the denominations in which you may purchase notes. If no denomination is specified, then the notes will be available for purchase in minimum denominations of $1,000 and in greater whole-dollar denominations.

Ratings

We will issue a series of notes only if we obtain the required ratings specified in the prospectus supplement for that series of notes.

THE TRUST PROPERTY

The primary assets of each trust will be a pool of fixed rate retail motor vehicle installment sales contracts and installment loans. These contracts and loans are made by the seller or through a dealer that sold a motor vehicle. The receivables in each trust will be sold by the seller to the trust.

CREDIT ENHANCEMENT

A holder of a class of notes may benefit from one or more forms of credit enhancement that provide additional payment protection. Credit enhancement may include any one or more of the following, as specified in the prospectus supplement:

 .    subordination of one or more other classes of notes

 .    reserve or cash collateral accounts

 .    a yield supplement account

 .    advances

 .    interest rate swaps or caps

 .    over collateralization

 .    letters of credit

 .    credit or liquidity facilities

 .    repurchase obligations

 .    third party payments or other support

 .    cash deposits

Reserve Account

The prospectus supplement will state whether the trust will have a reserve account. In general, the reserve account will be funded as follows:

 .    On the closing date, the seller will deposit a reserve account initial deposit.

 .    Additional amounts may be deposited in the reserve account in connection with the purchase of subsequent receivables.

 .    The amount in the reserve account will be supplemented by the deposit of funds remaining after providing for amounts to be distributed to the holders of the notes and the payment to the servicer of the servicing fee.


Funds on deposit in the reserve account will be available on each distribution date to cover shortfalls in payments of interest and principal on the notes to the extent described in this prospectus and in the prospectus supplement.

Unless otherwise specified in the prospectus supplement, the trust will pay the seller any amounts in the reserve account in excess of the specified reserve account balance. The specified reserve account balance will be calculated only after giving effect to all distributions to be made to or for the benefit of the noteholders and the servicer. The prospectus supplement will state the specified reserve account balance.

Yield Supplement Agreement; Yield Supplement Account

The prospectus supplement will state whether the seller or a third party will enter into a yield supplement agreement and/or establish a yield supplement account for the benefit of the holders of the notes. A yield supplement agreement or account is designed to provide for payments to noteholders where the interest rate of a receivable is less than the sum of the interest rate of the notes and the servicing fee rate.

SERVICING AND ADMINISTRATIVE ARRANGEMENTS

For each series of notes, the seller will transfer the receivables to a trust pursuant to a sale and servicing agreement between the seller and the trust. The servicer will service, manage, maintain custody of and make collections on the receivables. The trust will pay the servicer a servicing fee. In addition, the Bank, as the administrator, will undertake administrative duties for each trust under an administration agreement. See "Description of the Transfer and Servicing Agreements--Servicing Compensation and Payment of Expenses."

The prospectus supplement may provide that the servicer may make an advance for each receivable if payments are due and unpaid on that receivable. The prospectus supplement will specify the amount of that advance. The servicer will not be obligated to make any advance for a receivable if it does not expect to recover that advance from subsequent collections or recoveries on that receivable. The servicer will be entitled to reimbursement of all advances.

OPTIONAL REPURCHASE

Unless otherwise provided in the prospectus supplement, the servicer will have the option to purchase the receivables of a trust in the manner and on the terms and conditions described under "Description of the Transfer and Servicing Agreements--Termination." Any purchase of this type would result in the payment in full of all outstanding notes.

THE AGREEMENTS

For each trust, we will enter into the agreements described below. We may also enter into other agreements to provide for credit enhancement or other matters.

Sale and Servicing Agreement

 .    A sale and servicing agreement between the seller, the trust and the
     Indenture Trustee will provide for the transfer of the receivables by the seller to the trust.

 .    The sale and servicing agreement will also appoint the servicer and set forth servicing procedures,
     compensation and other matters relating to the servicing of the receivables.

 .    The sale and servicing agreement will provide for matters relating to collections and distributions on the notes.

Trust Agreement

A trust agreement between the seller and the Owner Trustee will provide for the formation of each trust and the issuance of the certificates for that trust. The certificates are not being offered hereby.

Indenture

Each trust will issue notes under an indenture between the trust and the Indenture Trustee. Each trust will pledge the trust property to the Indenture Trustee for the benefit of the notes and certificates to the extent provided in the indenture for that trust.

Administration Agreement

The Bank, each trust and the Indenture Trustee will enter into an administration agreement. Under the administration agreement, the Bank will agree to

  (1)   act as administrator,

  (2)   provide notices, and

  (3) perform other administrative obligations required by the indenture, on behalf of the trust and Owner Trustee.

TAX STATUS

For information concerning the application of the federal income tax laws, including whether the notes will be characterized as debt for federal income tax purposes, see the prospectus supplement. We suggest that you consult with your own tax counsel to determine the federal, state, local and other tax consequences of the purchase, ownership and disposition of any notes.

ERISA CONSIDERATIONS

Subject to the considerations discussed under "ERISA Considerations" in this prospectus and in the prospectus supplement, the notes are eligible for purchase by employee benefit plans.

                                 RISK FACTORS

  You should consider the following risk factors in deciding whether to purchase any notes.


Prepayments on         Obligors may prepay the receivables in full or in part.
and Repurchases        In addition, defaults or the receipt of proceeds from
of the                 credit life, disability or physical damage insurance may
Receivables            lead to prepayment.  Also, some events may require the
Could Reduce the       seller to repurchase receivables from a trust, and the
Average Life of        servicer may have the right to purchase all remaining
the Notes              receivables from a trust pursuant to its optional
                       purchase right. See "Description of the Transfer and Servicing Agreements--Sale and Assignment of Receivables" and "--Termination." Each prepayment, repurchase or purchase will shorten the average life of the underlying notes.

                       A variety of economic, social and other factors may influence prepayment rates. We cannot predict with any assurance how these factors will affect prepayment rates. For example, decreases in interest rates and the fact that the obligor may sell or transfer the financed vehicle without the consent of the seller may affect the rate of prepayment.

                       If prepayments occurred after a decline in interest rates, you may be required to reinvest your funds at a return lower than the applicable interest rate of the notes. You will bear all reinvestment risk resulting from a faster or slower rate of prepayment, repurchase or extension of the receivables held by your trust unless otherwise provided in the prospectus supplement. See "Maturity and Prepayment Assumptions."


Extensions and         In some circumstances, the servicer may permit an
Deferrals of           extension on payments due on receivables on a case-by-
Payments on            case basis. In addition, the servicer has historically
Receivables            offered payment deferrals to all obligors that meet the
Could Increase         Bank's eligibility requirements for these deferrals in
the Average Life       June and in December of each year. Any of these
of the Notes           deferrals or extensions may extend the maturity of the
                       receivables and increase the weighted average life of the notes. Any fees received by the servicer associated with these deferrals or extensions will increase the principal balance of the underlying receivable. You will bear any reinvestment risk resulting from extensions or deferrals of payments on receivables. However, unless otherwise provided in the prospectus supplement, the servicer must purchase the receivable from the trust if any payment deferral of a receivable extends the term of the receivable beyond the latest final scheduled distribution date for any class of notes. See "The Motor Vehicle Loan
                       Portfolio--Underwriting."

The Assets of          Each trust will not have any significant assets or
Each Trust Are         sources of funds other than the receivables and any
Limited and Are        credit enhancement provided for in the prospectus
the Only Source        supplement. The notes will represent obligations solely
of Payment for         of the trust.
the Notes

                       The notes will not be insured or guaranteed by the seller, the Owner Trustee, the Indenture Trustee, any of their affiliates or any other person or entity unless the prospectus supplement specifically states otherwise. You must rely on payments on the receivables and, if available, amounts on deposit in the trust accounts and any credit enhancement described in the prospectus supplement for repayment of your notes.


Lack of First          The seller will file financing statements to perfect the
Priority Liens on      interest of each trust in its receivables as required by
Financed               the UCC in the applicable states. Similarly, the trust
Vehicles or            will file financing statements as required by the UCC
Receivables            to perfect the pledge of the receivables by the trust to
Could Make the         the Indenture Trustee. For each trust, the servicer will
Receivables            appoint its affiliate, First Security Service Company,
Uncollectible and      as the custodian to hold the receivables and the
Reduce or Delay        receivable files.
The servicer and First
Payments on the        Security Service Company will not segregate, stamp or
Notes                  otherwise mark the receivables files to indicate that
                       they have been sold to the trust or pledged to the Indenture Trustee. However, the servicer and First
                       Security Service Company will note in their computer records that the receivables have been sold to the trust and pledged to the Indenture Trustee.

                       Another person will acquire an interest in the receivables superior to the interest of the trust and the Indenture Trustee if that person-

                       (1) purchases or takes a security interest in the receivables,

                       (2)  for value,

                       (3)  in the ordinary course of business, and


                       (4) without actual knowledge of the trust's and the Indenture Trustee's interest.

                       The seller will assign its security interest in the financed vehicles to the trust and the trust will pledge that security interest to the Indenture Trustee. The certificates of title or ownership of the financed vehicles will not identify the trust or the Indenture Trustee as the new secured party. In Utah, Idaho and most other states, in most cases, the security interest of the trust and the Indenture Trustee in the financed vehicle will be perfected against other security interests if-

                       . the Bank files an application requesting the Bank's lien be noted

                       .   on the certificates of title or ownership, and/or

                       . the Bank has possession of the certificates with the notation within 20 days after the obligor takes possession of the financed vehicle.

                       Idaho also has procedures allowing for a paperless electronic record of title. There is a risk, however, in some states that if the certificate of title does not identify the trust or the Indenture Trustee as the new secured party, its security interest may not be perfected.

                       In the event a trust or the Indenture Trustee does not have a perfected security interest in a financed vehicle, its security interest, and the security interest of the Indenture Trustee, would be subordinate to, among others-

                       .   a bankruptcy trustee of the obligor,

                       .   a subsequent purchaser of the financed vehicle, or

                       .   a holder of a perfected security interest.

                       See "Legal Aspects of the Receivables."

The Bank's             The seller intends that the transfer of receivables to
Insolvency Could       each trust be treated as a sale. If the seller were to
Reduce or Delay        become insolvent, the FDIA, as amended by FIRREA, gives
Payments on the        certain powers to the FDIC, if it were approved as
Notes                  receiver.  FDIC staff positions taken prior to the
                       passage of FIRREA do receiver. FDIC staff positions taken prior to the passage of FIRREA do not suggest that the FDIC would interrupt the timely transfer to a trust of payments collected on the receivables.

                       Under FIRREA, if the transfer of the receivables to the trust were characterized as a loan secured by a pledge of receivables rather than a sale, that trust's security interest in the receivables should be respected by the FDIC if--

                       . the seller's transfer of the receivables is the grant of a valid security interest in the receivables to that trust;

                       . the seller becomes insolvent and the FDIC is appointed conservator or receiver of the seller; and

                       .   the security interest:

                           . is validly perfected before the seller's insolvency, and

                           . was not taken in contemplation of the seller's insolvency or with the intent to hinder, delay or defraud the seller or its creditors.

                       If the FDIC were to assert a different position, you might experience delays and/or reductions in payments on your notes. In addition, the FDIC might have the right to repay the notes early and for an amount which may be greater or less than their principal balance. For example, under the FDIA, the FDIC could--

                       . require the trust or the Indenture Trustee to go through an administrative claims procedure to establish its right to those payments;

                       . request a stay of proceedings with respect to the seller; or

                       . reject the seller's sales contract and limit the trust's resulting claim to actual direct compensatory damages.

                           See "Certain Legal Aspects of the Receivables--Other Limitations" in this prospectus.


Limited                Federal and state consumer protection laws regulate the
Enforceability of      creation and enforcement of consumer loans such as the
the Receivables        receivables. These laws impose specific statutory
Could Reduce or        liabilities upon  creditors who fail to comply with
Delay Payments         their  provisions. In some cases, this liability could
on the Notes           affect an assignee's ability to enforce secured loans
                       such as the receivables. If an obligor had a claim against any trust for violation of these laws prior to the cutoff date, the seller must repurchase the receivable unless it cures the breach. If the seller fails to repurchase that receivable, you might experience delays and/or reductions in payments on your notes.


The Bank has           The Bank and its affiliates are generally not obligated
Limited                to make any payments to you on your notes.  The Bank and
Obligations to a       its affiliates do not guarantee payments on the
Trust and It Will      receivables or your notes. However, the Bank, as seller,
not Make               will make representations and warranties about the
Payments on the        characteristics of the receivables.
Notes

                       If the seller breaches a representation or warranty for a receivable, the seller may be required to repurchase that receivable. If the seller fails to repurchase that receivable, you might experience delays and/or reductions in payments on your notes. See "Description of the Transfer and Servicing Agreements--Sale and Assignment of Receivables."


                       In addition, in some circumstances, the servicer may be required to purchase receivables. If the servicer fails to purchase receivables, you might experience delays and/or reductions in payments on your notes. See "Description of the Transfer and Servicing Agreements-- Servicing Procedures."


                       If the Bank were to stop acting as the servicer, you might experience delays in payments on your notes resulting from delays in processing payments on the receivables and information about the receivables.


A Class of Notes       Payments of interest and/or principal on the notes of
Will Be Subject        any class of notes may be subordinated in priority of
to Greater Credit      payment to interest and/or principal due on one or more
Risk If It Is          other classes of notes in the same series. As a result,
Subordinated to        if your class of notes is subordinated, you will not
Another Class of       receive any distributions on a distribution date until
Notes                  the full amount of interest and/or principal of Senior
                       classes has been allocated to those senior notes. In addition, the Class B Notes of a series may not be entitled to vote on matters while any Class A Notes remain outstanding. The prospectus supplement will describe the extent of any subordination.


Commingling of         The servicer will generally be required to deposit all
Assets by the          collections and proceeds of the receivables into the
Servicer Could         collection account within two business days of receipt.
Reduce or Delay        However, if the servicer satisfies the conditions
Payments on the        specified by the rating agencies, the servicer will not
Notes                  be required to deposit those amounts in the collection
                       account until shortly before funds are needed to make required distributions to the noteholders.


                       Until these funds have been deposited in the collection account, the servicer may invest these funds at its own risk and for its own benefit and will not segregate them from its own funds. If the servicer cannot deposit the funds in the collection account on the specified date, you might experience delays and/or reductions in payments on your notes. See "Description of the Transfer and Servicing Agreements--Collections on the
                       Receivables."

The Absence of a       The underwriters may assist in resales of the notes but
Secondary              they are not required to do so. A secondary market for
Market Could           any notes may not develop. If a secondary market does
Limit your             develop, it might not continue or it might not be
Ability to Resell      sufficiently liquid to allow you to resell any of your
Your Notes             notes.


The Ratings for        We will issue a class of notes under this prospectus
the Notes are          only if that class receives the rating specified in the
Limited in Scope,      prospectus supplement. The rating considers only the
May Not                likelihood that the trust will pay interest on time and
Continue to Be         will ultimately pay principal in full. A security
Issued and Do          rating is not a recommendation to buy, sell or hold the
Not Consider the       notes. The rating agencies may revise or withdraw the
Suitability of the     ratings at any time. Ratings on the notes do not address
Notes for You          the timing of distributions of principal on the notes
                       prior to the applicable final scheduled distribution date. The ratings do not consider the prices of the notes or their suitability to a particular investor. If a rating agency changes its rating or withdraws a rating, no one has an obligation to provide additional credit enhancement or to restore the original rating.

                            FORMATION OF THE TRUSTS

     With respect to each series of securities, the seller will establish a separate trust by selling and assigning the receivables and other specified trust property to the trust in exchange for those securities. Prior to each sale and assignment, the trust will have no assets or obligations or any operating history. A trust will not engage in any activity other than acquiring and holding the trust property, issuing the securities and making payments on those securities.

     The servicer will service the receivables of each trust, either directly or through subservicers, and will be paid the Servicing Fee out of collections from the receivables, prior to distributions to the noteholders. The servicer will also be entitled to the Supplemental Servicing Fee. The seller or the servicer will pay certain other expenses of each trust as provided in the applicable sale and servicing agreement. See "Description of the Transfer and Servicing Agreement--Servicing Compensation and Payment of Expenses."

     For each trust, the servicer will appoint an affiliate, First Security Service Company, to hold the receivables and receivable files as custodian for the trust and on behalf of the Indenture Trustee. The receivables will not be marked or stamped to indicate that they have been sold to a trust or pledged to an Indenture Trustee. The certificates of title for the financed vehicles will not be endorsed or otherwise amended to identify that trust or Indenture Trustee as the new secured party. However, the servicer and the Custodian will indicate in their computer records that the receivables have been sold to that trust and pledged to the Indenture Trustee. Under these circumstances and in some jurisdictions, a trust's or an Indenture Trustee's interest in the receivables and the financed vehicles may be subordinate to third parties. See "Legal Aspects of the Receivables--Rights in the Receivables" and "--Security
Interests in the Financed Vehicles."

     A trust will not acquire any assets other than the trust property, and we do not anticipate that any trust will have a need for additional capital resources. Each trust will not have an operating history upon its establishment and will not engage in any activity other than acquiring and holding the trust property, issuing the securities and distributing payments on the securities. Therefore, we have not included historical or pro forma financial statements or ratios of earnings to fixed charges with respect to a trust either in this prospectus or in the prospectus supplement.


                                TRUST PROPERTY

     The primary assets of each trust will include:

     . a pool of fixed rate motor vehicle installment sales contracts and installment loans made by the seller or through a dealer that sold a motor vehicle;

     . all monies due or received under those receivables after the cutoff date specified in the prospectus supplement;

     . specific amounts from time to time on deposit in the trust accounts, including any reserve account;

     . security interests in the new and used automobiles and light trucks financed by the receivables;

     .    specific rights of a trust under any yield supplement agreement;

     . any of the seller's rights to receive proceeds from claims on credit life, disability, theft and physical damage insurance policies covering the financed vehicles or the obligors under the receivables;

     . the seller's right to all documents and information contained in the receivable files;

     .    the rights of a trust under the sale and servicing agreement;

     . some of the seller's rights relating to the receivables under agreements between the seller and the dealers that sold the financed vehicles and Related Documents;

     . the rights under any credit enhancement to the extent specified in the prospectus supplement; and

     . all proceeds, within the meaning of the UCC, of the assets of each trust.

                       THE MOTOR VEHICLE LOAN PORTFOLIO

     The Bank originates motor vehicle loans. These contracts and loans are secured by new and used automobiles and light-duty trucks manufactured by a number of automobile manufacturers. The motor vehicle loans to be transferred to any trust have been or will be originated by participating dealers or will be made by the Bank directly to borrowers. All applications are reviewed by the Bank in accordance with its established underwriting procedures.

     Historically, a substantial portion of the Bank's portfolio of motor vehicle loans are located in Washington, Utah and Idaho, and that area of the country generally. The prospectus supplement will provide detailed information relating to the geographic distribution of motor vehicle loans.

     The following is a description of the origination, underwriting and servicing of the Bank's portfolio of motor vehicle loans as of the date of this prospectus. The prospectus supplement will describe any material changes to this information with respect to a trust known at the time the trust is created.

Origination of Receivables

     Applications for direct auto loans are originated in the Bank's branch network, through the Bank's Loan by Phone - Lend Line - system, or through direct mail solicitation. The applications are sent via facsimile to the Application Processing Center in Boise, Idaho. Here applications are data entered and scored. The electronic applications are then forwarded to the Direct Consumer Loan Center located in Boise for credit approval and document preparation. Approved loans are funded through the branch system in each state or by mail to the customer.

     The Bank originates its indirect loan applications through dealers in 18 states. These applications are also sent via facsimile to the Application Processing Center in Boise to be data entered and scored. Those that are not automatically decisioned are transmitted to regional Dealer Credit Services Centers located in Salt Lake City, Utah, and Boise and Lewiston, Idaho. These centers are responsible for credit analysis and credit decisions on indirect loan requests.

     Bank-wide consumer loan collections are performed by the Consumer Collections Center located in Salt Lake City. A satellite office is located in Boise for bankruptcy and charge off collections.

     The Consumer Loan Servicing Center in Boise provides servicing for installment loans, auto leases, and flooring. It reviews and tracks all loan documentation, stores and maintains all loan files on an imaging system, follows up on lien perfection, processes payments, reconciles accounting records, provides for internal and external reporting for all of the Bank's direct and indirect consumer lending and auto leasing business, provides central processing of manufacturer's drafts and flooring requests for the regional Dealer Credit Services Centers, and provides processing of flooring billing and payments.

     The Small Business and Consumer Loan Administration department in Boise provides credit administration. This department provides policy and functional guidance for all areas of consumer lending.

Underwriting

     The Bank uses the applicant's creditworthiness as the basic criterion in purchasing a retail installment sale contract from a dealer and in making an installment loan. The Bank evaluates each applicant individually based on the Bank's underwriting and credit scoring guidelines. These guidelines are intended to assess the applicant's ability to repay the loan and the adequacy of the financed vehicle as collateral.

     The credit underwriting process begins when a credit application is received via fax from a dealer or a branch. It is data entered in to the application Processing System and a credit bureau report is pulled. Once a credit bureau report and all other applicant information have been gathered, an automated custom credit score and a generic FICO credit score are generated.

     The generic scorecard was developed by Fair Isaac and Company based on pooled data received from different creditors. It is validated at least twice a year. It predicts whether a borrower will repay based strictly on credit bureau characteristics. The custom scorecard, developed with assistance from Experian/Management Decision Systems or MDS, has been in place since January 1994. It is reviewed and validated periodically based on statistical samplings of actual Bank credit results. The most recent update to the custom scorecard was implemented in January 1999.

     The custom scorecard measures the creditworthiness of an applicant based on the following characteristics:

     Stability: residential status, time at present address, time at current job;

     Ability to repay: sum of net monthly income, revolving debt ratio;

     Credit experience shown on credit report: credit card reference, personal finance company reference, delinquencies, number of inquiries; and

     Collateral equity: percent down payment.

     The MDS custom credit score and the generic FICO credit score are an integral part of the overall decision process. These two scores are used in a two-dimensional credit quality matrix that assigns a credit quality factor to each application (A-E). These quality factors are based upon observed bad rates for each cell in the matrix. This credit quality matrix is used for an automated decision making process. Applications are automatically approved or declined based on predetermined score ranges and automated review guidelines. All auto applications go through this process; about 30% of the decisions are automated.

     At this point, the system assigns applications that have not been automatically decisioned to the regional dealer centers or the Direct Consumer Loan Center for credit review. Credit analysts review the credit scores, credit quality factor, statistical information, debt to income analysis, and the credit bureau report in making a credit decision. In certain cases, the credit analyst requests verification of the applicant's employment record by the Verification team of the Application Processing Center.

     The applicant's creditworthiness is then evaluated based on the following:

     Credit history: The applicant's credit background and current pay habits are reviewed through the credit bureau report. If the credit report is insufficient, direct phone calls to other creditors may be necessary to develop additional information, clarify facts, or explore recent inquiries.

     Income/employment: It is the responsibility of the credit analyst to determine when income or employment verification is necessary. Employment is verified through the credit report and direct employment verification calls are conducted in approximately 10% of all cases. When the ability to pay is questionable or the income stated is unreasonable for the industry, the net income is verified. In some instances, the customer will be asked for either personal financial statements or a copy of previous tax returns, for example - self-employed individuals.

     Ability to pay: The general guideline for acceptable net debt service-to-income ratio is 50%. On any application with a higher than usual monthly net debt service-to-income ratio, the analyst evaluates the applicant's overall circumstances and must be satisfied that the applicant has the ability to pay.

     Collateral: The maximum allowable advance for new and used vehicles is 130% of dealer invoice or wholesale value from an approved guide book, either NADA or Kelly, plus tax, license fees, documentation fees, warranties, and certain other rebatable insurance products. The allowable advance varies with credit quality and is often less than 130%. Advances in excess of the maximum allowable amount require additional review and appropriate authorization, and are reported as policy exceptions.

     Character: Evaluated through consideration of all previous steps in the credit process.

     After analysis of the above factors and consideration of the credit score, the credit analyst will enter the credit decision into the system and, subsequently, notify the dealer, branch or Lend Line by automated fax or phone. The dealer, branch or Lend Line will notify the applicant of the Bank's decision. The Bank provides a Notice of Credit Decision on declined requests to the applicant.

     In mid-1998, First Security introduced the First Approval program which allows dealers to pre-approve loans based upon a generic credit score and several other individual borrower characteristics. These loans have very low delinquency/loss ratios and tend to be very price sensitive. Once the dealer has approved the loan, the contract is forwarded to the Bank. The application is processed through the credit quality matrix. If the system does not automatically approve the application, it is forwarded to the credit analysts for a very limited underwriting review. These applications/loans experience virtually a 100% funding ratio.

     In cases where a co-signer/guarantor is offered, the same underwriting standards and procedures will be followed with respect to that party. Although such cases are rare, a co-signer/guarantor may be used to provide additional support to the applicant in the areas of employment, income, or insufficient credit history.

     All policy exceptions must be approved and documented by an authorized credit analyst. Monthly monitoring by Risk Management identifies all exceptions approved and purchased by type of exception.

     The Bank has selected dealers from which it purchases retail installment sale contracts based on the dealer's financial and operating history. Each dealer has made representations and warranties to the Bank with respect to the contracts originated through it and the security interests in the financed vehicles. However, these representations and warranties do not relate to the creditworthiness of any applicant or the collectibility of any loans. As to a generally small percentage of the motor vehicle loans, the Bank has direct recourse to a dealer if an applicant defaults under a receivable, subject to certain conditions to be fulfilled by the Bank. Upon breach of any representation or warranty made by a dealer with respect to a retail installment sale contract originated through it, the Bank may require that dealer to repurchase that contract. Generally, in determining whether to exercise that right or any right of direct recourse to a dealer, the Bank considers the prior performance of the dealer and other business and commercial considerations. The Bank, as servicer, is obligated to enforce these rights with respect to dealer agreements relating to the receivables in accordance with its customary practices, and the right to any proceeds received upon enforcement of those rights will be conveyed to the applicable trust.

Servicing and Collections

     When the signed loan documents are received by the Bank, the Validation and Discounting Center in Boise performs a quality control review to ensure that the loan documents are in compliance with all state and federal laws and bank policies, validates the terms and conditions of the contract, ensures all credit conditions are met, and calculates the dealer reserve. The documents are forwarded to the Consumer Loan Servicing Center for complete loan servicing and lien perfection follow-up.

     Electronic image storage was initiated in 1994. All files are now stored on Image. All paid loan records are retained for five years on the Image system. The consumer Loan Service Center has a comprehensive disaster plan for the replacement of loan documents in the event of a catastrophe.

     The Bank's Consumer Loan Collection Department handles all retail credit products, including auto loans, home equity loans, lease, bankcard, and small business loans. A reminder notice is mailed to all of the Bank's accounts by the tenth day of delinquency. Unpaid installment loans enter the bank's on-line collection system - Shaw - on the 3/rd/ day of delinquency. Delinquent accounts also enter the Davox dialer group on the 6/th/ day.

     The Davox dialer group consists of 50 dialer stations, which utilizes predictive dialing technology developed by Davox Corporation to contact accounts which are between 6 and 59 days delinquent. Accounts in the 6 to 59 days delinquent category are primarily contacted by telephone. However, letters and personal contacts are also employed on a case-by-case basis. Accounts are risk graded based on the FICO score to determine how early they are contacted. High-risk accounts are contacted on the 6/th/ day of delinquency, medium risk accounts on the 10/th/ day of delinquency, and low risk on the 30/th/ day of delinquency.

     High and medium risk accounts are assigned to dedicated collectors on the 44/th/ day of delinquency, while low risk accounts are assigned on the 60/th/ day of delinquency. The dedicated collector will continue collecting the account until it is resolved.

     The Bank considers repossession when all collection efforts have been exhausted. The decision to repossess may occur at any point in the delinquency depending upon the customer's inability to maintain a satisfactory repayment schedule. Generally, repossessions will occur on an account between 60 and 90 days delinquent where further collection activities are judged to be fruitless. Approval of the Collection Manager is required for exceptions to this policy.

     A Bank field collector or an outside agency close to the geographical location of the vehicle will be used to repossess the vehicle. After repossession, the Bank is required to give reasonable notice to the obligor of any proposed sale of the financed vehicle. The Bank's practice is to give the obligor 10 days' notice unless otherwise required by law.

     Repossessed vehicles are sold at dealer wholesale auctions. Approximately 75% of the repossession are sold at auctions in Salt Lake City or Boise. The remainder are sold at wholesale auctions near the place of repossession.

     In the event that the Bank determines that, after it has exhausted all customary and usual collection practices and procedures, including efforts to repossess and liquidate a financed vehicle or recover a deficiency balance related to a Liquidating Receivable, further collection efforts by it as to that receivable will not result in the realization of additional proceeds to the trust, and the Bank believes in good faith that a sale is in the best interests of the trust, the Bank, may, on behalf of the trust, sell the receivable to any person not affiliated with the servicer free and clear of the rights of the trust. All proceeds of the sale of such receivables shall be deposited directly in or credited to the collection account.

     The Bank, as servicer, may, on a case-by-case basis, permit extensions of the due dates of receivables or payment deferrals in the discretion of a collector other than the original officer. In addition to these extensions, the Bank, as servicer, has historically offered payment deferrals to a broader population of qualifying applicants in June and December of each year. Unless otherwise specified in a prospectus supplement, all obligors that meet the Bank's eligibility requirements will be given the opportunity to take advantage of these payment deferrals. Any deferrals or extensions may extend the maturity of the receivable and increase the weighted average life of the receivable. Any deferral or extension could also result in delays of payments on the securities.

Physical Damage Insurance

     The Bank requires that an obligor provide an insurance policy covering collision and comprehensive insurance. The deductibles are a maximum of $1,000 each for the collision insurance and the comprehensive insurance. The servicer may increase the maximum deductible consistent with the standard of care required by the applicable sale and servicing agreement.

     Each receivable generally gives the Bank the right to force place insurance coverage in the event the required physical damage insurance on a financed vehicle is not maintained by an obligor. However, the Bank is not obligated to force place coverage. In the event obligors do not maintain insurance coverage and coverage is not force placed, then insurance recoveries may be limited in the event of losses or casualties to financed vehicles included in the trust property. As a result, noteholders could suffer a loss on their investment.

     The Bank reserves the right to change its policies with respect to insurance on financed vehicles in accordance with its business judgment.

Delinquency and Loss Experience

     Fluctuations in delinquencies, repossessions and charge-offs generally follow trends in the overall economic environment and may be affected by such factors as:

     (1)  increased competition for obligors,

     (2)  rising consumer debt burden per household, and

     (3)  increases in personal bankruptcies.

     Information with respect to delinquencies, repossessions and charge-offs will be set forth in the prospectus supplement. This information will include, to the extent appropriate, data indicating the delinquency and credit loss/repossession experience for each of the last five calendar years of the Bank's entire portfolio of motor vehicle loans. No assurance can be made that the performance of the receivables in any trust will be similar to historical experience.

                      MATURITY AND PREPAYMENT ASSUMPTIONS

     Full or partial prepayments on the receivables in a trust will reduce the weighted average life of the securities. Delinquencies by obligors under the receivables, as well as extensions and deferrals on the receivables, will increase the weighted average life of the securities.

     Obligors may prepay receivables at any time and mandatory prepayments of a receivable may result from, among other things:

     .    the sale, insured loss or other disposition of the related financed vehicle, or

     .    the receivable becoming a Liquidating Receivable.

     If a prospectus supplement provides that the property of the trust will include a pre-funding account, the related securities will be subject to partial redemption on or immediately following the end of the pre-funding period. The prospectus supplement will describe the amount and the manner of any potential redemption. We cannot predict or assure the level or timing of prepayments. If prepayments were to occur after a decline in interest rates, investors seeking to reinvest their funds might be required to invest at a return lower than the applicable interest rate of the notes. Noteholders will bear all reinvestment risk resulting from prepayment of the receivables in the trust.

     The rate of prepayments on the receivables may be influenced by a variety of economic, social and other factors, including the fact that an obligor may sell or transfer a financed vehicle without the consent of the servicer. The servicer believes that the actual rate of prepayments will result in a substantially shorter weighted average life than the scheduled weighted average life of the receivables in a trust. Noteholders will bear any reinvestment risks resulting from a faster or slower incidence of prepayment of these receivables. See "Description of the Transfer and Servicing Agreements--Termination" regarding the servicer's option to purchase all of the receivables in a trust in some circumstances.

     The Bank maintains records of the historical prepayment experience of its portfolio of motor vehicle loans. The Bank does not believe that these records are adequate to provide meaningful information with respect to the receivables in a trust. In any event, we cannot assure you that prepayments on these receivables would conform to any historical experience. We cannot predict the actual prepayment experience to be expected.


                     POOL FACTORS AND TRADING INFORMATION

     The Note Pool Factor expresses the remaining outstanding principal balance of that class of notes, as of the close of that date, after giving effect to payments to be made on that date, as a fraction of the initial outstanding principal balance of that class of notes. Each Note Pool Factor and each Certificate Pool Factor will be 1.0000000 as of the closing date. Each Note Pool Factor and Certificate Pool Factor will decline after the closing date to reflect reductions in the outstanding principal balance of the applicable class of notes or the reduction of the certificate balance of the applicable class of certificates, as the case may be.

     A noteholder's portion of the aggregate outstanding principal balance of a class of notes is the product of (1) the original denomination of that noteholder's note and (2) the applicable Note Pool Factor. A certificateholder's portion of the aggregate outstanding certificate balance for the related class of certificates is the product of (1) the original denomination of that certificateholder's certificate and (2) the applicable Certificate Pool Factor.

     Noteholders will receive periodic reports concerning:

     .    payments received on the receivables,

     .    the Aggregate Receivables Balance,

     .    each Certificate Pool Factor or Note Pool Factor, as applicable, and

     .    various other items of information specified in the prospectus supplement.

     In addition, noteholders of record during any calendar year will be furnished information for tax reporting purposes not later than the latest date permitted by law. See "Certain Information Regarding the Notes--Reports to Noteholders."

                                USE OF PROCEEDS

     Unless the prospectus supplement provides for other applications, the net proceeds from the sale of the securities of a given series will be added to the seller's general funds. This will occur only after making the initial deposit in the applicable reserve account, yield supplement account, or the deposit of the pre-funded amount into the related pre-funding account, if any.

                                   THE BANK

     First Security Bank, N.A., a national banking association, which will act as the seller and servicer for the trusts. The Bank is a subsidiary of First Security Corporation, a Delaware multi-state financial services corporation based in Salt Lake City, Utah. First Security Corporation is the oldest continuously operating multi-state bank holding company in the United States. The Bank is a major participant in the motor vehicle financing and dealer flooring markets in Utah, Idaho and neighboring market areas, as well as in all facets of consumer and commercial lending.

                           DESCRIPTION OF THE NOTES

     For each trust, one or more classes of asset-backed notes will be issued pursuant to the terms of an indenture. A form of the indenture has been filed as an exhibit to the registration statement of which this prospectus forms a part. With respect to each series, the rights and benefits of the trust in the trust property will be assigned to the Indenture Trustee as collateral for the related notes and certificates to the extent provided in the indenture. The following summary describes the material terms of the form of the notes and the form of the indenture. The summary is not complete and you should read the full text of the notes and the indenture to understand their provisions. The prospectus supplement may contain additional information relating to a specific indenture and the series issued pursuant to that indenture.

     Unless otherwise specified in the prospectus supplement, each class of notes will initially be represented by one or more notes. In each case, the notes will be registered in the name of a nominee of DTC, in the United States, or Clearstream or Euroclear, in Europe, except as set forth below. See "Certain Information Regarding the Notes - Book Entry Registration."

Principal and Interest on the Notes

     The prospectus supplement will describe the timing and priority of payment, seniority, interest rate and amount of or method of determining payments of principal and interest on each class of notes. Each prospectus supplement will specify the payment dates, which may be monthly, quarterly or otherwise. The right of holders of any class of notes to receive payments of principal and interest may be senior or subordinate to the rights of holders of any other class or classes of notes of that series, as described in the prospectus supplement. Unless otherwise provided in the prospectus supplement, payments of interest on the notes of each series will be made prior to payments of principal on those notes.

     To the extent provided in the prospectus supplement, a series may include one or more classes of Strip Notes.

     Each class of notes may have a different interest rate, which may be a fixed, variable or adjustable interest rate or any combination of these. The interest rate may be zero for certain classes of Strip Notes. The prospectus supplement will specify the interest rate or the method for determining the interest rate for each class of notes of a given series. One or more classes of notes of a series may be redeemable in whole or in part under the circumstances specified in the prospectus supplement, including at the end of any funding period or as a result of the servicer's exercise of its purchase option.

     If a series of notes includes two or more classes of notes, the prospectus supplement will describe the sequential order and priority of payment of principal and interest for each class, and any schedule or formula or other provisions applicable to the determination of order or priority. Payments of principal and interest of any class of notes will be made on a pro rata basis among all the noteholders of that class.

     Unless the prospectus supplement specifies that notes of different classes within a series will have different priorities, payments to noteholders of all classes within a series will have the same priority. Under some circumstances, the amount available could be less than the amount of total interest required with respect to the notes on any of the payment dates. In this case, each class of noteholders will receive its ratable share of the aggregate amount available to be distributed in respect of interest on the notes of that series based upon the aggregate amount of interest due to each class of noteholders. See "Description of the Transfer and Servicing Agreements--Distributions" and "-- Credit Enhancement" in this prospectus.

     To the extent specified in the prospectus supplement, one or more classes of notes of a series may be entitled to receive principal payments prior to the receipt of principal payments by other classes of that series. If so provided in the prospectus supplement, a class or classes of notes may have a final scheduled distribution date of less than 397 days from the applicable closing date and that class or classes may have received a short-term rating by a rating agency that is in one of the two highest short-term rating categories. The failure to pay such a class of notes on or prior to the related final scheduled distribution date would constitute an Event of Default under the indenture.

     To the extent specified in the prospectus supplement, one or more classes of notes of a series may have principal payment schedules which are fixed or based on targeted schedules derived by assuming differing prepayment rates. One or more classes of notes of a series may be designated to receive principal payments on a payment date only if principal payments have been made to another class of notes, and to receive any excess payments over the amount required to be paid to another class of notes on that payment date. Noteholders of these notes would be entitled to receive as payments of principal on any given payment date the applicable amounts set forth on the schedule for those notes, in the manner and to the extent set forth in the prospectus supplement.

     If the servicer exercises its option, if any, to purchase the receivables of a trust in the manner and on the terms and conditions described under "Description of the Transfer and Servicing Agreements--Termination" in this prospectus, the outstanding notes of that series will be prepaid as set forth in the prospectus supplement. In addition, if the prospectus supplement provides that the property of a trust will include a pre-funding account, the related outstanding notes may be subject to partial prepayment on or immediately following the end of the related pre-funding period in an amount and manner specified in the prospectus supplement. In the event of a partial prepayment, the noteholders of that series may be entitled to receive a prepayment premium, in the amount and to the extent provided in the prospectus supplement.

The Indenture

     Modification of Indenture Without Noteholder Consent. Each trust and the Indenture Trustee, on behalf of the trust, may enter into one or more supplemental indentures without consent of the related noteholders for any of the following purposes:

        . to correct or amplify the description of the collateral or add additional collateral;

        . to provide for the assumption of the notes and the indenture obligations by a permitted successor to the trust;

        . to add additional covenants for the benefit of the noteholders, or to surrender any rights or power in the indenture conferred upon the trust;

        . to convey, transfer, assign, mortgage or pledge any property to or with the Indenture Trustee;

        . to cure any ambiguity or correct or supplement any provision in the indenture or in any supplemental indenture which may be inconsistent with any other provision of the indenture or in any supplemental indenture;

        . to provide for the acceptance of the appointment of a successor Indenture Trustee or to add to or change any of the provisions of the indenture as shall be necessary and permitted to facilitate the administration by more than one trustee;

        . to modify, eliminate or add to the provisions of the indenture in order to comply with the Trust Indenture Act of 1939, as amended; and

        . to add any provisions to, change in any manner, or eliminate any of the provisions of, the indenture or to modify in any manner the rights of noteholders under that indenture; provided that any action specified in this clause shall not, as evidenced by an opinion of counsel, adversely affect in any material respect the interests of any of that trust's other noteholders unless noteholder consent is otherwise obtained as described in the next section of this prospectus.

     Modification of Indenture With Noteholder Consent. For each trust, the trust and the Indenture Trustee may execute a supplemental indenture with the consent of a majority of the holders of the outstanding notes of that series. A supplemental indenture may-

       (1) add provisions to the indenture,
       (2) change the indenture in any manner,
       (3) eliminate any provisions of the indenture, or
       (4) modify in any manner the rights of the related noteholders, except as provided below.

     Unless the prospectus supplement for a series of notes specifies otherwise, the trust and the Indenture Trustee must obtain the consent of the holder of each outstanding affected note to execute a supplemental indenture, if that supplemental indenture would-

     . change the date of payment of any installment of principal of or interest on that note;

     . reduce the principal amount of that note, the interest rate specified on that note or the redemption price for that note;

     . change any place of payment where, or the coin or currency in which, any note or any interest on that note is payable;

     . impair the right to institute suit for the enforcement of certain provisions of the indenture regarding payment;

     . reduce the percentage of the aggregate amount of the outstanding notes of that series, the consent of the holders of which is required for any supplemental indenture or for any waiver of compliance with certain provisions of the indenture or of certain defaults under the indenture and their consequences as provided for in that indenture;

     . modify or alter the provisions of the indenture regarding the voting of notes held by the trust, any other obligor on those notes, the seller or an affiliate of any of them;

     . reduce the percentage of the aggregate outstanding amount of those notes required to direct the Indenture Trustee to sell or liquidate the receivables, the consent of the holders of which is required if the proceeds of the sale or liquidation would be insufficient to pay the principal amount and accrued but unpaid interest on the outstanding notes of that series;

     . decrease the percentage of the aggregate principal amount of those notes required to amend the sections of the indenture that specify the applicable percentage of aggregate principal amount of the notes of that series necessary to amend the indenture or certain other related agreements;

     . modify any provisions of the indenture in such a manner as to affect the calculation of the amount of any payment of interest or principal due on any note on any payment date, including the calculation of any of the individual components of that calculation;

     . permit the creation of any lien ranking prior to or on a parity with the lien of the indenture with respect to any of the collateral for those notes; or

     . except as otherwise permitted or contemplated in the indenture, terminate the lien of the indenture on any collateral or deprive the holder of any note of the security afforded by the lien of the indenture.

     Events of Default; Rights Upon Event of Default.

     Unless otherwise specified in the prospectus supplement, the failure to pay principal on a class of notes on any payment date generally will not result in the occurrence of an Event of Default until the final scheduled distribution date for that class of notes.

     Unless otherwise specified in the prospectus supplement, "Events of Default" under the indenture will consist of:

       (1) a default in the payment of any interest on any note for a period of five days;
       (2) a default in the payment of the principal of or any installment of the principal of any note when that payment or installment becomes due and payable;
       (3) a default in the observance or performance of any covenant or agreement of the trust made in the indenture which default materially and adversely affects the rights of the noteholders, and which default continues for a period of 30 days after written notice of the default is given to the trust by the Indenture Trustee or to the trust and the Indenture Trustee by the holders of at least a majority in principal amount of those notes then outstanding, or for a longer period, not in excess of 90 days, as may be reasonably necessary to remedy the default; provided that the default is capable of remedy within 90 days or less; or

       (4) specified events of bankruptcy, insolvency, receivership or liquidation of the trust.

     If an Event of Default should occur and be continuing with respect to the notes of any series, unless otherwise specified in the prospectus supplement, the Indenture Trustee or holders of a majority in principal amount of the notes then outstanding may declare the principal of the notes to be immediately due and payable. Unless otherwise specified in the prospectus supplement, the declaration may be rescinded, under some circumstances by the holders of a majority in principal amount of the notes then outstanding.

     If the notes of any series are declared to be due and payable following an Event of Default, the Indenture Trustee may institute proceedings to collect amounts due or foreclose on the trust property, exercise remedies as a secured party, sell the receivables or elect to have the trust maintain possession of the receivables and continue to apply collections on the receivables as if there had been no declaration of acceleration.

     Unless otherwise specified in the prospectus supplement, the Indenture Trustee is prohibited from selling the receivables following an Event of Default, unless:

       (1)  the holders of all the outstanding notes consent to the sale,
       (2) the proceeds of the sale are sufficient to pay in full the principal and the accrued interest on the outstanding notes at the date of the sale, or
       (3) there has been an Event of Default arising from a failure to make a required payment of principal or interest on any notes, and
       (4) the Indenture Trustee determines that the proceeds of receivables would not be sufficient on an ongoing basis to make all payments on the notes as the payments would have become due if those obligations had not been declared due and payable, and
       (5) the Indenture Trustee obtains the consent of the holders of sixty-six and two-thirds percent of the aggregate outstanding principal amount of the notes.

     If an Event of Default occurs and is continuing for a series of notes, the Indenture Trustee will be under no obligation to exercise any of the rights or powers under the indenture at the request or direction of any of the holders of that series of notes, if the Indenture Trustee reasonably believes it will not be adequately indemnified against the costs, expenses and liabilities which might be incurred by it in complying with that request. Subject to the provisions for indemnification and certain limitations contained in the indenture, the holders of a majority in principal amount of the outstanding notes of a given series will have the right to direct the time, method and place of conducting any proceeding or any remedy available to the Indenture Trustee. The holders of a majority in principal amount of those notes then outstanding may, in certain cases, waive any default with respect to those notes, except a default in the payment of principal or interest or a default in respect of a covenant or provision of the indenture that cannot be modified without the waiver or consent of all of the holders of the outstanding notes.

     Unless and to the extent the prospectus supplement specifies other circumstances in which a holder of a note of a series will have the right to institute the proceedings described below, no holder of a note will have the right to institute any proceeding with respect to the indenture unless:

     (1) that holder has previously given written notice to the Indenture Trustee of a continuing Event of Default,

     (2) the holders of not less than a majority in principal amount of the outstanding notes of that series have made written request to the Indenture Trustee to institute a proceeding in its own name as Indenture Trustee,

     (3) that holder or holders have offered the Indenture Trustee indemnity reasonably satisfactory to it against the costs, expenses and liabilities to be incurred in complying with the request,

     (4) the Indenture Trustee has for 60 days after receipt of the notice, request and offer of indemnity failed to institute a proceeding, and

     (5) no direction inconsistent with that written request has been given to the Indenture Trustee during the 60-day period by the holders of a majority in principal amount of the outstanding notes.

     In addition, each Indenture Trustee and the noteholders, by accepting the notes, will covenant that they will not, for a period of one year after the termination of the indenture, institute against the trust any bankruptcy, reorganization or other proceeding under any federal or state bankruptcy or similar law.

     In the absence of an express agreement to the contrary, none of the following will be personally liable for the payment of the principal of or interest on the notes or for the agreements of the trust contained in the indenture-

     .    the Indenture Trustee in its individual capacity;

     .    the Owner Trustee in its individual capacity;

     . any holder of a certificate representing an ownership interest in the trust; and

     . any of the owners, beneficiaries, agents, officers, directors, employees, affiliates, successors or assigns of the parties named above.

Certain Covenants

     Each indenture will provide that the trust may not consolidate with or merge into any other entity, unless:

        (1) the entity formed by or surviving the consolidation or merger is organized under the laws of the United States, any state or the District of Columbia;

        (2) that entity expressly assumes the trust's obligation to make due and punctual payments of principal and interest on the notes and the performance or observance of every agreement and covenant of the trust under the indenture;

        (3) no Event of Default with respect to that series shall have occurred and be continuing immediately after the merger or consolidation;

        (4) the trust has been advised that any ratings of the notes and the certificates then in effect would not be downgraded or withdrawn by the rating agencies as a result of the merger or consolidation;

        (5) any action as was necessary to maintain the lien and security interest created by the indenture shall have been taken; and

        (6) the trust has received an opinion of counsel to the effect that the consolidation or merger would have no material adverse tax consequence to the trust or to any related noteholder or certificateholder.

     Each trust will not, among other things:

        . except as expressly permitted by the Related Documents, sell, transfer, exchange or otherwise dispose of any of the properties or assets of that trust;

        . claim any credit on or make any deduction from the principal or interest payable in respect of the notes of the related series - other than amounts withheld under the Code or applicable state law - or assert any claim against any present or former holder of those notes because of the payment of taxes levied or assessed upon the trust;

        . permit the validity or effectiveness of the indenture to be impaired or permit any person to be released from any covenants or obligations with respect to the notes under that indenture except as may be expressly permitted by that indenture,

        . permit any lien, charge, excise, claim, security interest, mortgage or other encumbrance to be created on or extend to or otherwise arise upon or burden the assets of the trust or any part of the trust, or any interest in the trust or the proceeds of the trust, or

        . permit any lien of the indenture not to constitute a valid first priority security interest in the receivables, other than with respect to any tax, mechanics' or other lien.

     A trust may not engage in any activity other than as specified in this prospectus or in the prospectus supplement. A trust will not incur, assume or guarantee any indebtedness other than indebtedness incurred under the notes and the indenture, pursuant to any Advances made to it by the servicer or otherwise in accordance with the Related Documents.

     Annual Compliance Statement. Each trust will be required to file annually with the Indenture Trustee a written statement as to the fulfillment of its obligations under the indenture.

     Indenture Trustee's Annual Report. To the extent required by the Trust Indenture Act of 1939, as amended, the Indenture Trustee for each trust will be required to mail each year to all noteholders a brief report relating to:

        . its eligibility and qualification to continue as Indenture Trustee under the indenture,

        .   any amounts advanced by it under the indenture,

        . the amount, interest rate and maturity date of certain indebtedness owing by the trust to the Indenture Trustee in its individual capacity,

        . the property and funds physically held by the Indenture Trustee as such and

        . any action taken by it that materially affects the related notes and that has not been previously reported.

     Satisfaction and Discharge of Indenture. An indenture will be discharged with respect to the notes upon the delivery to the Indenture Trustee for cancellation of all of those notes or, with certain limitations, upon deposit with the Indenture Trustee of funds sufficient for the payment in full of all of those notes.

The Indenture Trustee

     The prospectus supplement will specify the Indenture Trustee for a series of notes. The Indenture Trustee for any series may resign at any time. The administrator of the trust may also remove any Indenture Trustee if the Indenture Trustee ceases to be eligible to continue as Indenture Trustee under the indenture or if the Indenture Trustee becomes insolvent. In those circumstances, the administrator of the trust will be obligated to appoint a successor indenture trustee for that series of notes. If an Event of Default occurs under an indenture and the prospectus supplement provides that a given class of notes is subordinated to one or more other classes of notes of that series, pursuant to the Trust Indenture Act of 1939, as amended, the Indenture Trustee may be deemed to have a conflict of interest and be required to resign as trustee for one or more of the classes of notes. In this case, the indenture will provide for a successor trustee to be appointed for one or more of those classes of notes and may provide for rights of senior noteholders to consent to or direct actions by the Indenture Trustee which are different from those of subordinated noteholders. Any resignation or removal of the Indenture Trustee and appointment of a successor indenture trustee for any series of notes will not become effective until acceptance of the appointment by the successor indenture trustee for that series.

The Owner Trustee

     The prospectus supplement will specify the Owner Trustee for each trust. The Owner Trustee's liability in connection with the issuance and sale of the securities is limited solely to the express obligations of the Owner Trustee set forth in the trust agreement. The Owner Trustee will perform administrative functions including, if specified in the prospectus supplement, making distributions from the related certificate distribution account. An Owner Trustee may resign at any time by giving written notice to the administrator under the trust agreement, in which event the administrator or its successor will be obligated to appoint a successor trustee. The administrator may also remove the Owner Trustee if the Owner Trustee:

        . ceases to be eligible to continue as Owner Trustee under the trust agreement,

        .  becomes legally unable to act, or

        .  becomes insolvent.

     In these circumstances, the administrator will be obligated to appoint a successor trustee. Any resignation or removal of an Owner Trustee and appointment of a successor trustee will not become effective until acceptance of the appointment by the successor trustee.

                    CERTAIN INFORMATION REGARDING THE NOTES

     Each class of notes may be Fixed Rate Notes or Floating Rate Notes, other than certain classes of Strip Notes, as more fully described below and in the prospectus supplement.

Fixed Rate Notes

     Each class of Fixed Rate Notes will bear interest at the applicable per annum interest rate. Unless otherwise set forth in the prospectus supplement, interest on each class of Fixed Rate Notes will be computed on the basis of a 360-day year of twelve 30-day months. See "Description of the Notes--Principal and Interest on the Notes" in this prospectus.

Floating Rate Notes

     Each class of Floating Rate Notes will bear interest for each Interest Reset Period at a rate per annum:

        .    determined by reference to the Base Rate,

        .    plus or minus any Spread, or

        .    multiplied by any Spread Multiplier.

     The prospectus supplement will specify the details for calculating the Base Rate, the Spread, and/or the Spread Multiplier for any Floating Rate Notes. The prospectus supplement will designate a Base Rate for a given Floating Rate Note. The Base Rate may be based on LIBOR, commercial paper rates, federal funds rates, U.S. Government treasury securities rates, negotiable certificates of deposit rates or another rate named in the prospectus supplement. Floating Rate Notes may also have either or both of the following, in each case expressed as a rate per annum:

        . a maximum limitation, or ceiling, on the rate at which interest may accrue during any interest period, and

        . a minimum limitation, or floor, on the rate at which interest may accrue during any interest period.

     In addition to any maximum interest rate that may be applicable to any class of Floating Rate Notes, the interest rate for any class of Floating Rate Notes will not be higher than the maximum rate permitted by applicable law, as that rate may be modified by United States law of general application.

     Each trust for which a class of Floating Rate Notes will be issued will appoint, and enter into agreements with, a calculation agent to calculate interest rates on each class of Floating Rate Notes issued by that trust. The prospectus supplement will identify the calculation agent for each class of Floating Rate Notes, which may be either the Owner Trustee or any Indenture Trustee for that series. All determinations of interest by the calculation agent shall, in the absence of manifest error, be conclusive for all purposes and binding on the holders of Floating Rate Notes of that class. Unless otherwise specified in the prospectus supplement, all percentages resulting from any calculation of the rate of interest on a Floating Rate Note will be rounded, if necessary, to the nearest /1//100,000 of 1% (.0000001), with five one-millionths of a percentage point rounded upward.

Indexed Notes

To the extent so specified in any prospectus supplement, any class of notes may consist of Indexed Notes in which the Indexed Principal Amount is determined by reference to an Index. The Index will be related to-

     . the difference in the rate of exchange between United States dollars and an Indexed Currency;

     .   the difference in the price of an Indexed Commodity on specified dates;

     . the difference in the level of a Stock Index, which may be based on U.S. or foreign stocks, on specified dates; or

     . any other objective price or economic measures as are described in the prospectus supplement.

     The manner of determining the Indexed Principal Amount of an Indexed Note and historical and other information concerning the Indexed Currency, the Indexed Commodity, the Stock Index or other price or economic measures used in this determination will be set forth in the prospectus supplement, together with information concerning tax consequences to the holders of the Indexed Notes.

     The determination of the Indexed Principal Amount of an Indexed Note may be based on an Index calculated or announced by a third party. That third party may either suspend the calculation or announcement of that Index or change the basis upon which that Index is calculated. In this case, unless the change is consistent with policies in effect at the time the Indexed Note was issued or the change was permitted by the prospectus supplement, then that Index shall be calculated for purposes of the Indexed Note by an independent calculation agent named in the prospectus supplement. The calculation shall be on the same basis, and subject to the same conditions and controls, as applied to the original third party.

     If for any reason the Index cannot be calculated on the same basis and subject to the same conditions and controls as applied to the original third party, then the Indexed Principal Amount of that Indexed Note shall be calculated in the manner described in the prospectus supplement. Any determination of the independent calculation agent shall, in the absence of manifest error, be binding on all parties.

     Unless otherwise specified in the prospectus supplement, interest on an Indexed Note will be payable based on the amount designated in the prospectus supplement as the face amount of that Indexed Note. The prospectus supplement will describe whether the principal amount of the Indexed Note, if any, that would be payable upon redemption or repayment prior to the applicable final scheduled distribution date will be the face amount of the Indexed Note, the

Indexed Principal Amount of the Indexed Note at the time of redemption or repayment or another amount described in the prospectus supplement.

Book-Entry Registration

     Noteholders may hold their securities through DTC in the United States or Clearstream or Euroclear in Europe, which in turn hold through DTC, if they are participants of those systems, or indirectly through organizations that are participants in those systems.

     DTC's nominee will be Cede & Co., unless another nominee is specified in the prospectus supplement. Accordingly, the nominee is expected to be the holder of record of any book-entry notes of any class or series. Unless and until Definitive Notes are issued under the limited circumstances described in this prospectus or in the prospectus supplement, no noteholder will be entitled to receive a physical certificate representing its interest in a note. All references in this prospectus and in the prospectus supplement to actions by noteholders refer to actions taken by DTC upon instructions from DTC participants. All references in this prospectus and in the prospectus supplement to distributions, notices, reports and statements to noteholders of book-entry notes refer to distributions, notices, reports and statements to DTC or its nominee, as the registered holder of the applicable notes, for distribution to noteholders in accordance with DTC's procedures with respect to the notes. See "--Definitive Notes" in this prospectus.

     Clearstream and Euroclear will hold omnibus positions on behalf of the Clearstream participants and the Euroclear participants, respectively, through customers' securities accounts in Clearstream's and Euroclear's names on the books of their respective depositaries which in turn will hold those positions in customers' securities accounts in the depositaries' names on the books of DTC.

     DTC is a limited-purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code and a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act. DTC was created to hold securities for DTC participants and facilitate the clearance and settlement of securities transactions between Participants through electronic book-entry changes in accounts of DTC participants, thereby eliminating the need for physical movement of certificates. Indirect access to the DTC system also is available to DTC indirect participants such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a DTC participant, either directly or indirectly.

     Transfers between DTC participants will occur in accordance with DTC rules. Transfers between Clearstream participants and Euroclear participants will occur in the ordinary way in accordance with their applicable rules and operating procedures.

     Cross-market transfers between persons holding directly or indirectly through DTC in the United States, on the one hand, and directly or indirectly through Clearstream participants or Euroclear participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by its depositary. However, these cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in that system in accordance with its rules and procedures and within its established deadlines -European time. The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Clearstream participants and Euroclear participants may not deliver instructions directly to the depositaries.

     Because of time-zone differences, credits or securities in Clearstream or Euroclear as a result of a transaction with a DTC participant will be made during the subsequent securities settlement processing, dated the business day following the DTC settlement date, and these credits or any transactions in these securities settled during the processing will be reported to the relevant Clearstream participant or Euroclear participant on that business day. Cash received in Clearstream or Euroclear as a result of sales of securities by or through a Clearstream participant or Euroclear participant to a DTC participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream or Euroclear cash account only as of the business day following settlement in DTC.

     A noteholder, as used in this prospectus, means a holder of a beneficial interest in a book-entry note. Unless otherwise provided in the prospectus supplement, noteholders that are not DTC participants or DTC indirect participants but desire to purchase, sell or otherwise transfer ownership of, or other interest in, securities may do so only through DTC participants and DTC indirect participants. In addition, noteholders will receive all distributions of principal of and interest on notes from the Applicable Trustee, through the DTC participants, who in turn will receive them from DTC.

     Under a book-entry format, noteholders may experience some delay in their receipt of payments, since these payments will be forwarded by the Applicable Trustee to Cede & Co., as nominee for DTC. DTC will forward these payments to DTC participants which will then forward them to DTC indirect participants or noteholders. We anticipate that the only "noteholder" will be Cede & Co., as nominee of DTC. Noteholders will not be recognized by the Trustee as noteholders, as this term is used in the indenture. Noteholders will only be permitted to exercise the rights of noteholders indirectly through DTC, Clearstream or Euroclear and their respective participants or organizations.

     Under the Rules, DTC is required to make book-entry transfers of notes among DTC participants on whose behalf it acts with respect to the notes and to receive and transmit distributions of principal of, and interest on, the notes. DTC participants and DTC indirect participants with which noteholders have accounts with respect to the notes similarly are required to make book-entry transfers and receive and transmit those payments on behalf of their respective noteholders. Accordingly, although noteholders will not physically possess note, the

DTC rules provide a mechanism by which DTC participants will receive payments and will be able to transfer their interests.

     Because DTC can only act on behalf of DTC participants, who in turn act on behalf of DTC indirect participants and certain banks, the ability of a noteholder to pledge notes to persons or entities that do not participate in the DTC system, or to otherwise act with respect to those notes, may be limited due to the lack of physical certificates for those notes.

     DTC has advised the seller that it will take any action permitted to be taken by a noteholder under the indenture only at the direction of one or more DTC participants to whose accounts with DTC the applicable notes are credited. DTC may take conflicting actions with respect to other undivided interests to the extent that those actions are taken on behalf of DTC participants whose holdings include those undivided interests.

     Clearstream is incorporated under the laws of Luxembourg as a professional depository. Clearstream holds securities for its participating organizations and facilitates the clearance and settlement of securities transactions between Clearstream participants through electronic book-entry changes in accounts of Clearstream participants, thereby eliminating the need for physical movement of certificates. Transactions may be settled by Clearstream in any of 28 currencies, including United States dollars.

     Clearstream provides to its Clearstream participants, among other things:

        . services for safekeeping, administration, clearance and settlement of internationally traded securities, and

        .   securities lending and borrowing.

     Clearstream interfaces with domestic markets in several countries. As a professional depository, Clearstream is subject to regulations by the Luxembourg Monetary Institute. Clearstream participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations and may include an underwriter of any series. Indirect access to Clearstream is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Clearstream participant, either directly or indirectly.

     The Euroclear System was created in 1968 to hold securities for participants of Euroclear and to clear and settle transactions between Euroclear participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Transactions may now be settled in any of 27 currencies, including United States dollars. Euroclear includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries generally similar to the arrangement for cross-market transfers with

DTC described above. Euroclear is operated by the Euroclear Operator, under contract with the Cooperative. All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not the Cooperative. The Cooperative establishes policy for Euroclear on behalf of Euroclear participants. Euroclear participants include banks, including central banks, securities brokers and dealers and other professional financial intermediaries and may include an underwriter of any series. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear participant, either directly or indirectly.

     The Euroclear Operator is the Belgian branch of a New York banking corporation which is a member of the Federal Reserve System. As such, it is regulated and examined by the Board of Governors of the Federal Reserve System and the New York State Banking Department, as well as the Belgian Banking Commission.

     Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the terms and conditions Governing Use of Euroclear and the related Operating Procedures of Euroclear and applicable Belgain law. These terms and conditions govern transfers of securities and cash within Euroclear, withdrawal of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the aforementioned terms and conditions only on behalf of Euroclear participants and has no record of or relationship with persons holding through Euroclear participants.

     Distributions with respect to securities held through Clearstream or Euroclear will be credited to the cash accounts of Clearstream participants or Euroclear participants in accordance with the relevant system's rules and procedures, to the extent received by its depositary. These distributions will be subject to tax reporting in accordance with relevant United States tax laws and regulations. Clearstream or the Euroclear Operator will take any other action permitted to be taken by a noteholder under the indenture or trust agreement on behalf of a Clearstream participant or a Euroclear participant only in accordance with its relevant rules and procedures and subject to its depositary's ability to effect these actions on its behalf through DTC.

     DTC, Clearstream and Euroclear have agreed to the procedures described above in order to facilitate transfers of certificates among participants of DTC, Clearstream and Euroclear. However, they are under no obligation to perform or continue to perform these procedures, and they may discontinue these procedures at any time.

     Except as required by law, neither the Owner Trustee nor the Indenture Trustee will have any liability for any aspect of the records relating to or payments made on account of beneficial ownership interests of the notes of any series held by DTC, Clearstream or Euroclear or for maintaining, supervising or reviewing any records relating to these beneficial ownership interests.

Definitive Notes

     Unless otherwise specified in the prospectus supplement, the notes of any series will be issued as Definitive Notes to noteholders or their respective nominees, rather than to the depository or its nominee, only if-

        (1) (a) the administrator notifies the Applicable Trustee in writing that it has been advised that the depository is no longer willing or able to discharge properly its responsibilities as depository with respect to the notes, and

             (b)  the administrator is unable to locate a qualified successor;

        (2) the administrator, at its option, elects to terminate the book-entry system through the depository; or

        (3) (a) an Event of Default or an Event of Servicing Termination has occurred with respect to those securities, and

             (b) the holders representing at least a majority of the outstanding principal amount of the notes of that series advise the Applicable Trustee and DTC through DTC participants in writing that they have determined that the continuation of a book-entry system through the depository, or the depository's successor, with respect to those notes is no longer in the best interest of the holders of those notes.

     If any of the events described in the immediately preceding paragraph occurs, the depository must notify all DTC participants of the availability through the depository of Definitive Notes. After DTC surrenders to the Applicable Trustee the global certificates representing the corresponding securities and the Applicable Trustee receives instructions for re-registration, the Applicable Trustee will reissue those securities as Definitive Notes. Then the Applicable Trustee will recognize the holders as noteholders under the indenture.

     The Applicable Trustee will then distribute principal and interest on the Definitive Notes in accordance with the procedures described in the indenture. The Applicable Trustee will make distributions directly to the holders of Definitive Notes in whose names the Definitive Notes were registered at the close of business on the record date specified for those securities in the prospectus supplement. The Applicable Trustee will make these distributions by check mailed to the address of that holder as it appears on the register maintained by the Applicable Trustee's. The final payment on any Definitive Note, however, will be made only upon presentation and surrender of the Definitive Note at the office or agency specified in the notice of final distribution mailed to holders.

     Definitive Notes will be transferable and exchangeable subject to the reasonable regulations that the Applicable Trustee may prescribe. The Applicable Trustee will not impose a service charge for any registration of transfer or exchange. However, the Applicable Trustee may require payment of a sum sufficient to cover any tax or other government charge imposed in connection with a transfer or exchange.

Reports to Noteholders

     On each distribution date, the paying agent will include with each distribution to each noteholder a statement prepared by the servicer for that series. The information in this statement will apply to that distribution date or to the period since the previous distribution date. This statement will include, among other things-

        (1) the amount of the distribution allocable to principal for each class of notes and the derivation of those amounts;

        (2) the amount of the distribution allocable to interest on or for each class of notes of that series;

        (3) amount of the Servicing Fee paid to the servicer for the Collection Period;

        (4) the amount of the administration fee paid to the administrator for the related Collection Period;

        (5) any aggregate unreimbursed Advances as of the last day of the preceding Collection Period and the change in that amount from the previous Collection Period;

        (6) the Aggregate Receivables Balance as of the close of business on the last day of the preceding Collection Period;

        (7) the aggregate outstanding principal balance and the Note Pool Factor for each class of notes, after giving effect to all payments reported under clause (1) above on that date;

        (8) the interest rate for the next period for any class of notes of that series with variable or adjustable rates;

        (9) the amount of the any aggregate realized losses for the preceding Collection Period;

        (10) any Noteholders' Interest Carryover Shortfall, any Noteholders' Principal Carryover Shortfall, as defined in the prospectus supplement for each class of notes, and the change in these amounts from the preceding statement;

        (11) the aggregate of any Repurchase Amounts for the receivables that were repurchased by the seller or purchased by the servicer in that Collection Period;

        (12) (a) any balance in the reserve account or any other enhancement account, as of that date, after giving effect to changes in the reserve account on that date,

             (b)   the calculation of the Specified Reserve Account Balance, and

             (c) the calculation of the components of the Specified Reserve Account Balance on that date, as defined in the prospectus supplement, or any other required enhancement account balance on that date, and the components of calculating any required balance;

        (13) for each date during any pre-funding period, the remaining pre-funded amount;

        (14) for the first date that is on or immediately following the end of any funding period, the amount of any remaining pre-funded amount that has not been used to fund the purchase of Subsequent Receivables and is being passed through as payments of principal on the notes of that series; and

        (15) any other information specified in the prospectus supplement.

     Each amount specified pursuant to subclauses (1), (2), (3) and (4) with respect to the notes of any series will be expressed as a dollar amount per $1,000 of the initial principal balance of those notes.

     Unless otherwise specified in the prospectus supplement, the statements for each Collection Period will be delivered to DTC for further distribution to noteholders in accordance with DTC procedures. See "Certain Information Regarding the Notes--Book-Entry Registration" in this prospectus. The servicer, on behalf of each trust, will file with the SEC those periodic reports with respect to each trust as required under the Exchange Act and the rules and regulations of the SEC under the Exchange Act.

     Within the prescribed period of time for tax reporting purposes after the end of each calendar year during the term of each trust, the servicer or the paying agent will furnish to each person who at any time during that calendar year has been a noteholder with respect to that trust and received any payment on their notes a statement containing certain information for the purposes of the noteholder's preparation of federal income tax returns. See "Material Federal Income Tax Consequences" in the prospectus supplement.

             DESCRIPTION OF THE TRANSFER AND SERVICING AGREEMENTS

     The following summary describes material terms of:

        . the sale and servicing agreement pursuant to which each trust will acquire receivables from the seller and the servicer will agree to service those receivables;

        .  the trust agreement pursuant to which each trust will be created; and

        . the administration agreement pursuant to which the Bank will undertake administrative duties for each trust.

     Forms of the Transfer and Servicing Agreements have been filed as exhibits to the Registration Statement of which this prospectus forms a part. The following summary describes the material terms of the Transfer and Servicing Agreements related to any series. This summary is not complete and you should read the full text of the Transfer and Servicing Agreements to understand their provisions.

Sale and Assignment of Receivables

     On or before the closing date for any trust, the seller will transfer and assign to the trust its entire interest in the receivables, if any, and related property and the proceeds of that property. The assigned property will include the seller's security interests in the related financed vehicles. The seller will transfer this property in consideration of the receipt of the related securities, without recourse, pursuant to a sale and servicing agreement. Each receivable will be identified in a schedule of receivables.

     The seller will sell the notes offered by this prospectus to the underwriters named in the prospectus supplement. The notes offered by this prospectus may or may not include all notes of that series. See "Plan of Distribution." To the extent specified in the prospectus supplement, a portion of the net proceeds received from the sale of the notes of a given series will be applied to the deposit of the pre-funded amount into the pre-funding account and/or to the initial deposit into any reserve account or any yield supplement account. The prospectus supplement will specify whether Subsequent Receivables will be sold by the seller to the trust during any pre-funding period. The prospectus supplement may also specify the terms, conditions and manner under which the seller will transfer Subsequent Receivables. The seller will transfer any Subsequent Receivables on a Subsequent Transfer Date.

     Each sale and servicing agreement will describe the criteria that each receivable must satisfy. The prospectus supplement may specify that any of these criteria are not required to be satisfied. Otherwise, the criteria will include-

        . The receivable has been fully and properly executed by the parties to that receivable.

        .  The receivable:

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

          (1) has been originated by the seller in the ordinary course of its business or by a dealer for the retail sale of a motor vehicle in the ordinary course of that dealer's business,
          (2) has been purchased by the seller in the ordinary course of the seller's business, and
          (3) has been validly assigned by that dealer to the seller.

     . The receivable is secured by a valid, subsisting and enforceable security interest in favor of the seller in the financed vehicle, subject to administrative delays and clerical errors on the part of the applicable government agency. The seller's interest is prior in right to the security interest of any other creditor. The seller's security interest is assignable together with that receivable, and the seller has assigned the security interest to the trust.

     . The receivable contains customary and enforceable provisions such that the rights and remedies of the holder of the receivable are adequate for realization against the collateral of the benefits of the security.

     . At origination, the receivable provided for level monthly payments, although the amount of the first and last payments may be different.

     . The payments fully amortize the initial principal balance of the receivable over the original term.

     . In the event of a complete prepayment, the receivable provides for a payment that will fully pay the principal balance of that receivable as of the first day of the Collection Period in which the receivable is fully prepaid, together with interest accrued at least to the date of prepayment at the related interest rate.

     . The information for that receivable in the schedule of receivables was true and correct as of the close of business of the seller on the cutoff date.

     . The receivable complied at the time it was originated or made, and will comply as of the closing date, in all material respects with all requirements of applicable federal, state and local laws, and regulations under those laws.

     . The receivable constitutes the genuine, legal, valid and binding payment obligation in writing of the obligor.

     . The receivable is enforceable in all material respects by the holder of the receivable in accordance with its terms.

     . The receivable is not subject to any right of rescission, setoff, counterclaim or defense, including the defense of usury.

     . The operation of any of the terms of the receivable, or the exercise of any right under the receivable, will not render the receivable unenforceable in whole or in part or subject to any right of rescission, setoff, counterclaim or defense, including the defense of usury.

     . The seller has no notice that any right of rescission, setoff, counterclaim or defense has been asserted with respect to the receivable.

     . The seller has not taken any action which would release the underlying financed vehicle from the lien granted by the receivable in whole or in part, except in the event of payment in full by the obligor or disposition of a repossessed financed vehicle or except as may be required by an insurer in order to receive proceeds from insurance covering that financed vehicle.

     . The parties to the receivable have not amended, waived, altered or modified any receivable, except for any amendments, waivers or modifications that would be permitted under the sale and servicing agreement.

     . The parties have not amended, waived, altered or modified the receivable such that the receivable does not conform to the other representations or warranties contained in this paragraph.

     . The seller has not received notice of any liens or claims, including liens for work, labor, materials or unpaid state or federal taxes relating to the financed vehicle securing the receivable, that are or may be prior to or equal to the lien granted by the receivable.

     . Except for payment delinquencies continuing for a period of not more than 30 days as of the cutoff date, no default, breach, violation or event permitting acceleration under the terms of the receivable exists.

     . No continuing condition has arisen, that with notice, lapse of time, or both, would constitute a default, breach, violation or event permitting acceleration under the terms of the receivable.

  . Except to the extent the servicer customarily does not force place insurance:

          . the financed vehicle securing each receivable is insured under an insurance policy covering theft and physical damage,

          .   the premiums for the insurance policy have been paid in full, and

          .   the insurance policy is in full force and effect.

     . The receivable has not been sold, assigned, pledged or otherwise conveyed by the seller to any person other than the trust.

     . Immediately prior to the transfer and assignment under the sale and servicing agreement:

          . the seller had good and marketable title to the receivable free and clear of any encumbrance, equity, lien, pledge, charge, claim, security interest or other right or interest of any other person, and

          . the seller had full right and power to transfer and assign the receivable to the trust.

     . Immediately upon the transfer and assignment of the receivable to the trust, the trust will have good and marketable title to the receivable, free and clear of any encumbrance, equity, lien, pledge, charge, claim, security interest or other right or interest of any other person and, if the transfer to the trust is deemed to be a transfer for security, the trust's interest in the receivable resulting from the transfer has been perfected under the UCC.

     .    The receivables are ''chattel paper'' as defined in the UCC.

     . The seller has duly fulfilled all obligations on its part to be fulfilled under, or in connection with, the receivable.

     . There is only one original executed receivable, and immediately prior to the closing date, the seller will have possession of that original executed receivable.

  Unless otherwise provided in the prospectus supplement, the seller will repurchase a receivable if-

     . the seller discovers or receives written notice from the Indenture Trustee that a receivable does not meet any of the criteria described in the sale and servicing agreement;

     . that failure materially and adversely affects the interests of the noteholders in that receivable; and

     .    the seller has not cured the failed criterion.

  The seller will repurchase the receivable as of the last day of the month following the date on which the seller discovered or received notice of the failed criterion. If the seller elects, it may repurchase the receivable on the last day of the month including the date the seller discovered the failed criterion. The seller will repurchase that receivable from the trust at a price equal to the Repurchase Amount. The repurchase obligation will be the sole remedy available to any noteholder, the Owner Trustee or the Indenture Trustee for the failure of a receivable to meet any of the criteria in the sale and servicing agreement.

     Pursuant to each sale and servicing agreement, to assure uniform quality in servicing the receivables and to reduce administrative costs, the trust will appoint the servicer and the servicer will appoint the Custodian to hold the receivable files on behalf of the trust and the Indenture Trustee for the benefit of the noteholders and certificateholders to the extent set forth in the indenture. Receivables will not be stamped or otherwise marked to reflect the transfer of the receivables to a trust or the pledge to the Indenture Trustee and will not be segregated from the other motor vehicle loans owned or serviced by the servicer. The obligors under the receivables will not be notified of the transfer of the receivables to a trust or the pledge of the receivables to the Indenture Trustee, but the seller's accounting records and computer systems will reflect the sale and assignment of the receivables to the trust and the pledge to the Indenture Trustee. See "Legal Aspects of the Receivables."

Accounts

     With respect to each trust, the Indenture Trustee will establish one or more collection accounts in the name of the Indenture Trustee on behalf of the trust and for the benefit of the noteholders and any certificateholders, into which all payments made on or with respect to the receivables will be deposited. The Indenture Trustee will also establish and maintain a note distribution account, in the name of the Indenture Trustee on behalf of the noteholders, into which, to the extent and in the manner described in the prospectus supplement, amounts released from the collection account and any pre-funding account, yield supplement account, reserve account or other credit or cash flow enhancement for payment to that noteholder will be deposited and from which all distributions to those noteholders will be made.

     Unless otherwise provided in the trust agreement, the Owner Trustee will establish and maintain a certificate distribution account, in the name of the trust on behalf of the certificateholders, into which amounts released from the collection account and any pre-funding account, yield supplement account, reserve account or other credit or cash flow enhancement for distribution to those certificateholders will be deposited and from which all distributions to those certificateholders will be made. The collection account, note distribution account, certificate distribution account, any pre-funding account, any reserve account, any yield supplement account, and any other accounts identified as such in a prospectus supplement are collectively referred to as the trust accounts.

     Each trust account will be at all times an Eligible Deposit Account, unless otherwise provided in the prospectus supplement. If any trust account held by the Indenture Trustee in its own trust department ceases to be an Eligible Deposit Account, the Indenture Trustee will be required to transfer that account to an Eligible Bank or otherwise cause that account to again become an Eligible Deposit Account.

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

     The trust accounts may be maintained with the Bank, or any affiliate of the Bank, if the Bank or that affiliate, as the case may be, and the trust accounts meet the eligibility criteria described in the preceding paragraphs.

     Funds in the trust accounts will be invested in Eligible Investments. Investments of amounts on deposit in the trust accounts with respect to any Collection Period or distribution date are limited to obligations or securities that mature not later than the Deposit Date. However, to the extent permitted by each rating agency, funds on deposit in any reserve account may be invested in securities that will not mature prior to the date of the next distribution with respect to the securities. Unless otherwise provided in the prospectus supplement, any earnings, net of losses and investment expenses, on amounts on deposit in the trust accounts will be paid to the servicer and will not be available to noteholders.

     The Indenture Trustee will be the initial paying agent under each indenture. An alternate paying agent may be appointed for the purpose of making distributions to the noteholders in the manner provided in the indenture.

Servicing Procedures

     The servicer will service the receivables of each trust and will make reasonable efforts to collect all payments due on those receivables. The servicer will follow the collection and servicing procedures as it follows with respect to comparable new or used automobile receivables that it services for itself and that are consistent with prudent industry standards and consistent with the sale and servicing agreement and with the terms of the receivables. See "The Motor Vehicle Loan Portfolio--Servicing and Collections." The servicer shall be entitled to amend or modify any receivable in accordance with its customary procedures if the servicer believes in good faith that such amendment or modification is in the best interest of the trust. The servicer may also permit extensions or payment deferrals for a receivable if it meets certain eligibility requirements. See "The Motor Vehicle Loan Portfolio-Servicing and Collections." Notwithstanding the foregoing, the servicer may not (1) extend a receivable beyond the last day of the Collection Period immediately preceding the latest final scheduled distribution date for any class of securities or (2) amend or modify the Receivable Balance or Contract Rate of any receivable, except as required by court order or applicable law and will be obligated to purchase any receivable so extended, amended or modified. Any required purchase will constitute the sole remedy available to the noteholders, the Indenture Trustee or the Owner Trustee for any uncured breach.

     Each sale and servicing agreement will provide that the servicer, on behalf of the trust, shall use reasonable efforts, consistent with its customary servicing procedures, to repossess or otherwise take possession of the financed vehicle securing any Liquidating Receivable. See "The Motor Vehicle Loan Portfolio--Servicing and Collections." The servicer shall follow those customary and usual practices and procedures as it shall deem necessary or advisable in its servicing of new or used automobile receivables, which may include reasonable efforts to realize upon any recourse to dealers, consigning the financed vehicle to a dealer for resale and selling the financed vehicle at public or private sale. See "Legal Aspects of the Receivables." The servicer will deposit any Liquidation Proceeds, net of expenses and other costs incurred in the collection of a Liquidating Receivable or disposition of a financed vehicle, in the collection account.

     In the event the servicer determines that, after it has exhausted all customary and usual collection practices and procedures, including efforts to repossess and liquidate a financed vehicle or recover a deficiency balance related to a Liquidating Receivable, further collection efforts by it as to that receivable will not result in the realization of additional proceeds to the trust, the servicer may, on behalf of the trust, sell the receivable to any person not affiliated with the servicer free and clear of the rights of the trust. All proceeds of the sale of such receivables shall be deposited directly in or credited to the collection account.

Collections

     With respect to each trust, the servicer will deposit all payments on the receivables, from whatever source, and all proceeds of those receivables collected during each Collection Period into the collection account on a daily basis within forty-eight hours of receipt. However, at any time that and for so long as each condition to making deposits less frequently than daily as may be required by the rating agencies or any enhancement provider or as set forth in the prospectus supplement is satisfied, the servicer will not be required to deposit those amounts into the collection account until on or before the Deposit Date preceding the distribution date. Pending deposit into the collection account, collections may be invested by the servicer at its own risk and for its own benefit and will not be segregated from its own funds. If the servicer were unable to remit those funds, noteholders might incur a loss. The servicer may, in order to satisfy the requirements described above, obtain letters of credit or other security for the benefit of the trust to secure timely remittances of collections on the receivables.

Servicing Compensation and Payment of Expenses

     Unless otherwise specified in the prospectus supplement with respect to any trust, the servicer will be entitled to receive the Total Servicing Fee for each Collection Period payable on the related distribution date, which consists of the Servicing Fee, any interest earned during the Collection Period on deposits in the trust accounts to the extent set forth in the prospectus supplement and any portion of the Servicing Fee that remains unpaid from prior distribution dates, will be paid solely to the extent of amounts allocable to the Total Servicing Fee as specified in the prospectus supplement. The servicer will be entitled to reimbursement from each trust for certain liabilities.

     The Servicing Fee will compensate the servicer for performing the functions of a third-party servicer of motor vehicle receivables as an agent for the noteholders, including:

        .    collecting and posting all payments by obligors,

        .    responding to inquiries of obligors,

        .    investigating delinquencies, and

        .    reporting tax information to obligors.

     The Servicing Fee also will compensate the servicer for administering the receivables of a trust, accounting for collections and furnishing monthly and annual statements to the Owner Trustee and the Indenture Trustee with respect to distributions.

     The Servicing Fee will also compensate the servicer for:

        .    certain taxes, accounting fees,

        .    outside auditor fees,

        . the fees of the paying agent, the transfer agent, the registrar and the Owner Trustee and its counsel,

        .    data processing costs, and

        . other costs incurred in connection with administering the applicable receivables.

Net Deposits

     As an administrative convenience, the servicer, so long as no Event of Servicing Termination has occurred and is continuing and the servicer has not been terminated as servicer, will be permitted to deposit the collections, aggregate Advances and Repurchase Amounts for any trust for or with respect to the related Collection Period net of distributions to be made to the servicer or the seller for that trust with respect to that Collection Period, remitting amounts to the seller directly.

Advances

     The prospectus supplement may provide that the servicer may, in its sole discretion, make an Advance in an amount described in the prospectus supplement. The servicer may elect not to make any Advance with respect to a receivable under the circumstances described in the prospectus supplement. The servicer will be entitled to be reimbursed for outstanding Advances in the manner described in the prospectus supplement. The servicer will deposit all Advances with respect to any distribution date on the related Deposit Date.

Other Servicing Matters

     Each sale and servicing agreement will provide that the servicer may not resign from its obligations and duties as servicer, except upon a determination that the servicer's performance of those duties is no longer permissible under applicable law. A servicer's resignation will not become effective until the Indenture Trustee or a successor servicer has assumed the servicer's servicing obligations and duties under the sale and servicing agreement.

     Any corporation or other entity into which the servicer may be merged or consolidated, or that may result from any merger, conversion or consolidation to which the servicer is a party, or any entity that may succeed by purchase and assumption to all or substantially all the business of the servicer, where the servicer is not the surviving entity and where that corporation or other entity assumes the obligations of the servicer under a sale and servicing agreement, will be the successor to the servicer under that sale and servicing agreement.

     Each sale and servicing agreement will provide that the servicer will be liable only to the extent of the obligations specifically undertaken by it under that sale and servicing agreement the servicer will have no other obligations or liabilities under that sale or servicing agreement. Each sale and servicing agreement will also provide that the servicer will not be under any obligation to appear in, prosecute or defend any legal action that is not incidental to the servicer's servicing responsibilities under the sale and servicing agreement and that, in its opinion, may cause it to incur any expense or liability. The servicer may, however, at its own expense, undertake any reasonable action that it may deem necessary or desirable in respect of the sale and servicing agreement and the rights and duties of the parties to the sale and servicing agreement and the interests of the noteholders.

Distributions

     With respect to each trust, beginning on the distribution date or payment date, as applicable, specified in the prospectus supplement, distributions of principal and interest - or, where applicable, in respect of principal or interest only - on each class of those notes entitled to distributions will be made by the applicable Owner Trustee or paying agent to the noteholders of that series. The timing -monthly, quarterly or otherwise -, calculation, allocation, order, source, priorities of and requirements for all payments to any class of noteholders of that series will be set forth in the prospectus supplement.

     With respect to each trust, on each distribution date, collections on the receivables will be transferred from the collection account directly to the note distribution account and the certificate distribution account, if any, for distribution to noteholders and certificateholders to the extent provided in the prospectus supplement. Credit enhancement, such as a reserve account or yield supplement account, will be available to cover any shortfalls in the amount available for distribution on that date to the extent specified in the prospectus supplement.

     Except as otherwise provided in the prospectus supplement, distributions of interest on the notes will be made prior to distributions of principal on the notes. Distributions in respect of certificates will be subordinate to payments on the notes, as more fully described in the prospectus supplement.

Credit Enhancement

     The amounts and types of any credit and cash flow enhancement arrangements, and the provider thereof, if applicable, with respect to each class of notes of a given series will be set forth in the prospectus supplement. If and to the extent provided in the prospectus supplement, credit enhancement may be in the form of:

     .    one or more subordinate classes of securities,

     .    reserve or cash collateral accounts,

     .    a yield supplement agreement,

     .    a yield supplement account,

     .    over collateralization,

     .    letters of credit,

     .    credit or liquidity facilities,

     .    surety bonds,

     .    guaranteed investment contracts,

     .    swaps or other interest rate protection agreements,

     .    repurchase obligations,

     . other agreements with respect to third party payments or other support,

     .    cash deposits or

     . any other arrangements that may be described in the prospectus supplement.

     Credit or cash flow enhancement for a class of securities may cover one or more other classes of securities of the same series, and credit or cash flow enhancement for a series of securities may cover one or more other series of securities.

     The presence of a yield supplement agreement, a reserve account, a yield supplement account and other forms of credit enhancement for the benefit of any class or series of securities is intended to enhance the likelihood of receipt by the noteholders of that class or series of the full amount of principal and interest due on that note and to decrease the likelihood that those noteholders will experience losses. Unless otherwise specified in the prospectus supplement, the credit enhancement for a class or series of note will not provide protection against all risks of loss and will not guarantee repayment of the entire principal balance and interest on the notes. If losses occur that exceed the amount covered by any credit enhancement or that are not covered by any form of credit enhancement, noteholders of any class or series will bear their allocable share of deficiencies, as described in the prospectus supplement. In addition, if a form of credit enhancement covers more than one series of notes, noteholders of any covered series will be subject to the risk that the credit enhancement will be exhausted by the claims of noteholders of other series.

     The seller may add to or supplement the credit enhancement for any class of note with another form of credit enhancement without the consent of the related noteholders, provided that if the addition shall affect any class of noteholders differently from any other class of noteholders, then the addition shall not, as evidenced by an opinion of counsel, adversely affect in any material respect the interests of any class of noteholder.

     Reserve Account. If provided in the prospectus supplement, pursuant to the sale and servicing agreement, the seller will establish a reserve account which will be maintained in the name of the Indenture Trustee. Unless otherwise provided in the prospectus supplement, the reserve account will be included in the property of the trust. The reserve account will be funded by an initial deposit on the closing date and, if the related series has a Funding Period, will also be funded on each Subsequent Transfer Date. As described in the prospectus supplement, the amount on deposit in the reserve account will be increased on each distribution date up to the Specified Reserve Account Balance by the deposit in the reserve account of the amount of collections on the receivables remaining on each distribution date after the payment of all other required payments and distributions on that date. The prospectus supplement will describe the circumstances and manner under which distributions will be made out of the reserve account to holders of the securities covered by the reserve account in the event of shortfalls and with respect to amounts, if any, in excess of the Specified Reserve Account Balance, to the seller or to a third-party specified in the prospectus supplement.

     In the event the funds on deposit in a reserve account are reduced to zero, the noteholders of that series will bear directly the credit and other risks associated with ownership of the receivables held by the trust, including the risk that the trust may not have a perfected security interest in the financed vehicles. In that case, the amount available for distribution may be less than that described in the prospectus supplement and the noteholders may experience delays or suffer losses as a result, among other things, of defaults and delinquencies by the obligors or previous extensions made by the servicer.

     Yield Supplement Account; Yield Supplement Agreement. If so provided in the prospectus supplement, the seller or a third party will enter into a yield supplement agreement and/or establish a yield supplement account with the Indenture Trustee or Owner Trustee for the benefit of the holders of the related securities. A yield supplement agreement or a yield supplement account will be designed to provide payments to the noteholders in respect of receivables the Contract Rate of which is less than the sum of the applicable interest rate of the notes and the Servicing Fee Rate.

Statements to Trustees and Trust

     Prior to each distribution date, the servicer will provide to the Owner Trustee and any Indenture Trustee a statement setting forth substantially the same information for that date and the related Collection Period as is required to be provided in the periodic reports provided to noteholders of that series described in this prospectus under "Certain Information Regarding the Notes-- Reports to Noteholders."

Evidence as to Compliance

     Each sale and servicing agreement will provide that a firm of independent public accountants will annually furnish to the trust and Indenture Trustee a statement as to compliance by the servicer during the preceding twelve months or, in the case of the first certificate, from the closing date with certain standards relating to the servicing of the receivables, or as to the effectiveness of its processing and reporting procedures and certain other matters.

     Each sale and servicing agreement will also provide for delivery to the trust and the Indenture Trustee on or before March 15 of each year, beginning the first March 15 that is at least three months after the closing date, a certificate signed by an officer of the servicer stating that the servicer has fulfilled its obligations in all material respects under the sale and servicing agreement throughout the preceding twelve months or, in the case of the first certificate, from the closing date or, if there has been a default in the fulfillment of any of these obligations, describing that default.

     Copies of these statements and certificates may be obtained by noteholders by a request in writing addressed to the Indenture Trustee or Owner Trustee, as applicable.

Events of Servicing Termination

     Except as otherwise provided in the prospectus supplement, Events of Servicing Termination under each sale and servicing agreement will consist of:

     (1) any failure by the servicer to deliver to the Owner Trustee or any Indenture Trustee the servicer's report for the related Collection Period or any failure by the servicer to deliver to the Owner Trustee or Indenture Trustee for deposit in any trust account any proceeds or payments required to be delivered under the terms of those securities or the sale and servicing agreement or, in the case of a payment or deposit to be made not later than the Deposit Date, the failure to make that payment or deposit on that Deposit Date, which failure continues unremedied for five business days after the due date;

     (2) any failure by the servicer to duly observe or perform in any material respect any other covenant or agreement of the servicer set forth in the sale and servicing agreement, which failure materially and adversely affects the rights of the trust or the noteholders - which determination shall be made without regard to whether funds are available to the noteholders pursuant to any credit enhancement - and which continues unremedied for 60 days after the date of written notice of the failure to the servicer by the Owner Trustee or the Indenture Trustee or to the Owner Trustee or the Indenture Trustee and the servicer by holders of the notes, so long as notes are outstanding, evidencing not less than a majority of the principal amount of those notes then outstanding or, if no notes are outstanding, certificates of that series evidencing not less than a majority of the certificate balance then outstanding; or

     (3) certain events of bankruptcy, receivership, insolvency or similar proceedings and certain actions by the servicer indicating its insolvency pursuant to bankruptcy, receivership, conservatorship, insolvency or similar proceedings or its inability to pay its obligations.

     The holders of the related notes, so long as notes are outstanding, evidencing not less than a majority of the principal amount of those notes then outstanding or, if no notes are outstanding, certificates of that series evidencing not less than a majority of the certificate balance then outstanding, may, with the written consent of any provider of enhancement specified in the prospectus supplement, waive certain defaults by the servicer in the performance of its obligations.

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

Rights Upon Event of Servicing Termination

     Unless otherwise provided in the prospectus supplement, as long as an Event of Servicing Termination under a sale and servicing agreement remains unremedied, the Indenture Trustee or holders of notes of the related series evidencing not less than a majority of the principal amount of those notes then outstanding -or, if the notes have been paid in full and the indenture has been discharged in accordance with its terms, by the Owner Trustee or holders of certificates evidencing not less than a majority of the certificate balance then outstanding- by notice given in writing to the servicer, and to the Owner Trustee if given by the certificateholders, may terminate all the rights and obligations of the servicer under the sale and servicing agreement. If the servicer has been terminated, the Indenture Trustee or a successor servicer appointed by the Indenture Trustee will succeed to all the responsibilities, duties and liabilities of the servicer under the sale and servicing agreement and will be entitled to similar compensation arrangements.

     If no notes are outstanding, as long as an Event of Servicing Termination under the sale and servicing agreement remains unremedied, the Owner Trustee or holders of certificates of that series evidencing not less than a majority of the certificate balance then outstanding, by notice given in writing to the servicer, and to the Owner Trustee if given by certificateholders, may terminate all of the rights, duties and liabilities of the servicer under the sale and servicing agreement. If the servicer has been terminated, a successor servicer appointed by the Owner Trustee will succeed to all of the rights, duties and liabilities of the servicer under the sale and servicing agreement and will be entitled to similar compensation arrangements. In the event that the Indenture Trustee or successor servicer appointed by the Owner Trustee is unwilling or unable to so act, it may appoint, or petition a court of competent jurisdiction for the appointment of, a successor servicer to act as successor to the outgoing servicer. The Indenture Trustee or successor servicer may make arrangements for compensation to be paid, which in no event may be greater than the Servicing Fee payable under the sale and servicing agreement.

Waiver of Past Defaults

     Unless otherwise provided in the prospectus supplement, the holders of notes evidencing at least a majority in principal amount of the then outstanding notes of the related series or, the holders of any certificates of that series evidencing not less than a majority of the certificate balance then outstanding, in the case of any Event of Servicing Termination that does not adversely affect the Indenture Trustee or noteholders may, on behalf of all of those noteholders and certificateholders, waive any default by the servicer in the performance of its obligations under the sale and servicing agreement and its consequences, except an Event of Servicing Termination in making any required deposits to or payments from any of the trust accounts in accordance with the sale and servicing agreement. This waiver will not impair the noteholder's rights with respect to subsequent defaults.

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

Amendment

     Each of the Transfer and Servicing Agreements may be amended by the parties to those agreements without the consent of the related noteholders or certificateholders:

     .    to cure any ambiguity,

     . to correct or supplement any provision in the agreements that may be defective or inconsistent with any other provision in the agreements or in the Related Documents,

     . to add or supplement any credit enhancement for the benefit of noteholders or certificateholders; provided that if any addition affects any class of noteholders or certificateholders differently than any other class of noteholders or certificateholders, then the addition will not, as evidenced by an opinion of counsel, adversely affect in any material respect the interests of any class of noteholders or certificateholders,

     . to add to the covenants, restrictions or obligations of the seller, the servicer, the Owner Trustee or the Indenture Trustee, or

     . to add, change or eliminate any other provision of those agreements in any manner that will not, as evidenced by an opinion of counsel, adversely affect in any material respect the interests of the noteholders or the certificateholders.

     Each of those agreements may also be amended by the parties to the agreement with the consent of the holders of at least a majority in principal amount of the then outstanding notes and the holders of those certificates evidencing at least a majority of the certificate balance for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the agreements or modifying in any manner the rights of the noteholders or certificateholders; except that an amendment may not:

     (1) increase or reduce in any manner the amount of, or accelerate or delay the timing of, collection of payments on receivables or distributions that are required to be made on any note or certificate, any interest rate, any pass-through rate or the Specified Reserve Account Balance; or

     (2) reduce the percentage required of noteholders or certificateholders to consent to any amendment without the consent of all of the noteholders or certificateholders, as the case may be.

Payment of Notes

     Upon payment in full of all outstanding notes of a given series and the satisfaction and discharge of the indenture, the Owner Trustee will succeed to all the rights of the Indenture Trustee, and any certificateholders of that series will succeed to all the rights of the noteholders of that series under the sale and servicing agreement, except as otherwise provided in the indenture and the sale and servicing agreement.

Termination

     With respect to each trust, the obligations of the servicer, the seller, the Owner Trustee and any Indenture Trustee pursuant to the Transfer and Servicing Agreements will terminate upon the earlier of:

     . the maturity or other liquidation of the last receivable and the disposition of any amounts received upon liquidation of any property remaining in the trust, and

     . the payment to noteholders of that series of all amounts required to be paid to them pursuant to the Transfer and Servicing Agreements.

     Unless otherwise provided in the prospectus supplement, in order to avoid excessive administrative expense, the servicer will be permitted at its option to purchase all remaining trust property at a purchase price equal to the aggregate of the Repurchase Amounts of the remaining receivables, other than Liquidating Receivables, from each trust, as of the last day of any Collection Period in which:

     . the outstanding Aggregate Receivables Balance with respect to the receivables held by that trust is 10% or less - or another percentage as specified in the prospectus supplement - of the Aggregate Starting Receivables Balance; and

     . the Repurchase Amount for the receivables, other than the Liquidating Receivables, is greater than or equal to the sum of the outstanding principal balance of all of the securities, plus accrued and unpaid interest on those securities.

     As more fully described in the prospectus supplement, concurrently with the purchase event specified above, any outstanding notes of the related series will be redeemed and the subsequent distribution to any certificateholders of all amounts required to be distributed to them pursuant to the trust agreement will effect early retirement of the certificates of that series.

     The Owner Trustee and the Indenture Trustee will give written notice of termination to each noteholder of record for that series. This notice will specify the distribution date upon which those noteholders may surrender their securities to the Owner Trustee for final payment. Upon receipt of written notice by the trust, the Indenture Trustee will give written notice of redemption to each noteholder of record and the Owner Trustee will give written notice of redemption to each related certificateholder of record. The final distribution to any noteholder or certificateholder will be made only upon surrender and cancellation of that noteholder's note at an office or agency of the Indenture Trustee specified in the notice of redemption or that certificateholder's certificate at an office or agency of the Owner Trustee specified in the notice of termination.

     Subject to applicable law and after the Indenture Trustee has taken certain measures to notify noteholders, any money held by the Indenture Trustee or any paying agent in trust for payment on the notes which remain unclaimed for two years shall, upon request of that trust, be paid to that trust, or its successor. Following this payment, the Owner Trustee and any paying agent shall no longer be liable to any noteholder with respect to that unclaimed amount, and any claim with respect to that amount shall be an unsecured claim against the trust. If, within 18 months after the first notice of final payment on any certificates, there remain certificates which have not been surrendered for cancellation, the Owner Trustee may take appropriate steps to notify the
applicable certificateholders.   The cost of notice will be paid out of the
unclaimed amounts. Subject to applicable law, any funds that then remain shall be paid to the seller.

Administration Agreement

     With respect to each trust, the Bank, in its capacity as administrator, will enter into an administration agreement with the trust and the Indenture Trustee pursuant to which the administrator will agree, to the extent provided in the administration agreement, to provide the notices and to perform on behalf of the trust and Owner Trustee certain other administrative obligations required by the indenture. As compensation for the performance of the administrator's obligations under the administration agreement and as reimbursement for its related expenses, the administrator will be entitled to an administration fee, which will be paid by the servicer or as otherwise specified in the prospectus supplement.

                       LEGAL ASPECTS OF THE RECEIVABLES

Rights in the Receivables

     The receivables are "chattel paper" as defined in Article 9 of the UCC.
Article 9 of the UCC specifically states that with respect to a sale of chattel paper, the provisions of Article 9 apply. In that connection and to avail each trust and Indenture Trustee of the benefits and protections afforded by the UCC to a purchaser of chattel paper whether by reason of a sale of chattel paper or the grant of a security interest in chattel paper against other competing claimants, the trust will take actions prescribed by the UCC to "perfect" the interests of each trust and Indenture Trustee in the receivables transferred to that trust and pledged or granted to the Indenture Trustee.

     First, the seller will cause appropriate financing statements to be filed with the appropriate governmental authorities in the states of Washington, Utah and Idaho to evidence the sale to that trust and also the pledge to the Indenture Trustee. Second, following the sale and assignment of the receivables to a trust, pursuant to the sale and servicing agreement, the Custodian will be appointed by the servicer to have physical possession of the receivables and the receivable files as custodian for the trust and the Indenture Trustee. The receivables will not be stamped, or otherwise marked to indicate that they have been sold to the trust or further pledged to the Indenture Trustee; however, the servicer and the Custodian will indicate in their computer records that the receivables have been sold to that trust and pledged or granted to the Indenture Trustee and both will have notice of the interest of that trust and the Indenture Trustee in those receivables.

     If, through inadvertence or otherwise, another party purchases, or takes a security interest in, the receivables for new value in the ordinary course of business and somehow manages to take possession of the receivables without actual knowledge of the trust's or the Indenture Trustee's interests, that purchaser or secured party will acquire an interest in the receivables superior to the interest of that trust and the Indenture Trustee. Under the sale and servicing agreement, in addition to the obligation to provide for perfection as described above, the seller is also obligated to assure that the interest of the trust in the receivables is perfected in such a manner as to affect the highest priority afforded by the UCC to those interests. Under the indenture, the trust is obligated to assure that the security interest created under the indenture is maintained.

Security Interests in the Financed Vehicles

     Generally, retail motor vehicle installment sale contracts and installment loans such as the receivables evidence loans to obligors to finance the purchase of motor vehicles. The loan documents also constitute personal property security agreements and include grants of security interests in the vehicles under the UCC. Perfection of security interests in motor vehicles is generally governed by the motor vehicle registration laws of the state in which the vehicle is located.

     In Washington, Utah, Idaho and most other states, with the exception of the Idaho electronic title option described below, perfection of a security interest in the vehicle is accomplished by taking action to have the secured party's lien noted on the certificate of title. If the filing of the registration, title and lien application papers necessary to cause this notation to occur is accomplished within the appropriate period, 20 days for Idaho and Washington and 30 days for Utah, the date of perfection is generally the date that these papers were executed except that the date of perfection in Washington is the date of attachment. Otherwise, perfection is deemed to occur at the time of filing these papers. Accordingly, if for any reason there is a failure to file these papers, or take other appropriate action, within the appropriate period, subsequent purchasers and lien or security interest claimants whose interests are perfected before the filing of these papers would have prior claims to the vehicle. Also, even though the laws in Utah allow 30 days for this filing, a filing after 20 days exposes the secured party to a possible claim in a bankruptcy proceeding that the obligor's grant of the security interest is a preferential transfer.

     According to recent revisions to the laws of Washington, a security interest in a certificated vehicle may be temporarily perfected through the use of a "transitional ownership record." This is an electronic record of the interests of secured parties in a particular vehicle. It is only effective when a secured party does not possess the actual title to the vehicle and the department of licensing already has a computer record of the vehicles. None of the receivables will be perfected utilizing this revision.

     In Idaho, upon receipt of a properly completed title application, the department of motor vehicles is authorized to create a paperless electronic record of title to a vehicle in lieu of issuing a paper certificate of title if the department and the lienholder so agree in writing. Under this alternative method of registering and maintaining title to a motor vehicle, liens filed with the department shall be perfected and take priority according to the order of time in which the liens are entered into the electronic records of the department. In the absence of a written agreement between the department and the lienholder to create a paperless electronic title, the paper certificate of title is the controlling title document evidencing the recording date.

     The Bank's practice is to take any action as is required in accordance with its normal and customary servicing practices and procedures to perfect its security interest in a financed vehicle under the laws of the jurisdiction in which the financed vehicle is registered. If the Bank, because of clerical error or otherwise, has failed to take this action with respect to a financed vehicle, it will not have a perfected security interest in the financed vehicle and its security interest may be subordinate to the interests of, among others, subsequent purchasers of the financed vehicle that give value without notice of the Bank's security interest and to whom a certificate of title is issued in the purchaser's name, holders of perfected security interests in the financed vehicle, and the trustee in bankruptcy of the obligor. The Bank's security interest may also be subordinate to these third parties in the event of fraud or forgery by the obligor or administrative error by state recording officials or in the circumstances noted below. As described more fully below, the Bank will warrant in each sale and servicing agreement that it has an enforceable first priority perfected security interest with respect to each financed vehicle and will be required to repurchase the underlying receivable in the event of an uncured breach of that warranty.

     Pursuant to each sale and servicing agreement, the seller will assign its security interests in the financed vehicles, along with the sale and assignment of the receivables, to the trust. The trust will pledge this interest to the Indenture Trustee for the benefit of the noteholders and the certificateholders to the extent provided in the indenture. The certificates of title will not be endorsed or otherwise amended to identify the trust or Indenture Trustee as the new secured party, however, because of the administrative burden and expense involved.

     In Utah, Idaho and most other states, an assignment of a security interest in a financed vehicle along with the applicable receivable is effective without amendment of any lien noted on a vehicle's certificate of title or ownership, and the assignee succeeds thereby to the assignor's rights as secured party. In Utah, Idaho and most other states, in the absence of fraud or forgery by the vehicle owner or of fraud, forgery, negligence or error by the Bank or administrative error by state or local agencies, the notation of the Bank's lien on the certificates of title or ownership and/or possession of these certificates with this notation will be sufficient to protect the trust and Indenture Trustee against the rights of subsequent purchasers of a financed vehicle or subsequent lenders who take a security interest in a financed vehicle.

     There exists a risk, however, in not identifying the trust or Indenture Trustee as the new secured party on the certificate of title that the security interest of the trust or the Indenture Trustee may not be enforceable. In the event the trust or Indenture Trustee has failed to obtain or maintain a perfected security interest in a financed vehicle, their security interest would be subordinate to, among others, a bankruptcy trustee of the obligor, a subsequent purchaser of the financed vehicle or a holder of a perfected security interest.

     With respect to each trust, the seller will warrant in the sale and servicing agreement as to each receivable conveyed by it to the trust that, on the closing date, it has a valid, subsisting, and enforceable first priority perfected security interest in the financed vehicle securing the receivable, subject to administrative delays and clerical errors on the part of the applicable government agency. The security interest will be assigned by the seller to the trust. In the event of an uncured breach of that warranty, the seller will be required to repurchase the receivable for its Repurchase Amount. The repurchase obligation will constitute the sole remedy available to the affected trust, the Indenture Trustee, the Owner Trustee and the related noteholders for the breach. The seller's warranties with respect to perfection and enforceability of a security interest in a financed vehicle will not cover statutory or other liens arising after the closing date by operation of law which have priority over the security interest. Accordingly, any of these liens would not by itself give rise to a repurchase obligation on the part of the seller.

     If an obligor moves to a state other than the state in which the financed vehicle is registered, under the laws of Washington, Utah, Idaho and most other states, a perfected security interest in a motor vehicle continues for four months after the relocation. The perfected security interest continues thereafter, in most instances, until the obligor re-registers the motor vehicle in the new state, but in any event not beyond the surrender of the certificate of title.

     A majority of states require surrender of a certificate of title to reregister a motor vehicle. Many require that notice of that surrender be given to each secured party noted on the certificate of title. In those states that require a secured party to take possession of a certificate of title to perfect a security interest, the secured party would likely learn of the re-registration through the request from the obligor to surrender possession of the certificate of title. In those states that require a secured party to note its lien on a certificate of title to perfect a security interest but do not require possession of the certificate of title, the secured party would likely learn of the re-registration through the notice from the state department of motor vehicles that the certificate of title had been surrendered.

     The requirements that a certificate of title be surrendered and that notices of the surrender be given to each secured party also apply to re-registrations effected following a sale of a motor vehicle. The servicer would therefore have the opportunity to re-perfect the seller's security interest in a financed vehicle in the state of re-registration following relocation of the obligor and would be able to require satisfaction of the underlying receivable following a sale of the financed vehicle.

     In states that do not require a certificate of title for registration of a motor vehicle, re-registration could defeat perfection. In the ordinary course of servicing motor vehicle loans, the servicer takes steps to effect re-perfection upon receipt of notice of re-registration or information from the obligor of a relocation. However, there is a risk that an obligor could relocate without notification to the servicer, then file a false affidavit with the new state to cause a new certificate of title to be issued without notation of the seller's lien.

     Under the laws of Washington, Utah, Idaho and many other states, certain possessory liens for repairs performed on or storage of a motor vehicle and liens for unpaid taxes may take priority over a perfected security interest in the motor vehicle. The Code also grants priority to certain federal tax liens over the lien of a secured party. The laws of certain states and federal law permit the confiscation of motor vehicles under certain circumstances if used in unlawful activities, which may result in a loss of a secured party's perfected security interest in the confiscated motor vehicle. For each trust, the seller will warrant in the sale and servicing agreement that, as of the closing date, the seller has not taken any action which would have a material and adverse effect on the interests of the trust and noteholders. If the seller breaches this warranty, the seller will be required to repurchase the receivable secured by the financed vehicle involved. This repurchase obligation will constitute the sole remedy available to the trust, Owner Trustee, Indenture Trustee and noteholders for the breach. Any liens for repairs or taxes arising at any time after the closing date during the term of a receivable would not give rise to a repurchase obligation on the part of the seller.

Repossession

     In the event of a default by an obligor, the holder of a receivable has all the remedies of a secured party under the UCC, except where specifically limited by other state laws or by contract. The remedies of a secured party under the UCC include the right to repossession by means of self-help, unless these means would constitute a breach of the peace. Self-help repossession is the method employed by the Bank in most cases, and is accomplished simply by taking possession of the financed vehicle.

     Generally, where the obligor objects or raises a defense to repossession, the Bank must obtain a court order from the appropriate state court, and must repossess the financed vehicle in accordance with that order. In the event of a default by an obligor, the laws of many jurisdictions - but not Washington, Utah and Idaho - require that the obligor be notified of the default and be given a time period within which he may cure the default prior to repossession. However, the notice need not be given in emergency situations pursuant to an order from the appropriate state court.

Notice of Sale; Redemption Rights

     The UCC and other state laws require the secured party to provide an obligor with reasonable notice of the date, time and place of any public sale and/or the date after which any private sale of the collateral may be held. The obligor generally has the right to redeem the collateral prior to actual sale by paying the secured party the unpaid principal balance of the obligation plus accrued and unpaid interest. In most cases, the obligor must also pay reasonable expenses for repossessing, holding and preparing the collateral for disposition and arranging for its sale. In some jurisdictions, the obligor must also pay reasonable attorneys' fees. In some states - but not Washington, Utah and Idaho-the obligor has the right, prior to actual sale, to reinstatement of the original loan terms and to return of the collateral by payment of delinquent installments of the unpaid balance.

Deficiency Judgments and Excess Proceeds

     The proceeds of resale of financed vehicles generally will be applied first to the expenses of repossession and resale and then to the satisfaction of the indebtedness on the underlying receivable. While some states impose prohibitions or limitations on deficiency judgments if the net proceeds from resale do not cover the full amount of the indebtedness, a deficiency judgment can be sought in Utah, Idaho and other states that do not prohibit or limit these judgments. The ability to get a deficiency judgment assumes proper notice of sale has been given and the sale has been conducted in a commercially reasonable manner and otherwise in compliance with applicable UCC provisions.

     Although a deficiency judgment can be sought in Washington, deficiency judgments are limited to the extent the agreement so provides and the collateral is chattel paper or accounts. Any deficiency judgment would be a personal judgment against the obligor for the shortfall, however, and a defaulting obligor may have very little capital or sources of income available following repossession. Therefore, in many cases, it may not be useful to seek a deficiency judgment. If a deficiency judgment is obtained, it may be settled at a significant discount or not paid at all.

     Occasionally, after resale of a repossessed motor vehicle and payment of all expenses and indebtedness, there is a surplus of funds. In that case, the UCC requires the secured party to remit the surplus to any other holder of a lien on the financed vehicle. If no other lienholder exists or funds remain after paying the other lienholders, the secured party must remit surplus funds to the obligor.

Consumer Protection Laws

     Numerous federal and state consumer protection laws and related regulations impose substantial and detailed requirements upon lenders and servicers involved in consumer finance. These laws include:

     .    the Truth In Lending Act,

     .    the Equal Credit Opportunity Act,

     .    the Federal Trade Commission Act,

     .    the Fair Credit Billing Act,

     .    the Fair Credit Reporting Act,

     .    the Fair Debt Collection Practices Act,

     .    the Magnuson-Moss Warranty Act,

     . the Federal Reserve Board's Regulations B, Z, and AA, and other similar acts and regulations,

     . state adoptions of the National Consumer Act and of the Uniform Consumer Credit Code, and

     .    other similar laws.

     Also, state laws impose other restrictions on consumer transactions, may require contract disclosures in addition to those required under federal law and may limit the remedies available in the event of default by an obligor. These requirements impose specific statutory liabilities upon creditors who fail to comply with their provisions where applicable. In most cases, this liability could affect the ability of an assignee, such as a trust or an Indenture Trustee, to enforce secured loans such as the receivables.

     The FTC Rule subjects a seller of motor vehicles, and some related lenders and their assignees, in a consumer credit transaction and any assignee of the seller to all claims and defenses which the purchaser could assert against the seller. Liability under the FTC Rule is limited to the amounts paid by the purchaser under the contract, and the holder of the contract may also be unable to collect any balance remaining due thereunder from the purchaser. The FTC Rule is generally duplicated by state statutes or the common law in most states. Although the Bank is not a seller of motor vehicles and is not subject to the jurisdiction of the FTC, the loan agreements evidencing the receivables contain provisions which contractually apply the FTC Rule. Accordingly, the Bank, and each trust as a holder of receivables, will be subject to any claims or defenses that the purchaser of a financed vehicle may assert against the seller of that vehicle. In Washington, Utah and Idaho, those claims and defenses could also arise under state "lemon laws," statutes governing the sale of "salvage" vehicles, and other consumer protection laws. Other examples of these claims include, but are not limited to, breach of implied UCC warranties and fraud.

     Under the motor vehicle dealer licensing laws of most states, sellers of motor vehicles are required to be licensed to sell those vehicles at retail sale. In addition, for used motor vehicles, the FTC's Rule on Sale of Used Vehicles requires that all sellers of used motor vehicles prepare, complete and display a "Buyer's Guide" which explains the warranty coverage of the vehicles. Federal Odometer Regulations promulgated under the Motor Vehicle Information and Cost Savings Act require that all sellers of used motor vehicles furnish a written statement signed by the seller certifying the accuracy of the odometer reading. If a seller is not properly licensed or if either a Buyer's Guide or Odometer Disclosure Statement was not properly provided to the purchaser of a financed vehicle, the purchaser may be able to assert a claim against the seller of that vehicle. Although the Bank is not a seller of motor vehicles and is not subject to those laws, a violation of those laws may form the basis for a claim or defense against the Bank or a trust as a holder of the affected receivable.

     Courts have applied general equitable principles to secured parties pursuing repossession or litigation involving deficiency balances. These equitable principles may relieve an obligor from some or all of the legal consequences of a default.

     The seller will warrant in each sale and servicing agreement as to each receivable conveyed by it to the trust that the receivable complied at the time it was originated and as of the closing date in all material respects with all requirements of applicable law. If, as of the cutoff date, an obligor had a claim against the trust for violation of any law and that claim materially and adversely affects that trust's interest in a receivable, that violation would create an obligation of the seller to repurchase the receivable unless the breach was cured. This repurchase obligation will constitute the sole remedy of the trust, Indenture Trustee, Owner Trustee and noteholders against the seller for any uncured breach. See "Description of the Transfer and Servicing Agreements--Sale and Assignment of the Receivables."

Other Limitations

     In addition to the laws limiting or prohibiting deficiency judgments, numerous other statutory provisions, including federal bankruptcy laws and related state laws, may interfere with or affect the ability of a lender to realize upon collateral or enforce a deficiency judgment. For example, in a Chapter 13 proceeding under the United States Bankruptcy Code, a court may prevent a lender from repossessing a motor vehicle and, as part of the rehabilitation plan, reduce the amount of the secured indebtedness to the market value of that vehicle at the time of bankruptcy, as determined by the court. This would leave the party providing financing as a general unsecured creditor for the remainder of the indebtedness. A bankruptcy court may also reduce the monthly payments due under a contract or change the rate of interest and time of repayment of the indebtedness.

     The seller intends that the transfer of the receivables under each sale and servicing agreement constitute a sale. FIRREA sets forth certain powers that the FDIC could exercise if it were appointed as receiver for the seller. Subject to clarification by FDIC regulations or interpretations, it would appear from the positions taken by the FDIC before and after the passage of FIRREA that the FDIC in its capacity as receiver for the seller would not interfere with the timely transfer to a trust of payments collected on the receivables.

     To the extent that the seller is deemed to have granted a security interest in the receivables to a trust, and that interest was validly perfected before the seller's insolvency and was not taken in contemplation of insolvency, that security interest should not be subject to avoidance, and payments to the trust with respect to the affected receivables should not be subject to recovery by the FDIC as receiver. If, however, the FDIC were to assert a contrary position, such as by requiring the Indenture Trustee, on behalf of the trust, to establish its right to those payments by submitting to and completing the administrative claims procedure established under FIRREA, delays in distributions on the securities and possible reductions in the amount of those payments could occur. Alternatively, in these circumstances, the FDIC might have the right to repay the securities for an amount which may be greater or less than the principal balance of the securities and which would shorten their weighted average life.

                             ERISA CONSIDERATIONS

     ERISA and Section 4975 of the Code impose certain requirements on Plans, and on persons who are fiduciaries with respect to Plans, in connection with the investment of Plan Assets. ERISA generally imposes on Plan fiduciaries certain general fiduciary requirements, including those of investment prudence and diversification and the requirement that a Plan's investments be made in accordance with the documents governing the Plan. Generally, any person who has discretionary authority or control respecting the management or disposition of Plan Assets, and any person who provides investment advice with respect to Plan Assets for a fee, is a fiduciary with respect to those Plan Assets.

     ERISA and Section 4975 of the Code prohibit a broad range of transactions involving Plan Assets and Parties in Interest or Disqualified Persons, unless a statutory or administrative exemption is available. Parties in Interest or Disqualified Persons that participate in a prohibited transaction may be subject to a penalty imposed under ERISA and/or an excise tax imposed pursuant to
Section 4975 of the Code, unless a statutory or administrative exemption is available. These prohibited transactions generally are set forth in Section 406 of ERISA and Section 4975 of the Code. The acquisition or holding of securities by a Plan or with Plan Assets could be considered to give rise to a prohibited transaction if the seller, the servicer, the trust or any of their respective Affiliates is or becomes a party in interest or a disqualified person with respect to the Plan.

     In addition, certain transactions involving a trust might be deemed to constitute prohibited transactions under ERISA and the Code with respect to a Plan that purchased securities if assets of the trust were deemed to be Plan Assets of the Plan. Under the Plan Assets Regulation, the assets of the trust would be treated as Plan Assets only if the Plan acquired an "equity interest" in the trust and none of the exceptions in the Plan Assets Regulation was applicable. An equity interest is defined under the Plan Assets Regulation as an interest other than an instrument which is treated as indebtedness under local law and which has no substantial equity features.

     Any fiduciary or other Plan investor considering whether to purchase any securities on behalf of or with Plan Assets of any Plan should consult with its counsel and refer to the prospectus supplement for guidance regarding the ERISA Considerations applicable to the securities offered by that prospectus supplement.

     Some employee benefit plans, such as governmental plans, as defined in
Section 3(32) of ERISA and some church plans, as defined in Section 3(33) of ERISA, are not subject to the requirements of ERISA or Section 4975 of the Code. Accordingly, assets of these plans may be invested in the securities without regard to the ERISA considerations described in this prospectus, subject to the provisions of our applicable federal and state law. However, any plan that is qualified and exempt from taxation under Section 401(a) and 501(a) of the Code is subject to the prohibited transaction rules set forth in Section 503 of the Code.

                             PLAN OF DISTRIBUTION

     On the terms and conditions set forth in an underwriting agreement for each trust, the seller will sell to each of the underwriters named in the underwriting agreement and in the prospectus supplement, and each of the underwriters will severally agree to purchase from the seller, the principal amount of each class of notes of the series set forth in the underwriting agreement and in the prospectus supplement. One or more classes of a series may not be subject to an underwriting agreement. Any of these classes will be retained by the seller or sold in a private placement.

     In each underwriting agreement, the underwriters will agree, subject to the terms and conditions set forth in the underwriting agreement, to purchase all of the notes described in the underwriting agreement which are offered by this prospectus and by the prospectus supplement if any of those notes are purchased. In the event of a default by any underwriter, each underwriting agreement will provide that, in certain circumstances, purchase commitments of the nondefaulting underwriters may be increased or the underwriting agreement may be terminated.

     Each prospectus supplement will either:

     . set forth the price at which each class of notes being offered by that prospectus supplement will be offered to the public and any concessions that may be offered to certain dealers participating in the offering of those notes, or

     . specify that the notes are to be resold by the underwriters in negotiated transactions at varying prices to be determined at the time of the sale.

     After the initial public offering of any notes, the public offering prices and the concessions may be changed.

     Each underwriting agreement will provide that the seller will indemnify the underwriters against certain civil liabilities, including liabilities under the Securities Act, or contribute to payments the several underwriters may be required to make in respect of those liabilities. Each trust may invest funds in its trust accounts in Eligible Investments acquired from the underwriters or from the seller or any of its affiliates.

     Underwriters may engage in over-allotment transactions, stabilizing transactions, syndicate covering transactions and penalty bids with respect to the notes in accordance with Regulation M under the Exchange Act. Over-allotment transactions involve syndicate sales in excess of the offering size, which creates a syndicate short position. Stabilizing transactions permit bids to purchase the note so long as the stabilizing bids do not exceed a specified maximum. Syndicate covering transactions involve purchases of the notes in the open market after the distribution has been completed in order to cover syndicate short positions. Penalty bids permit the underwriters to reclaim a selling concession from a syndicate member when the notes originally sold by the syndicate member are purchased in a syndicate covering transaction. These over-allotment transactions, stabilizing transactions, syndicate covering transactions and penalty bids may cause the prices of the notes to be higher than they would otherwise be in the absence of these transactions. Neither the seller nor any of the underwriters will represent that they will engage in any of these transactions or that these transactions, once commenced, will not be discontinued without notice.

     The underwriting agreement will provide that the closing of the sale of any class of notes subject to that underwriting agreement will be conditioned on the closing of the sale of all other classes of notes of that series.

     The prospectus supplement will state the place and time of delivery for the notes of any series in respect of which this prospectus is delivered.

                                 LEGAL MATTERS

     Certain legal matters will be passed upon for the seller by Ray, Quinney & Nebeker, Salt Lake City, Utah and Perkins Coie LLP, Seattle, Washington and for the underwriters by Kirkland & Ellis. Certain federal income tax and other matters will be passed upon for the seller by Kirkland & Ellis. Certain Idaho state tax and other matters will be passed upon for the seller by Moffatt, Thomas, Barrett, Rock & Fields, Chtd. A daughter of the chief executive officer of First Security Corporation is a shareholder and director of Ray, Quinney & Nebeker.

                      WHERE YOU CAN FIND MORE INFORMATION

     We filed a registration statement relating to the notes with the SEC. This prospectus is part of the registration statement, but the registration statement includes additional information.

     The servicer will file with the SEC all required annual, monthly and special SEC reports and other information about the trust.

     You may read and copy any reports, statements or other information we file at the SEC's public reference room in Washington, D.C., New York, New York or Chicago, Illinois. You can request copies of these documents, upon payment of a duplicating fee, by writing to the SEC. Please call the SEC at (800) SEC-0330 for further information on the operation of the public reference rooms. Our SEC filings are also available to the public over the Internet at the SEC web site (http://www.sec.gov).

     The SEC allows us to "incorporate by reference" information we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus. Information that we file later with the SEC will automatically update the information in this prospectus. In all cases, you should rely on the later information over different information included in this prospectus or the prospectus supplement.

     As a recipient of this prospectus, you may request a copy of any document we incorporate by reference, except exhibits to the documents (unless the exhibits are specifically incorporated by reference), at no cost, by writing or calling us at: 801-246-5976.

                                   GLOSSARY

     "Advance" means a payment that the servicer may make with respect to each delinquent receivable.

     "Aggregate Receivables Balance" means, as of any date, the sum of the Receivable Balances of all outstanding receivables (other than Liquidating Receivables) held by the trust on that date.

     "Aggregate Starting Receivables Balance" shall mean the sum of the Aggregate Receivables Balance of all receivables transferred to the trust as of the cutoff date. That amount will be specified in the prospectus supplement.

     "Applicable Trustee" means the Owner Trustee or the Indenture Trustee, as applicable based on the context in which the term is used.

     "Base Rate" means an interest rate basis upon which the interest rate payable on Floating Rate Notes is calculated.

     "Certificate Pool Factor" means, for any class of certificates, a seven-digit decimal which the servicer will compute prior to each distribution with respect to that class of certificates, as of the close of that date (after giving effect to distributions to be made on that date), as a fraction of the initial certificate balance of that class of certificates.

     "Collection Period" means a collection period specified in the prospectus supplement.

     "Commodity Indexed Notes" means a class of Indexed Notes for which the Index is determined by reference to an Indexed Commodity.

     "Cooperative" means Euroclear Clearance System, S.C., a Belgian cooperative corporation.

     "Currency Indexed Notes" means a class of Indexed Notes for which the Index is determined by reference to an Indexed Currency.

     "Custodian" means First Security Service Corporation in its role as custodian of the receivables and the receivables files.

     "Definitive Notes" means notes issued in fully registered, certificated form.

     "Deposit Date" means the business day preceding the related distribution date or, with respect to the note distribution account, the next payment date.

     "Disqualified Persons" means persons under the Code who have certain specified relationships to a Plan or its Plan Assets.

     "Eligible Bank" means any institution with trust powers -which may be the Bank or the Owner Trustee, organized under the laws of the United States of America or any one of the states thereof or the District of Columbia, or any domestic branch of a foreign bank, which has a combined capital and surplus in excess of $100,000,000, the deposits of which are insured to the full extent permitted by law by the FDIC, which is subject to supervision and examination by federal or state banking authorities and which has

     (1) (a) a rating of at least P-1 from Moody's and A-1+ from S&P with respect to short-term deposits obligations, and

          (b) a rating of A2 or higher from Moody's and A from S&P with respect to long-term unsecured debt obligations, or

     (2) those other ratings that may be described in a prospectus supplement.

     "Eligible Deposit Account" means either-

     (1)  a segregated account with an Eligible Bank, or

     (2) a segregated trust account with the trust department of a depository institution organized under the laws of the United States of America or any one of the states thereof or the District of Columbia (or any domestic branch of a foreign bank), having trust powers and acting as trustee for funds deposited in that account, so long as the long-term unsecured debt of that depository institution shall have a credit rating from each rating agency in one of its generic rating categories which signifies investment grade.

     "Eligible Investments" means investments which will generally be limited to those acceptable to the rating agencies as being consistent with the rating of the securities. Eligible Investments may include, if otherwise eligible, debt securities of the Owner Trustees, the Bank or any of their affiliates and money market funds for which the Owner Trustees, the Indenture Trustees, the Bank or any of their affiliates is an investment manager or investment advisor.

     "Euroclear Operator" means the Brussels, Belgium office of Morgan Guaranty Trust Company of New York.

     "Events of Default" means, unless otherwise specified in the prospectus supplement, events under the indenture which consist of:

     (1) a default in the payment of any interest on any note for a period of five days;

     (2) a default in the payment of the principal of or any installment of the principal of any note when that payment or installment becomes due and payable;

     (3) a default in the observance or performance of any covenant or agreement of the trust made in the indenture which default materially and adversely affects the rights of the noteholders, and which default continues for a period of 30 days after written notice of the default is given to the trust by the Indenture Trustee or to the trust and the Indenture Trustee by the holders of at least a majority in principal amount of those notes then outstanding, or for a longer period, not in excess of 90 days, as may be reasonably necessary to remedy the default; provided that the default is capable of remedy within 90 days or less; or

     (4) specified events of bankruptcy, insolvency, receivership or liquidation of the trust.

     However, the amount of principal required to be paid to noteholders of a series under the indenture will generally be limited to amounts available to be deposited in the note distribution account, absent acceleration of the notes.

     "Events of Servicing Termination" is defined in the section "Description of the Transfer and Servicing Agreements-Events of Servicing Termination."

     "FDIA" means the Federal Deposit Insurance Act, as amended by FIRREA.

     "FDIC" means the Federal Deposit Insurance Corporation.

     "FIRREA" means the Financial Institutions Reform, Recovery and Enforcement Act of 1989.

     "Fixed Rate Notes" means securities which bear interest at a fixed rate per annum.

     "Floating Rate Notes" means securities which bear interest at a variable or adjustable rate per annum.

     "FTC Rule" means the FTC's holder-in-due-course rule.

     "Index" means the reference measure used to calculate the Indexed Principal Amount on an Indexed Note.

     "Indexed Commodity" means the commodity specified in the prospectus supplement to which an Index is related.

     "Indexed Currency" means the currency or composite currency specified in the prospectus supplement to which an Index is related.

     "Indexed Principal Amount" means the principal amount payable at the final scheduled distribution date for a class of Indexed Notes.

     "Indexed Notes" means a class of securities for which the Indexed Principal Amount is determined by reference to an Index.

     "Initial Receivable Balance" means, for a receivable,

     (1) the aggregate amount advanced toward the purchase price of all financed vehicles related to that receivable, including insurance premiums, federal excise taxes, sales taxes and other items customarily financed as part of motor vehicle loans and related costs, less

     (2) payments received from the obligor prior to the related cutoff date allocable to principal in accordance with the terms of the receivable.

     "Interest Reset Period" will be defined in the prospectus supplement.

     "Liquidating Receivable" means a receivable which the servicer has determined to charge off during any Collection Period in accordance with its customary servicing practices.

     "Liquidation Proceeds" means, with respect to any distribution date and a receivable that became a Liquidating Receivable during the Collection Period:

     (1) insurance proceeds received during the Collection Period by the servicer relating to the financed vehicle;

     (2) amounts received by the servicer during the Collection Period from a dealer under a dealer agreement; and

     (3) monies collected by the servicer from whatever source during the Collection Period on the Liquidating Receivable, net of expenses incurred by the servicer in connection with that receivable and the disposition of the financed vehicle and any payments required by law to be remitted to the obligor - in no event less than zero.

     "Note Pool Factor" means, for each class of notes, a seven-digit decimal which the servicer will compute prior to each distribution to that class of notes.

     "Parties in Interest" means persons under ERISA who have certain specified relationships to a Plan or its Plan Assets.

     "Plans" means employee benefit plans and certain other plans and arrangements, including individual retirement accounts and annuities, Keogh plans and certain collective investment funds or insurance company general or separate accounts in which these plans, accounts or arrangements are invested, that are subject to the fiduciary responsibility provisions of ERISA and/or
Section 4975 of the Code.

     "Plan Assets" means the plan assets of Plans.

     "Plan Assets Regulations" means a regulation issued by the United States Department of Labor regulating the investment of Plan Assets.

     "Pre-Funded Amount" means a portion of the proceeds of a sale of securities used to pay the purchase price for Subsequent Receivables and related purposes. The Pre-Funded Amount shall be held in a trust account.

     "Receivable Balance" means, as of the last day of the related Collection Period, for any receivable, the Initial Receivable Balance minus the sum, in each case computed in accordance with the terms of the receivable, of-

     (1) that portion of payments due on and after the cutoff date and on or prior to the last day of the related Collection Period allocated to principal,

     (2) any prepayments applied by the servicer to reduce the Receivable Balance, and

     (3) that portion of the following received and allocated to principal by the servicer:

          (a) proceeds from any insurance policies covering the financed vehicle or financed vehicles,

          (b)  Liquidation Proceeds, and

          (c)  proceeds from any dealer agreement.

The obligor on a receivable secured by multiple financed vehicles may prepay an amount corresponding to the outstanding principal balance for one or more of those financed vehicles and the security interest in those vehicles will generally be released.

     "Related Documents" means the Transfer and Servicing Agreements and the related documents with respect to that trust.

     "Repurchase Amount" means the unpaid principal balance owed by an obligor on a receivable plus interest at the respective contract rate of interest through the last day of the month of repurchase.

     "Rules" means the rules, regulations and procedures creating and affecting DTC and its operations.

     "Servicing Fee" means an amount equal to the sum of

     (1) the product of one-twelfth of the Servicing Fee Rate specified in the prospectus supplement and the Aggregate Receivables Balance as of the close of business on the last day of the second Collection Period immediately preceding the Collection Period in which that distribution date occurs, and

     (2) unless otherwise specified in the prospectus supplement with respect to any trust, any late fees, prepayment charges and deferral fees and other fees and charges collected during the Collection Period.

     "Specified Reserve Account Balance" will be defined in the prospectus supplement.

     "Spread" means the number of basis points - one basis point equals one one-hundredth of a percentage point - added to the Base Rate when determining the interest rate payable on Floating Rate Notes.

     "Spread Multiplier" means the percentage that may be multiplied by the Base Rate when determining the interest rate payable on Floating Rate Notes.

     "Stock Index" means the stock index specified in the prospectus supplement to which an Index is related.

     "Stock Indexed Notes" means a class of Indexed Notes for which the Index is determined by reference to a Stock Index.

     "Strip Notes" means notes entitled to-

     (1) principal payments with disproportionate, nominal or no interest payments, or

     (2) interest payments with disproportionate, nominal or no principal payments.

     "Subsequent Receivables" means additional receivables that the trust may have the right to purchase from the seller after the securities are issued, if certain conditions are satisfied and if so specified in the prospectus supplement.

     "Subsequent Transfer Date" means each date specified as a transfer date in the prospectus supplement.

     "Total Servicing Fee" means the Servicing Fee, together with any portion of the Servicing Fee that remains unpaid from prior distribution dates.

     "Transfer and Servicing Agreements" means the sale and servicing agreement, the trust agreement and the indenture.

                                    PART II
                    INFORMATION NOT REQUIRED IN PROSPECTUS


Item 13. Other Expenses of Issuance and Distribution.

         Estimated expenses in connection with the offering of the Securities being registered herein are as follows:

            SEC filing fee........................................  $  528,000
            Legal fees and expenses...............................  $  400,000
            Accounting fees and expenses..........................  $  120,000
            Rating agency fees....................................  $  570,000
            Trustee fees and expenses.............................  $   45,000
            Blue sky expenses (including counsel).................  $   75,000
            Printing and engraving................................  $  125,000
            Miscellaneous.........................................  $  200,000
                                                                    ----------
                 Total............................................  $2,063,000
                                                                    ==========


Item 14. Indemnification of Directors and Officers.

         The Articles of Association of First Security Bank, N.A. (the "Bank") requires the Bank to indemnify its officers and directors against reasonable expenses (in the event of a derivative claim), and against reasonable expenses and damages (in the event of a third-party claim). This indemnity is available only if the officer or director in question was at the time of the acts complained of acting in his or her official capacity, in good faith and in or not opposed to the best interests of the Bank. However, no indemnity is allowed by the Bank if the officer or director is found to have been guilty of a crime, or to have acted in a manner evidencing willful misconduct or gross negligence, or where there is a final order assessing civil money penalties or requiring payments by the officer or director to the Bank. The Bank will not provide indemnity for a derivative claim if the officer or director shall have been adjudged to be liable for negligence or misconduct in the performance of his or her duty to the Bank, unless a court shall nevertheless determine that indemnity is proper. The availability of indemnification for an officer or director will be determined under the foregoing standards by (a) a majority of disinterested directors, (b) the opinion of independent legal counsel retained to examine the conduct in question, or (c) a vote of the shareholders of the Bank.


Item 15. Recent Sales of Unregistered Securities

         Inapplicable.

Item 16.  Exhibits and Financial Statement Schedules.

          (a) Exhibits.

     Number           Description
     ------           -----------
       1.1            Form of Underwriting Agreement

       3.1***         Articles of Association, as amended, of First Security Bank, N.A.

       3.2***         Bylaws, as amended, of First Security Bank, N.A

       4.1 Form of Indenture between the Owner Trustee and the Indenture Trustee, including the form of Notes as exhibits thereto

       4.2            Form of Trust Agreement between First Security Bank, N.A.
                      and the Owner Trustee

       4.3            Form of Trust Sale and Servicing Agreement between First
                      Security Bank, N.A. and the Trust

       4.4            Form of Administration Agreement

       5.1            Opinion of Kirkland & Ellis re Legality

       8.1            Opinion of Kirkland & Ellis re Tax Consequences

      24.1            Consent of Kirkland & Ellis (contained in Exhibits 5.1 and 8.1)

      24.2            Consent of Ray, Quinney & Nebeker

      24.3            Consent of Moffatt, Thomas, Barrett, Rock & Fields, Chtd.

      24.4            Consent of Perkins Coie LLP

      25.1*           Powers of Attorney of directors and officers of First Security Bank, N.A.
                      (included on the signature pages to the Registration Statement)

      25.2**          Form T-1 Statement of Eligibility

 ____________

*   Previously filed.
** To be filed in accordance with Section 305(b)(2) of the Trust Indenture Act of 1939
*** Incorporated by reference to Registration Statement No. 333-70003

    (b) Financial Statement Schedules.

        Not applicable.

Item 17.  Undertakings.

          (a) As to Rule 415: The undersigned registrant hereby undertakes:

              (1) To file, during any period in which offers or sales are being made of the securities registered hereby, a post-effective amendment to this registration statement;

                    (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                    (ii) to reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment hereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar volume of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

                    (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in this registration statement;

     provided, however, that the undertakes set forth in clauses (i) and (ii) above do not apply if the information required to be included in a post-effective amendment by those clauses is contained in periodic reports filed with or furnished to the Securities and Exchange Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement.

               (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

               (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (b) As to documents subsequently filed that are incorporated by reference: The undersigned registrant hereby undertakes that, for the purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this registration statement shall be deemed to be a new registration statement to the securities offered therein and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (c) As to indemnification: Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

          (d) As to Rule 430A: The undersigned registrant hereby undertakes that:

               (1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

               (2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement with regard to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (e) As to qualification of Trust Indentures under the Trust Indenture Act of 1939 for delayed offerings: The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Securities and Exchange Commission under Section 305(b)92) of the Securities Act.